Exhibit 10.1

Execution Version

AMENDMENT NO. 5 TO CREDIT AGREEMENT AND
AMENDMENT NO. 2 TO GUARANTEE AGREEMENT

This AMENDMENT No. 5 to Credit Agreement and AMENDMENT No. 2 to Guarantee Agreement, dated as of September 11, 2026 (this “Agreement”), is entered into by and among ALPINE HOLDING II, LLC, a Delaware limited liability company (“Holdings”), PF PROPPANT HOLDING, LLC, a Texas limited liability company (the “Borrower”), ALPINE SILICA, LLC, a Texas limited liability company (“Alpine Silica”), SUNNY POINT AGGREGATES, LLC, a Louisiana limited liability company, PERFORMANCE PROPPANTS INTERNATIONAL, LLC, a Louisiana limited liability company, PERFORMANCE PROPPANTS, LLC, a Texas limited liability company, RED RIVER LAND HOLDINGS, LLC, a Louisiana limited liability company, PERFORMANCE ROYALTY, LLC, a Louisiana limited liability company, ALPINE MONAHANS, LLC, a Delaware limited liability company, ALPINE MONAHANS II, LLC, a Delaware limited liability company, MONARCH SILICA, LLC, a Texas limited liability company and ALPINE REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company (collectively, the “Subsidiary Guarantors” and, together with Holdings and the Borrower, the “Obligors”), PROFRAC HOLDING CORP. (the “Parent Guarantor”), BEAL BANK USA (the “Initial Lender”) constituting all Lenders immediately prior to giving effect to this Agreement, CLMG CORP., a Texas corporation (“CLMG”), as the agent (the “Agent”) and CLMG, as the collateral agent (the “Collateral Agent” and, together with the Initial Lender and the Agent, the “Lender Parties”).

RECITALS

WHEREAS, Holdings, Borrower, the Subsidiary Guarantors, the several lenders from time to time party thereto, the Agent and the Collateral Agent are parties to that certain Term Loan Credit Agreement, dated as of December 27, 2023 (as amended by that certain Amendment No. 1 and Consent to Credit Agreement, dated as of June 19, 2024, that certain Amendment No. 2 and Consent to Credit Agreement, dated as of December 30, 2024, that certain Amendment No. 3 to Credit Agreement and Amendment No. 1 to Guarantee Agreement, dated as of June 26, 2025 and that certain Amendment No. 4 to Credit Agreement, dated as of December 18, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein having the definitions given thereto in the Credit Agreement;

WHEREAS, the Parent Guarantor and the Agent are parties to that certain Guarantee Agreement, dated as of December 27, 2023 (as amended by that certain Amendment No. 3 to Credit Agreement and Amendment No. 1 to Guarantee Agreement, dated as of June 26, 2025 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Unsecured ProFrac Guarantee”); and

WHEREAS, the Parties desire to amend certain provisions of (i) the Credit Agreement and (ii) the Unsecured ProFrac Guarantee, in the manner set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Amendments to the Credit Agreement. Pursuant to Section 12.1 of the Credit Agreement, each of Holdings, the Borrower, the Subsidiary Guarantors, the Initial Lender, the Agent and the Collateral Agent acknowledges and agrees that, effective on and as of the Effective Date (as defined below), (i) the

Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in full in Exhibit A hereto and (ii) Exhibit C to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit B hereto.
2.
Amendments to Unsecured Guarantee Agreement. Pursuant to Section 8 of the Unsecured ProFrac Guarantee, each of the Parent Guarantor and the Agent acknowledges and agrees that, effective on and as of the Effective Date, Section 7(k) of the Guarantee Agreement is hereby amended and restated as follows:

“(k) (i) shall beneficially own (and of record own) and Control, directly or indirectly, at least 50.1% of the equity interests in each of ProFrac Holdings II, LLC and Holdings (any failure or noncompliance with the foregoing, a “Loss of Control”) (it being understood and acknowledged that any occurrence of a Loss of Control shall constitute an Event of Default, regardless of whether the Guarantor or any other Person permitted the same); and (ii) shall not make any Distribution, whether in Cash or in other property or assets of such Person, other than (1) distributions in Stock of the Guarantor or other Stock of the Guarantor (or any options or warrants for such stock or other Stock) of any class other than Disqualified Stock, (2) issuance, vesting, exercise and settlement of awards under the Guarantor’s Long-Term Incentive Plan or any other equity incentive, compensation or benefit plan of the Guarantor, and any repurchase or withholding of shares to satisfy tax withholding obligations or exercise price, or pursuant to customary repurchase rights upon termination of service or forfeiture, (3) (a) accrual, compounding and payment in kind of dividends on any Preferred Stock of the Guarantor and any authorization or declaration thereof, and (b) redemption, repurchase or conversion of any Preferred Stock of the Guarantor, in each case in accordance with the applicable certificate of designation in effect on the Fifth Amendment Effective Date and as amended, restated or otherwise modified in any manner not adverse to the Lenders; provided that, such redemption, repurchase or conversion of any Preferred Stock of the Guarantor may be only (a) for Stock (other than Disqualified Stock) of Guarantor and/or (b) funded with proceeds solely of an equity issuance of Stock (other than Disqualified Stock) by the Guarantor, (4) cash in lieu of fractional shares on any conversion, split, combination or reclassification, (5) the exchange, exercise, cashless exercise or net settlement of outstanding warrants, and (6) distributions in any year in an amount not to exceed $1,000,000; and”.

3.
Affiliate Loan Assignment and Cancellation; Waiver.

(a) On the Effective Date, the Agent, the Initial Lender, THRC Holdings, LP (“THRC"), and Farris C. Wilks, a natural person ("FW" and, together with THRC, the "Affiliate Loan Lenders”) will enter into, and the Borrower will consent to, one or more Assignment and Acceptance Agreements (collectively, the “Assignments”) and related documentation, pursuant to which $60,000,000 of Term Loans will be assigned by the Initial Lender to the Affiliate Loan Lenders, of which $34,320,000 shall be assigned to THRC and $25,680,000 shall be assigned to FW (such assigned Term Loans, the “2026 Term Loans”). The 2026 Term Loans shall be designated as a new and separate class of Term Loans under the Credit Agreement.

(b) The Parent Guarantor and the Borrower shall cause ProFrac GDM, LLC, a Texas limited liability company and directly or indirectly wholly owned Subsidiary of the Parent Guarantor (“ProFrac GDM”), to enter into stock transfer agreements (the “Flotek Share Transfer Agreements”) (copies of which are attached hereto as Exhibit C) with each Affiliate Loan Lender substantially concurrently with the Effective Date, pursuant to which ProFrac GDM shall sell to the Affiliate Loan Lenders effective on and as of such date a number of shares of common stock, par value $0.0001 per share, of Flotek Industries, Inc.

to be agreed between ProFrac GDM and the Affiliate Loan Lenders in exchange for each Affiliate Loan Lender’s agreement that the Affiliate Loan Lenders’ 2026 Term Loans are repaid in full and cancelled. Upon the effectiveness of such sale and exchange, the 2026 Term Loans, including without limitation any and all prepayment premium or make-whole related thereto, shall be deemed to be repaid in full and cancelled in accordance with Section 12.2(j) of the Credit Agreement, the Parent Guarantor’s guaranty obligations in respect of the 2026 Term Loans shall be satisfied and released, and neither the Affiliate Loan Lenders nor ProFrac GDM shall have any claim against the Borrower, the Agent or the Initial Lender under the Credit Agreement and the other Loan Documents.

(c) The Initial Lender and the Agent each consents to the foregoing assignments, designation, share transfer, repayment and cancellation, notwithstanding anything in any Loan Document to the contrary, including without limitation Sections 4.6, 4.1(d), 4.2, 4.3, 3.4(c), 10.3, 12.2 and 13.11 of the Credit Agreement, and waives compliance with each such Section and any requirement of ratable application or sharing of payments in connection therewith.

(d) The parties hereto agree that the assignment of the 2026 Term Loans described in clause (a) above, the transfer of shares of common stock of Flotek Industries, Inc. described in clause (b) above and the repayment in full and cancellation of the 2026 Term Loans described in clause (b) above shall be deemed to occur simultaneously with, and as part of, the occurrence of the Effective Date. The 2026 Term Loans shall be deemed outstanding solely for the instant necessary to give effect to such assignment and cancellation, no interest, fee, premium or other amount shall accrue or be payable in respect thereof, and the 2026 Term Loans shall be disregarded for all purposes of the Credit Agreement and the other Loan Documents, including Sections 3.4, 4.1, 4.2, 4.3, 4.6, 10.3, 12.1 and 13.11 thereof.

(e) Section 12.2 of the Credit Agreement, together with the definition of "Eligible Assignee" contained in the Credit Agreement, prohibits an assignment of the Term Loans to a natural person. FW is a natural person. Notwithstanding the prohibition on assignments of the Terms Loans to a natural person as provided for in the Credit Agreement, each of the parties hereto hereby consents to the assignment by Beal Bank USA, as Lender, pursuant to the relevant Assignment, of $25,680,000 in aggregate principal amount of the 2026 Term Loans to FW.

4.
Effect of the Amendments.
(a)
Except as expressly set forth herein, the Unsecured ProFrac Guarantee, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect on and after the Effective Date (defined herein). Except as expressly set forth herein, this Agreement shall not be deemed (i) to be a waiver of, or consent to a modification of or amendment of, any other term or condition of the Unsecured ProFrac Guarantee, the Credit Agreement or any other Loan Document, (ii) to prejudice any other right or rights which the Agent or the other Secured Parties may now have or may have in the future under or in connection with the Unsecured ProFrac Guarantee, the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Unsecured ProFrac Guarantee, the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Agent or the other Secured Parties or any of them, under or with respect to any such documents or (iv) to be a waiver of, or consent to a modification or amendment of, any other term or condition of any other agreement by and among the Obligors, on the one hand, and the Agent, or any other Secured Party, on the other hand.

(b)
On and after the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents or the Unsecured ProFrac Guarantee to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and supplemented by this Agreement.
(c)
On and after the effectiveness of this Agreement, each reference in the Unsecured ProFrac Guarantee to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Unsecured ProFrac Guarantee, and each reference in the Credit Agreement or the other Loan Documents to the “Unsecured ProFrac Guarantee”, “thereunder”, “thereof” or words of like import referring to the Unsecured ProFrac Guarantee shall mean and be a reference to the Unsecured ProFrac Guarantee, as amended and supplemented by this Agreement.
5.
No Novation. Neither this Agreement nor the effectiveness hereof shall extinguish the obligations for the payment of money outstanding under the Credit Agreement or the Unsecured ProFrac Guarantee or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or the Unsecured ProFrac Guarantee or instruments guaranteeing or securing any of the foregoing, which shall remain in full force and effect, except as modified hereby.
6.
Representations and Warranties. By its execution hereof, each obligor hereby represents and warrants as follows:
(a)
such Obligor has the right, power and authority and has taken all necessary limited liability company, corporate or other action to authorize the execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms;
(b)
this Agreement and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in equity or at law) and implied covenants of good faith and fair dealing;
(c)
after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing; and
(d)
after giving effect to this Agreement, the representations and warranties set forth in Section 6 of the Unsecured ProFrac Guarantee and in Article VII of the Credit Agreement and in each other Loan Document, shall be true and correct in all material respects on and as of the Effective Date, and the representations and warranties which are contained in any other document furnished at any time under or in connection herewith or therewith were true and correct in all material respects when made, except, in each case, to the extent that such representations and warranties specifically refer to an earlier or specified date, in which case they shall be true and correct in all material respects as of such earlier or specified date (provided, that, in each case, to the extent any such representations are qualified by materiality, such representations shall be true and correct in all respects as of such earlier or specified date).
7.
[Reserved].

8.
Effectiveness. The effectiveness of this Agreement (including the amendments contained in Sections 1, 2 and 3) is subject to the satisfaction of the following conditions (the “Effective Date”):
(a)
this Agreement shall have been duly executed by Holdings, the Borrower, the Subsidiary Guarantors, Parent Guarantor, the Initial Lender and each other party hereto and delivered to the Agent;
(b)
(i) all representations and warranties set forth in Section 6 shall be true and correct in all respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing, or would occur at the time of and immediately after giving effect to the transactions contemplated hereunder, in each case, other than to the extent expressly waived or consented to hereunder;
(c)
the Initial Lender and the Affiliate Loan Lenders shall enter into the Assignments and the Initial Lender shall have received an amount from the Affiliate Loan Lenders equal to the principal amount of the 2026 Term Loans;
(d)
the Agent shall have received (i) certificates substantially in the form of Exhibit G to the Credit Agreement for Holdings and the Borrower which shall certify that the conditions set forth in this Section 8 have been satisfied and (ii) officers’ certificates or equivalent which attach, in respect of each Obligor and Holdings: (A) resolutions or other equivalent action documentation, (B) incumbency certificates, (C) Organization Documents and (D) good standing certificates for each Obligor and Holdings;
(e)
an opinion from Gibson, Dunn & Crutcher LLP, as counsel to each Obligor, and Durrett Law, in each case, addressed to the Agent and the Lenders (other than the Affiliate Loan Lenders) as of the Effective Date;
(f)
the Flotek Share Transfer Agreements shall have been duly executed and delivered by all parties thereto, and the closing of the transactions contemplated thereby (including the delivery of the Flotek Shares to the Affiliate Loan Lenders) shall occur simultaneously with the Effective Date; and
(g)
all fees, costs and expenses (including Attorney Costs) required to be paid under the Credit Agreement in connection with the preparation, execution and delivery of this Agreement, shall, concurrently with the Effective Date, have been paid.
9.
Reaffirmations. Except as otherwise set forth herein, each Obligor and the Parent Guarantor (a) agrees that the consents, waivers and amendments contemplated by this Agreement shall not limit or diminish the obligations of such Obligor or the Parent Guarantor under, or release such Obligor or the Parent Guarantor from any obligations under, the Unsecured ProFrac Guarantee, the Credit Agreement and each other Loan Document to which it is a party, (b) confirms, ratifies and reaffirms its obligations under the Unsecured ProFrac Guarantee, the Credit Agreement and each other Loan Document to which it is a party, and (c) agrees that the Unsecured ProFrac Guarantee, the Credit Agreement and each other Loan Document to which it is a party, shall remain in full force and effect on and after the Effective Date and are hereby ratified and confirmed.

10.
Miscellaneous.
(a)
Governing Law; Jurisdiction; Waiver of Jury Trial; Indemnity; Limitation on Liability. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby, including the validity, interpretation, construction, breach, enforcement or termination hereof and thereof, shall be governed by, and construed in accordance with, the law of the State of New York. Furthermore, the terms of (i) Sections 14.3, 14.4, 14.10, 14.11, 14.20 and 14.24 of the Credit Agreement and (ii) Section 12 and Section 15 of the Unsecured ProFrac Guarantee, are incorporated herein by reference, mutatis mutandis.
(b)
Loan Document. This Agreement shall constitute a “Loan Document” under and as defined in the Credit Agreement; provided that, notwithstanding anything herein to the contrary, the Unsecured ProFrac Guarantee, including as amended by this Agreement, is not a “Loan Document” and the Parent Guarantor does not constitute a “Guarantor” or an “Obligor” under the Credit Agreement or any other Loan Document.
(c)
Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by electronic format (i.e., “pdf” or “tif”) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(d)
Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.
(e)
Complete Agreement. This Agreement, the Unsecured ProFrac Guarantee and the Credit Agreement and the other Loan Documents represent the final and complete agreement of the parties hereto and thereto in respect of the subject matter hereof, and all prior negotiations, representations, understandings, writings and statements of any nature relating hereto are hereby superseded in their entirety by the terms of this Agreement. For the avoidance of doubt, nothing in this Section 10(e) shall affect, supersede or modify any agreement, instrument or arrangement between any Affiliate Loan Lender (or any of its Affiliates), on the one hand, and any Lender Party (or any of its Affiliates), on the other hand, that does not relate to the subject matter hereof.
(f)
RELEASE. AS A MATERIAL INDUCEMENT TO THE INITIAL LENDER, THE AGENT AND THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT, THE OBLIGORS, EACH ON BEHALF OF ITSELF AND ITS OWNERS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES WHETHER OR NOT A PARTY HERETO (THE OBLIGORS, SUCH OWNERS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES BEING REFERRED TO HEREIN COLLECTIVELY AND INDIVIDUALLY, AS “OBLIGORS, ET AL.”; PROVIDED THAT "OBLIGORS, ET AL." SHALL NOT INCLUDE ANY AFFILIATE LOAN LENDERS OR ANY OF ITS RESPECTIVE AFFILIATES), AUTOMATICALLY, AND WITHOUT FURTHER ACTION BY ANY PERSON, HEREBY FULLY, FINALLY AND COMPLETELY RELEASE AND FOREVER DISCHARGE THE INITIAL LENDER, THE AGENT AND THE COLLATERAL AGENT, AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AFFILIATES (INCLUDING, WITHOUT LIMITATION, CSG INVESTMENTS, INC.), SUBSIDIARIES AND PARENTS AND THEIR RESPECTIVE OFFICERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS, PAST,

PRESENT AND FUTURE, AND THEIR RESPECTIVE HEIRS, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY AND INDIVIDUALLY, “LENDER, ET AL.”) OF AND FROM ANY AND ALL CLAIMS, CONTROVERSIES, DISPUTES, LIABILITIES, OBLIGATIONS, DEMANDS, DAMAGES, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), DEBTS, LIENS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY NATURE WHATSOEVER ARISING UNDER OR RELATING TO THE FACILITIES AND/OR THE LOAN DOCUMENTS (COLLECTIVELY, “RELEASED CLAIMS”), AND WAIVE AND RELEASE ANY DEFENSE, RIGHT OF COUNTERCLAIM, RIGHT OF SET OFF OR DEDUCTION TO THE PAYMENT OF THE OBLIGATIONS WHICH OBLIGORS, ET AL. NOW HAVE OR MAY CLAIM TO HAVE AGAINST THE LENDER, ET AL., IN EACH CASE, WITHOUT LIMITING ANY OF THE AGENT’S AND THE INITIAL LENDER’S OBLIGATIONS UNDER THE LOAN DOCUMENTS AND ARISING OUT OF, CONNECTED WITH OR RELATING TO ANY AND ALL ACTS, OMISSIONS OR EVENTS UNDER OR PURSUANT TO THE LOAN DOCUMENTS OCCURRING PRIOR TO OR CONCURRENTLY WITH THE EXECUTION OF THIS AGREEMENT.
(g)
Satisfaction of Post-Closing Obligations. The Obligors, the Agent and the Initial Lender hereby agree that all obligations of the Obligors pursuant to Section 8.29 of the Credit Agreement have been satisfied in full, that no further obligations under such Section 8.29 of the Credit Agreement remain outstanding as of the date hereof and that no Penalty Fee is due and payable under Section 3.4(b) of the Credit Agreement. No Applicable Margin Increase set forth in Schedule 8.29 of the Credit Agreement shall apply.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

ALPINE HOLDING II, LLC,

as Holdings

By: /s/ Austin Harbour ___________
Name: Austin Harbour
Title: Chief Financial Officer

PF PROPPANT HOLDING, LLC,

as Borrower

By: /s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

ALPINE SILICA, LLC,

SUNNY POINT AGGREGATES, LLC,

PERFORMANCE PROPPANTS INTERNATIONAL, LLC,

PERFORMANCE PROPPANTS, LLC,

RED RIVER LAND HOLDINGS, LLC,

PERFORMANCE ROYALTY, LLC,

ALPINE MONAHANS, LLC,

ALPINE MONAHANS II, LLC,

MONARCH SILICA, LLC,

ALPINE REAL ESTATE HOLDINGS, LLC,

each, as a Subsidiary Guarantor

By: /s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

[Signature Page to Amendment No. 5 to Credit Agreement dated as of September 11, 2026, among Alpine Holding II, LLC, as holdings, PF Proppant Holding, LLC, as borrower, ProFrac Holdings Corp., as parent guarantor, Beal Bank USA, as lender, and CLMG Corp., as agent and collateral agent, and other entities]

PROFRAC HOLDING CORP.,

as Parent Guarantor

By: /s/ Austin Harbour ___________
Name: Austin Harbour
Title: Chief Financial Officer

[Signature Page to Amendment No. 5 to Credit Agreement dated as of September 11, 2026, among Alpine Holding II, LLC, as holdings, PF Proppant Holding, LLC, as borrower, ProFrac Holding Corp., as parent guarantor, Beal Bank USA, as initial lender, and CLMG Corp., as agent and collateral agent, and other entities]

BEAL BANK USA,
as Lender

By: /s/ Damien Reynolds
Name: Damien Reynolds
Title: Authorized Signatory

CLMG CORP.,
as Agent and Collateral Agent

By: /s/ James Erwin
Name: James Erwin
Title: Executive Vice President

ACKNOWLEDGED AND AGREED, solely with respect to Sections 3 and 8:

THRC HOLDINGS, LP,

as an Affiliate Loan Lender

By: THRC Management, LLC,

its General Partner

By: /s/ Dan H. Wilks _________

Name: Dan H. Wilks

Title: Manager and Member

9/11/2026

FARRIS C. WILKS,

as an Affiliate Loan Lender

By: /s/ Farris Wilks
Name: Farris Wilks
Title:

[Signature Page to Amendment No. 5 to Credit Agreement dated as of September 11, 2026, among Alpine Holding II, LLC, as holdings, PF Proppant Holding, LLC, as borrower, ProFrac Holdings Corp., as parent guarantor, Beal Bank USA, as lender, and CLMG Corp., as agent and collateral agent, and other entities]

EXHIBIT A
CREDIT AGREEMENT
[Attached.]

Conformed Credit Agreement

EXECUTION VERSION

TERM LOAN CREDIT AGREEMENT

Dated as of December 27, 2023

among

Alpine Holding II, LLC,
as Holdings,

PF PROPPANT HOLDING, LLC,
as the Borrower,

THE SEVERAL GUARANTORS
FROM TIME TO TIME PARTY HERETO,

THE SEVERAL LENDERS
FROM TIME TO TIME PARTY HERETO,

and

CLMG CORP.,
as the Agent and the Collateral Agent

_____________________

Table of Contents

Page

Article I

 Definitions 1

1.1 Defined Terms 1

1.2 Accounting Terms ~~55~~57

1.3 Interpretive Provisions ~~56~~58

1.4 Classification of Term Loans and Borrowings ~~57~~59

1.5 Limited Condition Acquisition ~~57~~59

1.6 Rounding ~~58~~60

1.7 Times of Day ~~58~~60

1.8 Timing of Payment or Performance ~~58~~60

1.9 Currency Equivalents Generally ~~58~~60

1.10 Benchmark Replacement ~~58~~60

1.11 Rates ~~59~~61

1.12 Divisions ~~59~~61

Article II

 Term Loans 61

2.1 Term Loan Commitments; Term Loans ~~59~~61

2.2 Term Loans ~~60~~62

2.3 Loan Administration ~~60~~62

2.4 [Reserved] ~~60~~62

2.5 [Reserved] ~~60~~62

2.6 [Reserved] ~~60~~62

2.7 Defaulting Lenders ~~60~~62

2.8 Tax Treatment ~~61~~63

Article III

 Interest and Fees 63

3.1 Interest ~~61~~63

3.2 Continuation and Conversion Elections ~~63~~65

3.3 Maximum Interest Rate ~~64~~66

3.4 Closing Fees and Other Fees ~~64~~66

Article IV

 Payments and Prepayments 67

4.1 Payments and Prepayments ~~65~~67

4.2 Minimum Earnings ~~65~~68

4.3 Mandatory Prepayments ~~67~~70

4.4 SOFR Rate Loan Prepayments ~~69~~72

4.5 Payments by the Borrower ~~69~~72

4.6 Apportionment, Application and Reversal of Payments ~~69~~72

4.7 Indemnity for Returned Payments ~~69~~72

4.8 Agent’s and Lenders’ Books and Records ~~70~~73

Page

Article V

 Taxes, Yield Protection and Illegality 73

5.1 Taxes ~~70~~73

5.2 Illegality ~~73~~76

5.3 Increased Costs and Reduction of Return ~~74~~77

5.4 Funding Losses ~~74~~77

5.5 Inability to Determine Rates ~~75~~78

5.6 Certificates of Agent ~~76~~80

5.7 Survival ~~77~~80

5.8 Assignment of Term Loan Commitments Under Certain Circumstances ~~77~~80

Article VI

 Books and Records; Financial Information; Notices 81

6.1 Books and Records ~~77~~81

6.2 Financial Information ~~78~~81

6.3 Notices to the Agent ~~80~~83

Article VII

 General Warranties and Representations 85

7.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents ~~81~~85

7.2 Validity and Priority of Security Interest ~~82~~85

7.3 Organization and Qualification ~~83~~86

7.4 Subsidiaries; Stock ~~83~~86

7.5 Financial Statements ~~83~~86

7.6 Solvency ~~83~~87

7.7 Property ~~84~~87

7.8 Intellectual Property ~~84~~87

7.9 Litigation ~~84~~87

7.10 Labor Disputes ~~84~~87

7.11 Environmental Laws ~~84~~87

7.12 No Violation of Law ~~85~~88

7.13 No Default ~~85~~88

7.14 ERISA Compliance ~~85~~88

7.15 Taxes ~~85~~89

7.16 Investment Company Act ~~86~~89

7.17 Use of Proceeds ~~86~~89

7.18 Margin Regulations ~~86~~89

7.19 No Material Adverse Change ~~86~~89

7.20 Full Disclosure ~~86~~89

7.21 Government Authorization ~~86~~90

7.22 Anti-Terrorism Laws ~~87~~90

7.23 FCPA ~~87~~90

Page

7.24 Sanctions ~~87~~90

7.25 Designation of Senior Debt ~~87~~90

7.26 Insurance ~~87~~91

Article VIII

 Affirmative and Negative Covenants 91

8.1 Taxes ~~87~~91

8.2 Legal Existence and Good Standing ~~88~~91

8.3 Compliance with Law; Maintenance of Licenses ~~88~~91

8.4 Maintenance of Property, Inspection ~~88~~91

8.5 Insurance ~~89~~93

8.6 Environmental Laws ~~90~~93

8.7 Compliance with ERISA ~~90~~93

8.8 Dispositions ~~90~~94

8.9 Mergers, Consolidations, etc ~~90~~94

8.10 Distributions ~~92~~95

8.11 Investments ~~94~~97

8.12 Debt ~~94~~97

8.13 Prepayments of Debt ~~97~~100

8.14 Transactions with Affiliates ~~97~~100

8.15 Business Conducted ~~99~~102

8.16 Liens ~~99~~102

8.17 Restrictive Agreements ~~99~~102

8.18 Subsidiaries ~~101~~104

8.19 Fiscal Year; Accounting ~~101~~104

8.20 Financial Covenants ~~101~~104

8.21 Information Regarding Collateral ~~101~~104

8.22 [Reserved] ~~101~~105

8.23 Additional Obligors; Covenant to Give Security ~~101~~105

8.24 Use of Proceeds ~~103~~106

8.25 Further Assurances ~~103~~106

8.26 Monarch Subsidiary ~~103~~107

8.27 Passive Holding Company; Etc. ~~104~~107

8.28 Amendments to Certain Documents ~~106~~109

8.29 Certain Post-Closing Obligations ~~106~~109

8.30 General & Administrative Expenses ~~106~~109

8.31 Performance of Material Agreements ~~106~~110

8.32 Amendment of Material Agreements, Etc ~~107~~110

8.33 Partnerships ~~107~~110

8.34 Separateness; Independent Director ~~107~~111

8.35 Sanctions ~~108~~111

Article IX

 Conditions of Lending 112

Page

9.1 Conditions Precedent to Effectiveness of Agreement and Making of Term Loans on the Closing Date ~~108~~112

Article X

 DEFAULT; REMEDIES 114

10.1 Events of Default ~~111~~114

10.2 Remedies ~~113~~117

10.3 Application of Funds ~~115~~118

10.4 Permitted Holders’ Right to Cure ~~116~~120

Article XI

 Term and Termination 121

11.1 Term and Termination ~~116~~121

Article XII

 Amendments; Waivers; Participations; Assignments; Successors 122

12.1 Amendments and Waivers ~~117~~122

12.2 Assignments; Participations ~~119~~124

Article XIII

 The Appointed Agents 128

13.1 Appointment and Authorization ~~123~~128

13.2 Delegation of Duties ~~123~~128

13.3 Liability of Appointed Agents ~~123~~129

13.4 Reliance by Appointed Agent ~~124~~129

13.5 Notice of Default ~~124~~129

13.6 Credit Decision ~~124~~129

13.7 Indemnification ~~125~~130

13.8 Appointed Agents in Individual Capacity ~~125~~130

13.9 Successor Agents ~~125~~131

13.10 Collateral Matters ~~126~~131

13.11 Restrictions on Actions by Lenders; Sharing of Payments ~~127~~132

13.12 Agency for Perfection ~~128~~133

13.13 Payments by Agent to Lenders ~~128~~133

13.14 Intercreditor Agreements ~~128~~133

13.15 Concerning the Collateral and the Related Loan Documents ~~128~~134

13.16 Relation Among Lenders ~~129~~134

13.17 [Reserved] ~~129~~134

13.18 The Register ~~129~~134

13.19 [Reserved] ~~130~~135

13.20 Withholding Taxes ~~130~~135

13.21 Certain ERISA Matters ~~130~~135

13.22 Erroneous Payments ~~131~~136

Page

Article XIV

 Miscellaneous 137

14.1 No Waivers; Cumulative Remedies ~~132~~137

14.2 Severability ~~132~~138

14.3 Governing Law; Choice of Forum; Service of Process ~~132~~138

14.4 WAIVER OF JURY TRIAL ~~133~~138

14.5 Survival of Representations and Warranties ~~133~~139

14.6 Other Security and Guarantees ~~133~~139

14.7 Fees and Expenses ~~134~~139

14.8 Notices ~~134~~139

14.9 Binding Effect ~~135~~140

14.10 Indemnity of the Agent, the Collateral Agent, and the Lenders ~~135~~140

14.11 Limitation of Liability ~~136~~141

14.12 Final Agreement ~~136~~142

14.13 Counterparts ~~137~~142

14.14 Captions ~~137~~142

14.15 Right of Setoff ~~137~~142

14.16 Confidentiality ~~137~~143

14.17 Conflicts with Other Loan Documents ~~138~~144

14.18 No Fiduciary Relationship ~~138~~144

14.19 Judgment Currency ~~139~~144

14.20 USA PATRIOT Act ~~139~~144

14.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ~~139~~145

14.22 Acknowledgement Regarding Any Supported QFCs ~~140~~145

14.23 Electronic Execution of Assignments ~~141~~146

14.24 Limitation on Liability ~~141~~146

EXHIBITS AND SCHEDULES

EXHIBIT A FORM OF NOTICE OF BORROWING

EXHIBIT B FORM OF NOTICE OF CONVERSION

EXHIBIT C FORM OF COMPLIANCE CERTIFICATE

EXHIBIT D FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT E PERFECTION CERTIFICATE

EXHIBIT F FORM OF SOLVENCY CERTIFICATE

EXHIBIT G FORM OF CLOSING CERTIFICATE

EXHIBIT H FORM OF MONTHLY OPERATING REPORT

EXHIBIT I-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT I-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT I-3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT I-4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT J FORM OF TERM LOAN NOTE

EXHIBIT K FORM OF SUBORDINATED INTERCOMPANY NOTE

EXHIBIT L FORM OF ABL INTERCREDITOR AGREEMENT

EXHIBIT M FORM OF SERVICES AGREEMENT

EXHIBIT N FORM OF ALPINE TAX RECEIVABLES AGREEMENT

EXHIBIT O FORM OF TAX SHARING AGREEMENT

SCHEDULE 1.1 LENDERS’ TERM LOAN COMMITMENTS

SCHEDULE 1.2 GUARANTORS

SCHEDULE 1.3 CLOSING DATE MORTGAGES (OWNED REAL PROPERTY)

SCHEDULE 1.4 [Reserved]

SCHEDULE 1.5 CLOSING DATE SECURITY DOCUMENTS

SCHEDULE 7.2 REAL PROPERTY

SCHEDULE 7.4 SUBSIDIARIES; STOCK

SCHEDULE 7.17 USE OF PROCEEDS

SCHEDULE 8.11 PERMITTED INVESTMENTS

SCHEDULE 8.12 DEBT

SCHEDULE 8.14 AFFILIATE TRANSACTIONS

SCHEDULE 8.15 BUSINESSES CONDUCTED

SCHEDULE 8.16 LIENS

SCHEDULE 8.17 RESTRICTIVE AGREEMENTS

SCHEDULE 8.27 HOLDINGS’ OPERATIONS

SCHEDULE 8.29 CERTAIN POST-CLOSING OBLIGATIONS

TERM LOAN CREDIT AGREEMENT

TERM LOAN CREDIT AGREEMENT, dated as of December 27, 2023, among Alpine HOLDING II, LLC, a Delaware limited liability company (“Holdings,” as hereinafter further defined), PF PROPPANT HOLDING, LLC, a Texas limited liability company (the “Borrower,” as hereinafter further defined), the guarantors party hereto, and the Lenders (as hereinafter further defined), and CLMG CORP., a Texas corporation, as the Agent and the Collateral Agent (each as hereinafter further defined) for the Lenders.

RECITALS:

WHEREAS, capitalized terms used and not defined herein shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Borrower has requested that, immediately upon the satisfaction in full (or waiver) of the applicable conditions precedent set forth in Section 9.1 below, the Lenders extend credit to the Borrower in the form of a first-priority senior secured term loan facility in an aggregate principal amount of $365,000,000 on the Closing Date (such term loan facility, the “Term Loan Facility”);

WHEREAS, the Lenders have indicated their willingness to extend the Term Loan Facility on the terms and subject to the conditions set forth below;

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien (such priority subject to certain Liens permitted hereunder) on substantially all of its assets with certain limited exceptions specifically set forth in the Loan Documents;

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, each Guarantor has agreed to guarantee all of its Obligations and to secure its guarantees by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien (such priority subject to certain Liens permitted hereunder) on substantially all of its assets with certain limited exceptions specifically set forth in the Loan Documents; and

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Parent Guarantor has agreed to guarantee all of the Borrower’s and each of the other Obligor’s Obligations.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“2026 Term Loans” means that certain Class of Term Loans initially held by the Affiliate Loans Lenders pursuant to each Affiliate Assignment and Acceptance, as such Term Loans may be further assigned to a Lender in accordance with Section 12.2(a).

“ABL Collateral Agent” means the collateral agent under the ABL Facility Documentation or any successor collateral agent appointed in accordance with the provision of the ABL Credit Agreement.
“ABL Credit Agreement” means any credit agreement, credit and security agreement, loan agreement or loan and security agreement, in each case, reasonably acceptable to the Lenders and entered into by Holdings and/or its Subsidiaries evidencing an asset based credit facility customary for borrowers similarly situated with respect to the Borrower, as the same may be amended, restated, amended and restated, refinanced, replaced, extended, renewed or restructured in accordance with the provisions of the ABL Credit Agreement and the terms of the ABL Intercreditor Agreement, including, in each case, by means of any Replacement ABL Credit Agreement (as defined in the ABL Intercreditor Agreement or any similar term as defined therein). It is hereby agreed that a credit agreement similar to the ProFrac ABL Credit Agreement shall constitute an ABL Credit Agreement hereunder.
“ABL Facility Documentation” means the ABL Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith, in each case reasonably acceptable to the Lenders, as the same may be amended, amended and restated, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time in each case in accordance with the provisions of such ABL Facility Documentation and the terms of the ABL Intercreditor Agreement.
“ABL Facility Indebtedness” means the “Obligations” (as defined in the ABL Credit Agreement) or any similar term under the ABL Credit Agreement or under any Replacement ABL Credit Agreement (as defined in the ABL Intercreditor Agreement or any similar term as defined therein).
“ABL Financial Covenant” means the financial maintenance covenant (if any) specified in the applicable provision of the ABL Credit Agreement.
“ABL Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit L hereto, by and among the Collateral Agent, the ABL Collateral Agent, the other agents party thereto (if any) and the Obligors, as may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof, the ABL Credit Agreement, and the provisions of such ABL Intercreditor Agreement.
“Account Debtor” means each Person obligated in any way on or in connection with an Account.
“Accounts” means, with respect to each Obligor, all of such Obligor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment of a monetary obligation for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.
“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to Holdings and its Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Acquired Entity or Business), all as determined on a consolidated basis for such Acquired Entity or Business in accordance with GAAP.
“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted

Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. The terms “controlling” and “controlled” shall have meanings correlative thereto.
“Affiliate Assignment and Acceptance” means the assignment and acceptance agreements entered into by Beal Bank USA and each Affiliate Loans Lender, dated as of the Fifth Amendment Effective Date and accepted by the Agent, in form and substance approved by the Agent and the parties thereto.
“Affiliate Loans Lenders” means each of THRC Holdings, LP, a Texas limited partnership and Farris C. Wilks.
“Affiliate Transaction Side Letter” means that certain side letter, dated as of the date hereof, by and among the Agent and the Closing Date Guarantors.
“Affiliated Holder” has the meaning specified in Section 12.2(b).
“Affiliated Lender” has the meaning specified in Section 12.2(a).
“Agent” means CLMG Corp., in its capacity as the administrative agent for the Lenders under this Agreement, or any successor agent appointed in accordance with this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee.
“Agent and Collateral Agent Fee Letter” means the Agent & Collateral Agent Fee Letter, dated as of the Closing Date, among the Agent, the Collateral Agent and the Borrower.
“Agent-Related Persons” means the Agent and the Collateral Agent, together with their respective Affiliates, and the respective officers, directors, employees, agents, controlling persons, advisors and other representatives, successors and permitted assigns of the Agent and the Collateral Agent and their respective Affiliates.
“Agreement” means this Credit Agreement.
“Agreement Date” means the date of this Agreement.
“Alpine Tax Receivable Agreement” means that certain Tax Receivable Agreement in the form attached hereto as Exhibit N hereto, which may be entered into in connection with the Qualified IPO.
“Anti-Terrorism Laws” means the USA PATRIOT Act and any Executive Order administered by the OFAC, and other laws and regulations relating to anti-money laundering or economic sanctions, including without limitation all published economic sanctions imposed, administered or enforced from time to time by the U.S. Department of State and OFAC.
“Applicable Entities” has the meaning specified in Section 14.18.

“Applicable Margin” means a percentage per annum equal to (x) 7.25% or (y) such higher amount as required by Section 8.29 and Schedule 8.29 (it being understood that the interest rates set forth in Schedule 8.29 (when applicable) shall be in lieu of the interest rate set forth in clause (x) and shall not be in addition to such interest rate).
“Appointed Agents” has the meaning specified in Section 13.1.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.
“Assignee” has the meaning specified in Section 12.2(a).
“Assignment and Acceptance” means an assignment and acceptance agreement entered into by one or more Lenders and Eligible Assignees (with the consent of any party whose consent is required by Section 12.2(a)), and accepted by the Agent, in substantially the form of Exhibit D or any other form approved by the Agent.
“Attorney Costs” means and includes all reasonable and documented or invoiced fees, expenses and other charges of (a) White & Case LLP and Hunton Andrews Kurth LLP, each as counsel to the Agent and the Lenders, (b) if necessary, a single firm of local counsel in each relevant jurisdiction or any other counsel (in addition to, White & Case LLP and Hunton Andrews Kurth LLP) otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed) and (c) solely in the case of an actual or potential conflict of interest, one additional primary counsel and one additional counsel in each relevant jurisdiction to the affected Lenders similarly situated.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.5(e).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United ~~State~~States Code, as amended, or any similar federal or state law for the relief of debtors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate (which, if negative, shall be deemed to be 0.00%) plus ½ of 1%, (b) the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section, as the prime rate in effect from time to time, (c) Adjusted Term SOFR for a one month interest period as determined on such day, plus 1.0% and (d) 4.00%. The “prime rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent in its reasonable discretion).
“Base Rate Loan” means any Term Loan during any period for which it bears interest based on the Base Rate.
“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.5(b).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

The “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

A Benchmark Transition Event will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder, under any Loan Document and under the Unsecured ProFrac Guarantee in accordance with Section 5.5 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder, under any Loan Document and under the Unsecured ProFrac Guarantee in accordance with Section 5.5.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the sole manager or the board of managers or managing member, of such Person, (c) in the case of any partnership, the board of directors of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
“Borrower” has the meaning as set forth in the preamble of this Agreement.
“Borrowing” means a borrowing hereunder consisting of Term Loans of one Type and Class made on the same day by Lenders to the Borrower.
“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the SOFR Rate or SOFR Rate Loans, any U.S. Government Securities Business Day.
“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other Law, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.
“Capital Expenditures” means, with respect to Holdings and its Subsidiaries for any period, the aggregate of all expenditures incurred by Holdings and its Subsidiaries during such period for purchases of property, plant and equipment or similar items which, in accordance with GAAP (other than repairs in the ordinary course), are or should be included in the statement of cash flows of Holdings and its Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include expenditures that constitute any part of consolidated lease expense to the extent relating to operating leases.
“Capital Lease” means, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person.
“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. federal government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(3) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively and in each case maturing within 12 months after the date of creation thereof;

(4) securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition;

(5) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA - (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(6) Investment funds (including mutual funds) investing 90% of their assets in securities of the types described in clause (1) through (5) above.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any of their Subsidiaries of any insurance proceeds or any condemnation awards in respect of any Property (other than Stock).
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration or interpretation thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (but solely to the extent the relevant increased costs would have been included if they had been imposed under applicable increased cost provisions) and (ii) Basel III and all requests, rules, guidelines or directives thereunder or issued in connection therewith (but solely to the extent the relevant increased costs would have been included if they had been imposed under applicable increased cost provisions), shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means and will be deemed to have occurred if:

(a) the Permitted Holders, taken as a whole, shall cease to beneficially own (or of record own) and Control, directly or indirectly, at least 35% on a fully diluted basis of the Stock of Holdings; and/or

(b) the failure of Holdings to directly own, beneficially and of record, all of the Stock of the Borrower; and/or

(c) the failure of the Borrower to directly or indirectly, through Wholly-Owned Subsidiaries, own, beneficially and of record (other than in connection with any Disposition of all of the

Stock thereof permitted under Section 8.8 or Section 8.9), all of the Stock of each other Obligor (other than Holdings); and/or

(d) [Reserved]; and/or

(e) a “change of control” or any comparable term under the ABL Credit Agreement or any document governing any Material Indebtedness.

“Class” when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, are in the same class, and, when used in reference to any Term Loan Commitment, refers to whether such Term Loan Commitment is in the same class, and when used in reference to any Lender, refers to whether such Lender has a Term Loan or Term Loan Commitment of such Class. The ~~(i) Term Loans shall be deemed~~ Term Loans and Term Loan Commitments shall be divided into two Classes: (i) the Initial Term Loans and the Term Loan Commitments related thereto and (ii) the 2026 Term Loans and the Term Loan Commitments related thereto. Term Loans (or Term Loan Commitments) of the same Class described in clause (i) or clause (ii) above, as applicable, shall at all times be deemed to be Term Loans (or Term Loan Commitments) of the same Class of Term Loans (or Term Loan Commitments) for all purposes of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee ~~and (ii) Term Loan Commitments shall be deemed of the same Class of Term Loan Commitments for all purposes of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee~~.
“Closing Date” means the later of the Agreement Date and the first date on which all of the applicable conditions set forth in Section 9.1 have been fulfilled (or waived in writing by the Agent).
“Closing Date Guarantor” means, in addition to the Borrower, each of Holdings, Alpine Silica, LLC, a Texas limited liability company, Sunny Point Aggregates, LLC, a Louisiana limited liability company, Performance Proppants International, LLC, a Louisiana limited liability company, Performance Proppants, LLC, a Texas limited liability company, Red River Land Holdings, LLC, a Louisiana limited liability company, Performance Royalty, LLC, a Louisiana limited liability company, Alpine Monahans, LLC, a Delaware limited liability company, Alpine Monahans II, LLC, a Delaware limited liability company, Monarch Silica, LLC, a Texas limited liability company, and Alpine Real Estate Holdings, LLC, a Delaware limited liability company. The Parent Guarantor shall not constitute a Closing Date Guarantor.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Obligor in or upon which a Lien is granted by such Person in favor of Collateral Agent under any of the Loan Documents; provided, however, that at no time shall the term “Collateral” include any Excluded Assets.
“Collateral Agent” means CLMG Corp., in its capacity as the collateral agent for the Secured Parties, or any successor collateral agent appointed in accordance with this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee.
“Collateral Agent’s Liens” means the Liens on the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents and securing the Obligations.

“Collateral and Guarantee Requirement” means, at any time, the requirement that (in each case, as applicable, subject to the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, and any other Intercreditor Agreement):

(a) the Collateral Agent shall have received each Security Document required to be delivered on the Closing Date pursuant to Section 9.1(a)(ii) or, after the Closing Date, pursuant to Sections 8.23, 8.25 and 8.29 at such time required by such Security Documents or such section to be delivered in each case, duly executed by each Obligor thereto;

(b) all Obligations shall have been unconditionally guaranteed by Holdings and each of its Subsidiaries including, as of the Closing Date, those that are listed on Schedule 1.2;

(c) the Obligations and the Guarantees shall have been secured pursuant to the Security Agreement by a security interest in (i) all the Stock issued by the Borrower and (ii) all Stock (other than Excluded Stock) held directly by the Borrower or any Guarantor in any Subsidiary (and, in each case, the Collateral Agent shall have received all such certificates or other instruments representing all such Stock (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, if applicable);

(d) except to the extent otherwise provided hereunder or under any Security Document, the Obligations and the Guarantees shall have been secured by a perfected security interest in substantially all tangible and intangible personal property of Holdings, the Borrower and each Guarantor (including, without limitation, all Current Asset Collateral, accounts receivable, Inventory, equipment, investment property, Intellectual Property, intercompany notes, contracts, instruments, Chattel Paper and documents, letter of credit rights, Commercial Tort Claims, cash, deposit accounts, securities and commodity accounts, other General Intangibles, books and records related to the foregoing and, in each case, proceeds of the foregoing), in each case with the priority, required by the Security Documents, provided that, in the event a Canadian Subsidiary is joined as a Guarantor, each Security Document and each other document required to be delivered pursuant to the Collateral and Guarantee Requirement shall be acceptable to the Required Lenders in their sole discretion as they pertain to such Canadian Subsidiary and shall set forth in a manner satisfactory to the Required Lenders each of the relevant provisions required to perfect such security interests in the relevant Canadian jurisdiction;

(e) none of the Collateral shall be subject to any Liens other than Permitted Liens;

(f) subject to the last paragraph of this definition, the Collateral Agent shall have received, with respect to all Real Estate owned or leased by any Obligor (each a “Mortgaged Property”), (i) counterparts of such Mortgage duly executed and delivered by such Obligor (it being understood that if a mortgage Tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 140% of the Fair Market Value as agreed between the Borrower and the Lenders of the property at the time the Mortgage is entered into if such limitation results in such mortgage Tax being calculated based upon such Fair Market Value), (ii) a fully paid ALTA loan title insurance policy for such property or the equivalent or other form (if applicable) available in each applicable jurisdiction insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein (subject to any Intercreditor Agreement), free of any other Liens except Permitted Liens (each, a “Title Policy”), together with such affirmative insurance, endorsements available in the applicable jurisdiction, coinsurance and reinsurance as the Collateral Agent may reasonably request, and in an amount reasonably acceptable to the Agent (not to exceed 140% of the Fair Market Value as agreed between the Borrower and the Lenders of the real properties covered thereby), (iii) either an existing survey together with a survey affidavit sufficient for the title insurance company to remove the standard survey exception from each Title Policy and issue the survey related endorsements available in the applicable jurisdiction or a new ALTA survey in form and substance reasonably acceptable to the Collateral Agent, (iv) an appraisal for each of the Mortgaged Properties which are owned by an Obligor prepared by an independent appraiser reasonably acceptable to the Collateral Agent (it being agreed that (A) John T. Boyd Company and Resource Technologies Corporation are acceptable appraisers, (B) the appraisals provided by John T. Boyd Company and Resource Technologies Corporation in connection with the Transactions shall be acceptable to the Collateral Agent and (C) the form of such appraisals shall be acceptable to Collateral Agent for Mortgaged Properties hereafter acquired) and prepared in accordance with the Collateral Agent’s customary independent appraisal requirements and in compliance with all applicable regulatory requirements, (v) opinions addressed to the Collateral Agent and the Secured Parties from (A) local counsel in each jurisdiction where the Mortgaged Property is located with respect to the enforceability and perfection of the Mortgages and other matters customarily included in such opinions in the applicable jurisdiction and (B) counsel for the Borrower regarding due authorization, execution and delivery of the Mortgages, in each case, in form and substance reasonably satisfactory to the Collateral Agent, (vi) a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Obligor) and, if the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), (vii) an ASTM-compliant Phase I environmental site assessment prepared by an environmental consultant satisfactory to the Collateral Agent for each of the Mortgaged Properties (and such other environmental reports for the Mortgaged Properties as the Collateral Agent may reasonably require), the results of which are reasonably satisfactory to the Collateral Agent, and (viii) copies of (A) the insurance policies required by Section 8.5, (B) declaration pages relating thereto, (C) flood insurance in an amount and form that would be considered sufficient under the Flood Insurance Laws and otherwise, in form and substance reasonably satisfactory to the Collateral Agent, (D) all documents of record concerning such property as shown on the commitments for each Title Policy, (E) for any Mortgage encumbering a leasehold or other similar estate in real property, a lessor consent and estoppel certificate, acknowledging and consenting to the grant of the leasehold Mortgage, consenting to the assignment of the underlying lease upon a foreclosure or deed in lieu thereof, providing certain notice and cure rights in favor of Collateral Agent and including certain representations from the underlying lessor, in form and substance reasonably acceptable to Collateral Agent, and (F) such other documents as the Collateral Agent may reasonably request with respect to execution and delivery of such Mortgages;

(g) the Borrower and each Guarantor shall have (i) caused all Titled Goods with a Fair Market Value in excess of $10,000 individually to be properly titled in the name of such Person and shall have delivered to the Collateral Agent (or its custodian) originals of all Certificates of Title (as defined in the UCC) or certificates of ownership for such Titled Goods either (x) with the Collateral Agent’s Lien noted thereon or (y) without such Lien noted thereon but with the understanding that such Lien will be promptly noted thereon after such delivery and (ii) upon the acquisition or manufacture by any such Person of any Titled Goods (other than equipment that is subject to a purchase money security interest that constitutes a Permitted Lien) with a Fair Market Value in excess of $10,000 individually, promptly notified the Collateral Agent of such acquisition, setting forth a description of such Titled Goods acquired or manufactured and a good faith estimate of the current value of such Titled Goods and promptly delivered to the Collateral Agent (or its custodian) originals of the Certificates of Title (as defined in the UCC) or certificates of ownership for such Titled Goods, together with the manufacturer’s statement of origin, and an application duly executed by the appropriate Person to evidence the Collateral Agent’s Lien thereon. The Borrower and each Guarantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Person title or ownership applications for filing with the appropriate Governmental Authority to enable Titled Goods now owned or hereafter acquired by such Person to be amended to reflect the Collateral Agent listed as lienholder thereof, (B) filing such applications with such Governmental Authority, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Person as the Collateral Agent may reasonably deem necessary to accomplish the purposes of this clause (g) (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on such Titled Goods and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until the Full Payment of the Obligations;

(h) the Borrower and each Guarantor shall have (i) delivered to the Collateral Agent with respect to each deposit account, securities account, and commodity account (other than any Excluded Account), in each case, a Control Agreement with respect to such deposit account, securities account, and commodity account and (ii) not maintained, and not permitted any of its Subsidiaries to have maintained, cash, Cash Equivalents or other amounts in any deposit account, securities account, or commodity account, unless the Collateral Agent shall have received a Control Agreement in respect of such deposit account, securities account, and commodity account (in each case, other than any Excluded Account);

(i) (i) with respect to intercompany Debt, if any, and Debt for Borrowed Money that is owing to any Obligor and that is evidenced by a promissory note, the Collateral Agent shall have received such promissory note, together with undated instruments of transfer with respect thereto endorsed in blank and (ii) with respect to intercompany Debt, all Debt of Holdings, the Borrower and each of its Subsidiaries that is owing to any Obligor (or Person required to become an Obligor) shall be evidenced by the Subordinated Intercompany Note, and the Collateral Agent shall have received such Subordinated Intercompany Note duly executed by Holdings, the Borrower, each such Subsidiary and each such other Obligor, together with undated instruments of transfer with respect thereto endorsed in blank;

(j) in the case of any of the foregoing with respect to any Person joining as an Obligor after the Closing Date, (i) the Agent shall have received documents, Organization Documents, certificates, resolutions and opinions of the type referred to in Section 9.1(a)(iii) with respect to each such Person and its Guarantee and/or provision and perfection of Collateral and (ii) each Lender shall have received all information and documents requested by such Lender to complete KYC and background diligence on such proposed new Obligor and no such new Obligor shall join any Loan Document unless and until each all Lenders have confirmed to Agent that they have completed their diligence on such proposed Obligor satisfactorily;

(k) in connection with any of the foregoing with respect to any Person joining as an Obligor after the Closing Date, the Collateral Agent shall have been provided (i) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Obligor and each jurisdiction where a filing (including a fixture filing) would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, (ii) tax lien, judgment and bankruptcy searches or other evidence reasonably satisfactory to it that all taxes, filing fees, recording fees related to the perfection of the Liens on the Collateral have been paid, and (iii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent in order to perfect the Collateral Agent’s security interest in the Intellectual Property; and

(l) the Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Security Documents.

The Collateral Agent may grant extensions of time for the provision or perfection of security interests in, or the obtaining of title insurance and surveys with respect to, particular assets which are owned as of or acquired after the Closing Date where the Collateral Agent reasonably determines, in consultation with the Borrower, that provision or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) [reserved], (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Security Documents and (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets (and the following assets shall not constitute Collateral for any purpose hereunder and the other Loan Documents): (i) any fee-owned Real Estate with a Fair Market Value less than $1,000,000 in the aggregate, provided that (x) no Equipment attached or affixed to or located on such Real Estate to the extent such Equipment constitutes a fixture shall be excluded from Collateral, unless such Equipment otherwise constitutes an Excluded Asset and (y) no fee-owned Real Estate owned by any Obligor as of the Closing Date shall be excluded pursuant to this clause (i), (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) after giving effect to the applicable anti-assignment clauses of the UCC and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable laws notwithstanding such prohibition, (iii) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable Laws (including any legally effective requirement to obtain the consent of any Governmental Authority), rule, regulation or contractual obligation with an unaffiliated third party (in each case, (y) only so long as such contractual obligation was not entered into in contemplation of the acquisition thereof and (z) except to the extent such prohibition is unenforceable or ineffective after giving effect to the applicable provisions of the Uniform Commercial Code or other applicable law), (iv) the Excluded Stock, (v) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law, it being agreed that for purposes of this Agreement and the Loan Documents, no Lien granted to Collateral Agent on any “intent-to-use” United States trademark applications is intended to be a present assignment thereof, (vi) any lease, license, contract or other agreements or any property (including personal property) subject to a purchase money security interest, Capital Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license, contract or agreement, purchase money, Capital Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the UCC and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable Laws notwithstanding such prohibition, and (vii) any assets acquired after the Closing Date as to which the Required Lenders and the Borrower reasonably agree in writing that the cost or other consequence of obtaining a security interest or perfection thereof is excessive in relation to the benefit to the Lenders of the security to be afforded thereby (the assets excluded pursuant to this clause (c), collectively, the “Excluded Assets”; provided that notwithstanding anything herein to the contrary, Excluded Assets shall not include (x) any proceeds, replacements or substitutions of Collateral (unless such proceeds, replacements or substitutions otherwise constitute Excluded Assets)) or (y) any Real Estate owned by any Guarantor on the Closing Date.

“Commercial Tort Claims” has the meaning specified in the Security Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company G&A” shall mean, with respect to any ECF Period and with respect to the Borrower and its Subsidiaries, all cash costs categorized as “general and administrative” expenses in the financial statements of the Borrower delivered pursuant to Sections 6.2(a) and 6.2(b) hereof that are incurred to operate the day-to-day business of the Borrower and its Subsidiaries at such time, which amounts shall include general and administrative expenses associated with the business, but excluding (i) costs directly associated with new business development, or (ii) any debt or equity financings (other than the Term Loans); provided, that, all Permitted Distributions paid during such ECF Period pursuant to Section 8.10(f) shall be deemed to be “Company G&A” incurred by the Borrower during such ECF Period.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C or in such other form as may be reasonably satisfactory to the Agent and the Borrower.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.4 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Depreciation and Amortization Expense” means, with respect to Holdings and its Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, of Holdings and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, with respect to Holdings and its Subsidiaries for any period, the Consolidated Net Income of Holdings and its Subsidiaries for such period; plus

(a) the following in each case to the extent deducted (and not added back) in computing Consolidated Net Income (other than clause (a)(10) and (a)(13) below), but without duplication:

(1) Distributions made by Holdings and its Subsidiaries pursuant to Section 8.10(f)(i) during such period and provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, provincial, franchise, excise, value added and similar taxes and foreign withholding taxes of Holdings and its Subsidiaries paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations and any payments to any Parent Entity in respect of such taxes; plus

(2) total interest expense and other financing expense (including breakage costs, premiums or consent fees and including the amortization of original issue discount); plus

(3) Consolidated Depreciation and Amortization Expense of Holdings and its Subsidiaries for such period; plus

(4) any fees, expenses or charges incurred in connection with any issuance of debt or equity securities, any refinancing transaction or any amendment or other modification of any debt instrument to the extent consummated in accordance with the terms of the Loan Documents or the Unsecured ProFrac Guarantee including (i) such fees, expenses or charges related to the Qualified IPO and related to the other Transactions, to the extent consummated, and not to exceed (x) $5,000,000 with respect to any transaction or series of related transactions (other than the Qualified IPO) and (y) $25,000,000 in the aggregate for all such transactions during the term of the Agreement, in each case, to the extent not consummated, and (ii) any amendment, modification or waiver in connection with this Agreement or any instrument governing any other Debt; plus

(5) any fees (including legal and investment banking fees), transfer or mortgage recording Taxes and other out-of-pocket costs and expenses of Holdings and its Subsidiaries (including expenses of third parties paid or reimbursed Holdings and its Subsidiaries) incurred as a result of the transactions contemplated by the Loan Documents or any Disposition of Property permitted hereunder; plus

(6) any fees and expenses incurred by Holdings and any of its Subsidiaries solely in connection with any Permitted Acquisition or any other acquisition constituting a Permitted Investment (in each case, whether or not consummated), but, with respect to Permitted Acquisitions or such other Permitted Investments not consummated, in an aggregate amount not to exceed $2,000,000 for any Test Period related to any other Permitted Acquisition or any other acquisition constituting a Permitted Investment; plus

(7) any impairment charge or asset write-off pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP; plus

(8) [reserved]; plus

(9) any losses from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments); plus

(10) the amount of “run rate” cost savings, operating expense reductions and other synergies achieved solely in connection with a Permitted Acquisition projected by the Borrower in good faith to be realized as a result of specified actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (which cost savings, operating expense reductions or synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of the applicable Test Period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such cost savings, operating expense reductions or synergies do not exceed, when combined with the amount of any adjustments made pursuant to clause (14) below and any Pro Forma Adjustment made pursuant to clause (d) below, with respect to any Test Period, 10.0% of Consolidated EBITDA for such Test Period, and (C) such actions have been taken, such actions with respect to which substantial steps have been taken or such actions are expected to be taken within twelve (12) months after the date of determination to take such action; provided, further, that the adjustments pursuant to this clause (10) and clause (14) below may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause (d) below;

(11) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(12) any non-cash losses or charges, including any write offs, write downs, expenses, losses or items for such period decreasing Consolidated Net Income for such period; plus

(13) proceeds from property or business interruption insurance received or reasonably expected to be received (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income); plus

(14) all Restructuring Costs and any other extraordinary, unusual or non-recurring expenses, losses or charges incurred; provided that such adjustments do not exceed, when combined with the amount of any adjustments made pursuant to clause (10) above and any Pro Forma Adjustments made pursuant to clause (d) below, with respect to any Test Period, 10.0% of Consolidated EBITDA for such Test Period (prior to giving effect to any increase in Consolidated EBITDA pursuant to this clause (14), clause (10) above or clause (d) below); provided, further, that the adjustments pursuant to this clause (14) and clause (10) above may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause (d) below; plus

(15) any non-cash loss attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to GAAP;

minus

(b) the sum of the amounts for such period, solely to the extent included in Consolidated Net Income, without duplication,

(1) any non-cash gain increasing Consolidated Net Income of such Person for such period, other than the accrual of revenues in the ordinary course of business;

(2) any non-cash gain attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such gain has not been realized) or other derivate instruments pursuant to GAAP;

(3) any gains from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments); and

(4) any extraordinary, unusual or non-recurring gains increasing Consolidated Net Income for such period;

provided that, to the extent non-cash gains are deducted pursuant to this clause (b) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein.

plus or minus, as applicable, without duplication

(c) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt, intercompany balances and other balance sheet items, plus or minus, as the case may be; and

plus

(d) in accordance with the definition of “Pro Forma Basis,” an adjustment equal to the amount, without duplication of any amount otherwise included in any other clause of the definition of

“Consolidated EBITDA,” of the Pro Forma Adjustment shall be added to (or subtracted from) Consolidated EBITDA (including the portion thereof occurring prior to the relevant Specified Transaction and/or Specified Restructuring) as specified in a certificate from a Responsible Officer of the Borrower delivered to the Agent (for further delivery to the Lenders), in each case, as determined on a consolidated basis for Holdings and its Subsidiaries in accordance with GAAP; provided that,

(i) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any of its Subsidiaries during such period to the extent not subsequently sold, transferred or otherwise Disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, and not subsequently so Disposed of, an “Acquired Entity or Business”), in each case based on the Acquired EBITDA of such Acquired Entity or Business or any Subsidiary for such period (including the portion thereof occurring prior to such acquisition) determined on a historical Pro Forma Basis; and

(ii) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by Holdings, the Borrower or any Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such Person, property, business or asset so sold, transferred or otherwise Disposed of, closed or classified, a “Sold Entity or Business”), in each case based on the Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis.

(iii) Notwithstanding anything to the contrary herein, for all purposes hereunder including the calculation of all financial maintenance and incurrence covenants, (A) Consolidated EBITDA for the calculation period ending on December 31, 2023, shall be deemed to be the product of four times Consolidated EBITDA for the fiscal quarter then ending, (B) Consolidated EBITDA for the Test Period ending on March 31, 2024, shall be deemed to be the product of two times the sum of (1) Consolidated EBITDA for the fiscal quarter then ending plus (2) Consolidated EBITDA for the immediately preceding fiscal quarter, (C) Consolidated EBITDA for the Test Period ending on June 30, 2024 shall be deemed to be the product of four thirds times the sum of (1) Consolidated EBITDA for the fiscal quarter then ending and (2) the sum of Consolidated EBITDA for the two immediately preceding fiscal quarters and (D) Consolidated EBITDA for the calculation period ending on September 30, 2024 shall be deemed to be the sum of (1) Consolidated EBITDA for the fiscal quarter then ending and (2) the sum of Consolidated EBITDA for the three immediately preceding fiscal quarters.

“Consolidated Net Income” means, with respect to any Person for any period, without duplication, the aggregate of (a) the Net Income, attributable to such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; plus (b) the amount of distributions received in cash by such Person or any of its Subsidiaries from any Subsidiary for such period, to the extent not already included in clause (a) above minus (c) (i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, (ii) the income (or loss) of any Person (other than a Subsidiary of such Person) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such Person during such period, (iii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries (except as may be required in connection with the calculation of a covenant or test on a pro forma basis), (iv) the income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (v) any after-Tax gains or losses attributable to Dispositions of Property permitted under this Agreement, in each case other than in the ordinary course of business (as determined in good faith by the Borrower) or returned surplus assets of any Pension Plan, (vi) any net after-Tax gains or losses from disposed, abandoned, transferred, closed or discontinued operations and any net after-Tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, (vii) any losses and expenses with respect to liability or casualty events to the extent covered by insurance or indemnification and actually reimbursed unless the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) and (viii) (to the extent not included in sub-clauses (i) through (vii) above) any net extraordinary gains or net extraordinary losses.

In addition, to the extent not already accounted for in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (without duplication) (i) the amount of proceeds received during such period from business interruption insurance in respect of insured claims for such period, (ii) the amount of proceeds as to which the Borrower has determined there is reasonable evidence it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amounts so added back to the extent denied by the applicable carrier in writing within 180 days or not so reimbursed within 365 days) and (iii) reimbursements received of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Parties” means Holdings and each of its Subsidiaries whose financial statements are consolidated with Holdings’ financial statements in accordance with GAAP.
“Consolidated Total Assets” means, as of any date of determination, the book value of all assets of Holdings, the Borrower and their Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.
“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of indebtedness of Holdings and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Debt for borrowed money, Unpaid Drawings (as defined in the ABL Credit Agreement or any other similar term, as defined therein), Capital Lease Obligations and third party debt obligations evidenced by promissory notes or similar instruments (including the Monarch Seller Note), minus (b) the lesser of (i) the amount of Unrestricted Cash on the balance sheets of Holdings, the Borrower and its Subsidiaries as of such date and (ii) (x) during the Minimum Earnings Period, $100,000,000 and (y) from and after the Minimum Earnings Period, $30,000,000.
“Contaminant” means any (i) chemical, material, compound, waste, pollutant, substance, toxic or hazardous substance, hazardous waste, special waste, or any other substance, waste or material regulated or that could result in liability under Environmental Law including any material, substance, compound, chemical or waste that is listed, classified, defined or regulated in relevant form, quantity or concentration as hazardous or toxic (or words of similar import) pursuant to any Environmental Law, and (ii) any petroleum or petroleum products or their refined or derived products, hydraulic fracturing fluids or polymers, including coagulants and flocculants, foam controls, ph modifiers, polychlorinated biphenyls, radioactive materials, per-and polyfluoroalkyl substances, aqueous film forming foam, or other existing or emerging contaminants, urea formaldehyde or asbestos or asbestos containing materials.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Debt (“primary obligations”), of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent.
“Contribution Agreement” means that certain contribution agreement, dated as of the date hereof, by and among ProFrac Holdings II, LLC, PF Proppant Holding, LLC, Alpine Holding, LLC and Alpine Holding II, LLC.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Control Agreement” means, with respect to any deposit account, any securities account, commodities account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Borrower or Guarantor maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.
“Conversion/Continuation Date” means the date on which a Term Loan is converted into or continued as a SOFR Rate Loan.
“Cure Amount” has the meaning specified in Section 10.4(a).
“Cure Deadline” has the meaning specified in Section 10.4(a).
“Cure Right” has the meaning specified in Section 10.4(a).
“Current Asset Collateral” means, collectively, (a) accounts receivable, Cash and credit card accounts receivables, (b) all deposit accounts (other than deposit accounts maintained and utilized solely for the deposit of identifiable proceeds of Fixed Asset Collateral (other than identifiable proceeds of Fixed Asset Collateral arising from the provision of services or a sale of Inventory in the ordinary course of business)) and securities accounts and all balances, cash, checks and other negotiable instruments, financial assets, funds and other evidences of payment held therein (other than identifiable proceeds of Fixed Asset Collateral not arising from the provision of services or a sale of Inventory in the ordinary course of business), (c) to the extent evidencing, governing, arising from, or otherwise related to any of the other Current Asset Collateral, all documents, general intangibles (including payment intangibles), instruments, chattel paper, investment property (other than (i) equity interests in Subsidiaries of Holdings and (ii) intercompany loans of the Obligors and/or their Subsidiaries), commercial tort claims, letters of credit, letter-of-credit rights and supporting obligations (each as defined in the UCC), and (d) all proceeds of the foregoing; provided that in no event shall Current Asset Collateral include Inventory, but shall, include proceeds of the sale of Inventory in the ordinary course of business.
“Current Assets” shall mean, with respect to the Borrower and its consolidated Subsidiaries on a consolidated basis at any date of determination, all assets (other than unrestricted cash or Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as current assets at such date of determination.
“Current Liabilities” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Debt for Borrowed Money, and (b) the current portion of interest expense.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.
“Debt” means, without duplication, all

(a) indebtedness for borrowed money (excluding any obligations arising from warranties as to inventory in the ordinary course of business) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the deferred purchase price of property or services (other than trade accounts payable, liabilities or accrued expenses in the ordinary course of business) to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;

(c) all obligations and liabilities of any Person secured by any Lien on an Obligor’s or any of its Subsidiaries’ property, even if such Obligor or Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the Fair Market Value of such property;

(d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by Holdings or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the Fair Market Value of such property;

(e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases;

(f) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(g) all net obligations of any Person in respect of Hedge Agreements;

(h) all obligations of such Person in respect of Disqualified Stock;

(i) earn out obligations in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment); and

(j) all obligations and liabilities under Guaranties in respect of obligations of the type described in any of clauses (a) through (i) above;

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Debt is otherwise limited and only to the extent such Debt would be included in the calculation of Consolidated Total Debt. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Debt for Borrowed Money” of any Person at any time means, on a consolidated basis, the sum of all debt for borrowed money of such Person at such time.
“Declined Proceeds” has the meaning specified in Section 4.3(e).
“Declined Scheduled Payment” has the meaning specified in Section 4.1(a).
“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.
“Default Interest” has the meaning specified in Section 3.1(b).
“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”
“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC and all accounts with a deposit function maintained at a financial institution, now or hereafter held in the name of the Borrower or any Guarantor.
“Designated Account” has the meaning specified in Section 2.3(b).
“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or its Subsidiaries in connection with a Disposition pursuant to clause (t) of the definition of “Permitted Dispositions” that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Agent, setting forth the basis of such valuation (which amount will be reduced by (i) the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition and (ii) the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration).
“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to Holdings and the Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.
“Disposition” or “Dispose” means the sale, lease, Sale Leaseback Transaction, assignment, transfer or other disposition (including any sale of Stock) of any property by any Person; provided that “Disposition” and “Dispose” shall not be deemed to include any Casualty Event or any issuance by Holdings or any of its Subsidiaries of any of its Stock to another Person.
“Disqualified Lenders” means (a) such Persons that have been specified in writing to the Agent prior to the Closing Date, (b) those Persons who are competitors of ProFrac Holdings, ProFrac Holdings II, Holdings, the Borrower and their respective Subsidiaries that are separately identified in writing by the Borrower from time to time to the Agent and (c) in the case of each of clauses (a) and (b), any of their Affiliates (which shall not include any bona fide debt investment funds that are affiliates of the

Persons referenced in clause (b) above to the extent that such fund is not controlled by any Person referenced in clause (b) above) that are either (i) identified in writing to the Agent by the Borrower from time to time or (ii) readily identifiable solely on the basis of such Affiliate’s name; provided that no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of Term Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Notwithstanding anything to the contrary contained in this Agreement, (a) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and (b) the Borrower (on behalf of itself Holdings and each of the Subsidiaries of Holdings) and the Lenders acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and that the Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender.
“Disqualified Stock” means that portion of any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or as a result of a Disposition of assets or Casualty Event), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or as a result of a Disposition of assets or Casualty Event) on or prior to the six-month anniversary of the Stated Termination Date; provided that, if such Stock is issued pursuant to any plan for the benefit of employees of Holdings (or any Parent Entity thereof) or any of its Subsidiaries or by any such plan to such employees, such Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings (or any Parent Entity thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Distressed Person” has the meaning specified in the definition of “Lender-Related Distress Event.”
“Distribution” means (a) the payment or making of any dividend or other distribution of property in respect of Stock or other Stock (or any options or warrants for, or other rights with respect to, such stock or other Stock) of any Person, other than distributions in Stock or other Stock (or any options or warrants for such stock or other Stock) of any class other than Disqualified Stock, or (b) the direct or indirect redemption or other acquisition by any Person of any Stock or other Stock (or any options or warrants for such stock or other Stock) of such Person or any direct or indirect shareholder or other equity holder of such Person.
“Documents” means all “documents” as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Obligor.
“Dollar” and “$” mean dollars in the lawful currency of the United States. All payments (other than the repayment of the 2026 Term Loans to the extent agreed between the Borrower and the Affiliate Loans Lenders) under this Agreement shall be made in Dollars.
“Domestic Subsidiary” means any Subsidiary of Holdings that is organized under the laws of the United States, any State of the United States or the District of Columbia.
“ECF Application Date” shall have the meaning set forth in Section 4.3(a).
“ECF Period” shall mean each calendar quarter of the Borrower.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any degree) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a commercial bank, commercial finance company or other lender having total assets in excess of $2,000,000,000 and that extends credit or buys commercial loans in the ordinary course of business; (b) any Lender; (c) any Affiliate of any Lender and (d) any Approved Fund; provided, that, in any event, “Eligible Assignee” shall not include (i) any natural Person, (ii) any Permitted Holder, Holdings, any Guarantor, or the Borrower or any Affiliate of any of the foregoing (other than, for the avoidance of doubt, the Affiliate Loans Lenders with respect to the 2026 Term Loans) or (iii) so long as (A) no Event of Default has occurred and is continuing under any of Sections 10.1(a), (e), (f) or (g) and (B) the list of Disqualified Lenders (including any updates thereto) has been made available by the Borrower to all Lenders, any Disqualified Lender (other than any Disqualified Lender otherwise agreed to by the Borrower in a writing delivered to the Agent).
“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means all applicable Laws in connection with pollution, protection of the Environment (including Releases, threats of Releases) or to health and safety (to the extent which health and safety laws relate to exposure to Contaminants).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules issued and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control with Holdings or the Borrower within the meaning of Section 414(b) or (c) of the Code (or any member of an affiliated service group within the meaning of Sections 414(m) or (o) of the Code of which the Borrower is a member).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) any failure by a Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standards with respect to a Pension Plan; (d) a determination that a Pension Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) a withdrawal by Holdings, the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (f) a complete withdrawal, within the meaning of Section 4203 of ERISA, or a partial withdrawal, within the meaning of Section 4205 of ERISA, by Holdings, the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (g) the filing with the PBGC of a notice of intent to terminate a Pension Plan under Section 4041(c) or ERISA, the receipt by Holdings, Borrower, or ERISA Affiliate, as applicable, of any notice from any Multiemployer Plan that it intends to terminate or has terminated under Section 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan (h) the receipt by Holdings, Borrower, or ERISA Affiliate, as applicable, from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (i) Holdings, the Borrower or any of its Subsidiaries engages in a non-exempt “prohibited transaction” (i.e., a prohibited transaction for which a statutory, regulatory, or administrative exemption does not exist) with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code), or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (j) the imposition of any Lien under Section 430(k) of the Code or pursuant to Section 303(k) or Section 4068 of ERISA with respect to any Pension Plan, or any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings, the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor Person) as in effect from time to time.
“Event of Default” has the meaning specified in Section 10.1.
“Excess Cash Flow” shall mean, with respect to any ECF Period and with respect to the Obligors, the sum of:

(a) total operating revenues as set forth in the financial statements delivered (or required to be delivered) pursuant to Section 6.2(a) and Section 6.2(b) in connection with the ECF Period most recently ended prior to the applicable ECF Application Date (the “Applicable GAAP Financials”); plus

(b) the Net Working Capital Adjustment (which may be negative) (excluding any impact from cash and debt) as reported on the Applicable GAAP Financials;

(c) less, Company G&A expenses, as reported on the Applicable GAAP Financials; provided, that, the amount deducted pursuant to this clause (c) shall not exceed $30,000,000 for any four consecutive ECF Periods;

(d) less, any fees, expenses, interest expenses, amortization payments and other costs paid in cash in connection with the Loan Documents;

(e) less, any fees, expenses, interest expenses, principal (net of any borrowings) and other costs paid in cash in connection with other Debt for Borrowed Money permitted under this Agreement;

(f) less, Capital Expenditures made in cash during the ECF Period;

(g) less, Permitted Tax Distributions made during such ECF Period; and

(h) less, any Unrestricted Cash required to maintain Liquidity of $5,000,000 after giving effect to any payment of such Excess Cash Flow pursuant to Section 4.3(a).

provided that if such sum is less than zero, Excess Cash Flow shall be deemed to be zero.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.
“Excluded Account” means (a) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Person’s employees and (b) deposit accounts with deposits at any time in an aggregate amount not in excess of $2,000,000 for all such deposit accounts.
“Excluded Assets” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”
“Excluded Stock” means the Stock of Holdings.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient under any Loan Document, (a) Taxes imposed on (or measured by) the Recipient’s net income (however denominated), franchise Taxes imposed in lieu of net income taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender acquired its interest in the applicable Term Loan Commitment or, in the case of an applicable interest in a Term Loan not funded pursuant to a prior Term Loan Commitment, such Lender acquires such interest in such Term Loan (provided that this clause (b)(i) shall not apply to an assignee pursuant to an assignment request by the Borrower under Section 5.8) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired its interest in the applicable Term Loan or Term Loan Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.1(d), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exit Fee” means a fee equal to $3,350,000.
“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.
“Family Member” means, with respect to any individual, any other individual that is recognized as a family member (to the second degree of consanguinity) by the laws of the residence of such individual.
“Family Trust” mean, with respect to Dan Wilks, trusts, family limited partnerships or other estate planning vehicles established for the benefit of Dan Wilks or his Family Members and in respect of which Dan Wilks or one or more of his Family Members serves as trustee or in a similar capacity.
“Farris Family Trust” mean, with respect to Farris Wilks, trusts, family limited partnerships or other estate planning vehicles established for the benefit of Farris Wilks or his Family

Members and in respect of which Farris Wilks or one or more of his Family Members serves as trustee or in a similar capacity.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
“Fee Letters” means, collectively, the Agent and Collateral Agent Fee Letter and the Structuring Fee Letter.
“Fifth Amendment” means that certain Amendment No. 5 to Credit Agreement and Amendment No. 2 to Guarantee Agreement, dated as of September 11, 2026, by and among Holdings, the Borrower, Parent Guarantor, the Subsidiary Guarantors party thereto, Beal Bank USA, as initial Lender, the Agent and the Collateral Agent.
“Fifth Amendment Effective Date” means September 11, 2026.
“Financial Covenant” means the covenant set forth in Section 8.20(a).
“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 6.2 and Section 7.5.
“First Amendment Date” means June 19, 2024.
“Fiscal Quarter” means the period commencing on January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing on April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing on July 1 in any Fiscal Year and ending on the next succeeding September 30, or the period commencing on October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require.
“Fiscal Year” means Holdings’, the Borrower’s, the Guarantors’ and/or their Subsidiaries’ fiscal year for financial accounting purposes. As of the Agreement Date, the current Fiscal Year of the Consolidated Parties will end on December 31, 2023.
“Fixed Asset Collateral” means the “Fixed Asset Priority Collateral” (as defined in the ABL Intercreditor Agreement, or any other similar term as defined therein, in each case, as in effect on the date such ABL Intercreditor Agreement is entered into).
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance

Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” means a rate of interest equal to 3.00% per annum.
“Flotek Share Transfer Agreements” has the meaning set forth in the Fifth Amendment.
“Fraudulent Transfer Laws” means the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law.
“Full Payment” or “Full Payment of the Obligations” means, with respect to any Obligations (other than contingent indemnification obligations or other Contingent Obligation for which no claim has been made or asserted), (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding) and (b) the termination or expiration of all Term Loan Commitments.
“Funding Date” means the date on which a Borrowing occurs.
“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances from time to time.
“General Intangibles” means all of each Obligor’s now owned or hereafter acquired “general intangibles” as defined in the UCC, choses in action and causes of action and all other intangible personal property of each Obligor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Intellectual Property, corporate or other business records, blueprints, plans, specifications, registrations, licenses, franchises, Tax refund claims, any funds which may become due to any Obligor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to any Obligor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Obligor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Obligor.
“Governmental Authority” means any nation or government, any state, territorial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantee Agreement” means the Guarantee Agreement, dated as of the Agreement Date, among the Guarantors for the benefit of the Secured Parties.
“Guarantors” means (a) the Borrower, other than with respect to its own Obligations, (b) each Subsidiary, whether now existing or hereafter created or acquired that is a party to the Guarantee Agreement, (c) Holdings, and (d) each other Person, who, in a writing accepted by the Agent, guarantees payment or performance in whole or in part of the Obligations. As of the Agreement Date, the Guarantors, in addition to the Borrower to the extent set forth in clause (a), are Holdings, Alpine Silica, LLC, a Texas limited liability company, Sunny Point Aggregates, LLC, a Louisiana limited liability company, Performance Proppants International, LLC, a Louisiana limited liability company, Performance Proppants, LLC, a Texas limited liability company, Red River Land Holdings, LLC, a Louisiana limited liability company, Performance Royalty, LLC, a Louisiana limited liability company, Alpine Monahans, LLC, a Delaware limited liability company, Alpine Monahans II, LLC, a Delaware limited liability company, Monarch Silica, LLC, a Texas limited liability company, and Alpine Real Estate Holdings, LLC, a Delaware limited liability company. Parent Guarantor shall not constitute a Guarantor hereunder or under any of the other Loan Documents.
“Guaranty” or “Guarantees” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other monetary obligations of any other Person (the “guaranteed monetary obligations”), or assure or in effect assure the holder of the guaranteed monetary obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed monetary obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed monetary obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person acting reasonably and in good faith. The Unsecured ProFrac Guarantee shall not constitute a Guaranty or one of the Guarantees for any purposes hereunder or under any of the other Loan Documents.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Historical Financial Statements” means unaudited consolidated balance sheets of Holdings and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Holdings and its consolidated subsidiaries, (a) for the fiscal quarter ended June 30, 2023 and (b) thereafter for each fiscal month ended at least 30 days prior to the Closing Date.
“Holdings” means Holdings (as defined in the preamble to this Agreement) or any Successor Holdings, to the extent the requirements set forth in Section 8.27 are satisfied.
“Holdings LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, dated as of March 14, 2018, as amended and/or amended and restated in the form of that certain Third Amended and Restated Limited Liability Company Agreement, as further amended, restated and/or modified prior to being executed to the extent that such amendments, restatements and/or modifications are not materially adverse to the Lenders.
“Illegality Notice” has the meaning specified therefor in Section 5.2(a).

“Indemnified Person” has the meaning specified in Section 14.10(a).
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligor or the Parent Guarantor under any Loan Document or the Unsecured ProFrac Guarantee and (b) to the extent not otherwise described in clause (a) above, all Other Taxes.

“Indenture” means the Indenture, dated as of the date hereof, among, ProFrac Holdings II, LLC, as Issuer, each of the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as Trustee, Calculation Agent and Collateral Agent.

“Initial Term Loans” shall mean all Term Loans outstanding under the Term Loan Facility other than the 2026 Term Loans.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with all or substantially all creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Instruments” means all instruments as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by any Obligor.
“Intellectual Property” has the meaning specified in the Security Agreement.
“Intercreditor Agreement” has the meaning given to such term in Section 13.14.
“Interest Period” means, as to any SOFR Rate Loan, the period commencing on the Funding Date of the Term Loan or on the Conversion/Continuation Date on which the Term Loan is converted into or continued as a SOFR Rate Loan, and ending on the date one month thereafter, provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period pertaining to a SOFR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Interest Rate” means each or any of the interest rates, including rate applicable to Default Interest, set forth in Section 3.1(b).
“Inventory” means all of each Obligor’s now owned or hereafter acquired “Inventory” as defined in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising and shipping materials related to any of the foregoing.

“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise) of assets, shares of Stock, bonds, notes, debentures, partnerships, joint ventures or other ownership interests or other securities of such Person, (b) any advance, loan or other extension of credit to such Person, or (c) any other capital contribution to, or investment in, such Person, including, without limitation, any obligation incurred for the benefit of such Person, but excluding (i) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (ii) bona fide Accounts arising in the ordinary course of business. It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes hereof, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less all dividends, returns, interests, profits, distributions, income and similar amounts received in respect of such Investment (not to exceed the original amount invested). For purposes of this definition, capitalized terms used in this definition but not defined elsewhere in this Agreement shall have the meanings set forth in Articles 8 or 9 of the UCC.
“Investment Property” means all of each Obligor’s now owned or hereafter acquired “investment property” as defined in the UCC, and includes all right, title and interest of each Obligor in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.
“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.
“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.
“Laws” means, each and collectively, all international, foreign, federal, state, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the common law, and the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of laws.
“LCA Election” has the meaning specified in Section 1.5.
“LCA Test Date” has the meaning specified in Section 1.5.
“Lender” means (a) each Person listed on Schedule 1.1 and (b) any other Person that shall become a party hereto as a “lender” pursuant to Section 12.2, in each case other than a Person who ceases to hold any outstanding Term Loans or any Term Loan Commitment.
“Lender Default” means (a) the refusal (in writing) or failure of any Lender to make available its portion of any incurrence of Term Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, (b) the failure of any Lender to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, (c) a Lender has notified the Borrower or the Agent that it does not intend or expect to comply with one or more of its funding obligations or has made a public statement to that effect with respect to its funding obligations under this Agreement, (d) the failure by a Lender to confirm in a manner reasonably satisfactory to the Agent that it will comply with its obligations to fund the Term Loans under this Agreement, (e) any Lender or a direct or indirect parent company of each Lender becoming subject to a Bail-In Action or (f) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.
“Lender-Related Distress Event” means, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or winding up, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Stock in any Lender or any Person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide such person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contract or agreements made by such person or its parent entity.
“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, priority or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, deemed trust, assignment, deposit arrangement, security agreement, conditional sale or trust receipt or the interest of a vendor or lessor under a capital lease, consignment or title retention agreement; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, servitude right-of-way, restriction, option or right of first refusal, lease or other title exception or encumbrance affecting property (and for clarity, including exclusive licenses (but not non-exclusive licenses) granted in Intellectual Property).
“Limited Condition Acquisition” means any Permitted Acquisition (and any other acquisition constituting a Permitted Investment) whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Liquidity” means, as of any date of determination, the sum of (i) the aggregate amount of Unrestricted Cash of the Obligors at such time plus (ii) Availability (as defined in the ABL Credit Agreement or any similar term as defined therein as of the Agreement Date) at such time.
“Loan Documents” means this Agreement, the Guarantee Agreement, the Security Documents, the Notes, the Agent and Collateral Agent Fee Letter, the Structuring Fee Letter, the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, any other Intercreditor Agreement, the Affiliate Transaction Side Letter, the Supply ProFrac Agreement Estoppel and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing or guaranteeing any of the Obligations or any of the Collateral, in each case to which one or more Obligors is a party.
“Losses” has the meaning specified in Section 14.10(a).
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.
“Master Agreement” has the meaning specified in the definition of “Hedge Agreement.”
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business or financial condition of Holdings, the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower and the other Obligors (taken as a whole) to perform their obligations under the Loan Documents; (c) a material impairment of the ability of the Parent Guarantor to perform its obligations under the Unsecured ProFrac

Guarantee, (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party, and (e) a material adverse effect on the rights, remedies or benefits of any Agent or the Lenders, taken as a whole under any Loan Document or the Unsecured ProFrac Guarantee.
“Material Agreement” means:

(a) the Supply ProFrac Agreement;

(b) each Material Supply Agreement entered into in accordance with Section 8.32(d); and

(c) each Material Vendor Agreement entered into in accordance with Section 8.32(d).

“Material Indebtedness” means (i) Debt (other than the Obligations) of any one or more of Holdings, the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000, (ii) Debt incurred pursuant to the Monarch Acquisition Seller Debt and (iii) Debt incurred pursuant to the ABL Credit Agreement. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Hedge Agreement at any time shall be the Swap Termination Value thereof.
“Material Supply Agreement” means each contract and/ or agreement (or series of related contracts and/ or agreements) entered into by, or on behalf of, Holdings, the Borrower or any of their respective Subsidiaries with any other Person or Persons after the Agreement Date which provides for consideration priced less than $20/ton with a remaining term longer than 24 months.
“Material Vendor Agreement” means each contract and/ or agreement (or series of related contracts and/ or agreements) entered into by, or on behalf of, Holdings, the Borrower or any of their respective Subsidiaries with any other Person or Persons after the Agreement Date if (a) the aggregate cost or value of goods, services or other items to be acquired by the applicable Obligor pursuant thereto is or could reasonably be expected to exceed $5,000,000 a calendar month for more than 12 months or $60,000,000 in any 12 month-period, or (b) the aggregate amount of costs, fees, payments (including termination fees or payments), liquidated damages or other liabilities which could be incurred by the applicable Obligor is or could reasonably be expected to exceed $5,000,000 a calendar month for more than 12 months or$60,000,000 in any 12 month-period.
“Maturity Date” means the earlier of (a) ~~January 26, 2029~~February 15, 2030, or if such date is not a Business Day, the immediately preceding Business Day and (b) the date the Term Loans become due and payable pursuant to Article X.
“Maximum Rate” has the meaning specified in Section 3.3.
“Minimum Earnings Amount” has the meaning assigned to that term in Section 4.2.
“Minimum Earnings Period” means the period commencing on the Closing Date and ending on the date that is the second anniversary of the Closing Date.
“Monarch Acquisition Intercreditor Agreement” means that certain Subordination Agreement, dated as of the date hereof, between the Collateral Agent, Monarch Capital Holdings, LLC, a Texas limited liability company, and, when applicable, ABL Collateral Agent.

“Monarch Acquisition Purchase Agreement” means that certain Membership Interest Purchase Agreement, dated as of December 5, 2022, by ProFrac Holdings II, LLC, as “Buyer” and Monarch Capital Holdings, LLC, as “Seller”.
“Monarch Acquisition Seller Debt” means that certain Debt owed by the Borrower pursuant to the Monarch Seller Note.
“Monarch Assignment” has the meaning given to such term in Section 8.14(r).
“Monarch Security Documents” means the Guaranty and Security Agreement by and between Monarch Subsidiary and Monarch Capital Holdings LLC, the Pledge Agreement by and between the Borrower and Monarch Capital Holdings LLC, the mortgage by and between Monarch Subsidiary and Monarch Capital Holdings LLC and all other security agreements, control agreements and collateral documents executed in connection therewith (together with all amendments, restatements, supplements or other modifications thereto, in each case, as of the date hereof, and all amendments, restatements, supplements or other modifications thereto permitted by this Agreement and, in each case, without giving effect hereunder to any security agreements, control agreements and collateral documents, amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders).
“Monarch Seller Note” means that certain Amended and Restated Secured Seller Note issued by Borrower in favor of Monarch Capital Holdings LLC, in the original principal amount of $54,687,500(excluding any fees, costs, expenses and indemnification obligations that may also be payable thereunder) (together with any amendment, restatement, supplement or other modification thereto, or any waiver or consent thereunder, in each case, as of the date hereof, and all amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder after the date hereof to the extent not prohibited by this Agreement and without giving effect hereunder to any amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders).
“Monarch Subsidiary” means Monarch Silica, LLC, a Texas limited liability company.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Mortgage” means, collectively, the deeds of trust, trust deeds, debentures, deeds of hypothec, mortgages and the like creating and evidencing a first priority (subject to Permitted Liens) Lien on a Mortgaged Property made by any Obligor in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in the form and substance reasonably acceptable to the Collateral Agent and the Borrower that are executed and delivered pursuant to the Collateral and Guarantee Requirement definition set forth herein or Sections 8.23, 8.25 or 8.29.
“Mortgaged Property” has the meaning specified in paragraph (f) of the definition of “Collateral and Guarantee Requirement.”
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Holdings, the Borrower or any ERISA Affiliate or with respect to which Holdings, the Borrower or any ERISA Affiliate has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“Net Cash Proceeds” means:

(a) with respect to any Disposition or Casualty Event, (A) the gross amount of all proceeds thereof in the form of cash and Cash Equivalents (including, without limitation, any cash proceeds received as proceeds of any disposition of non-cash proceeds as and when received and any proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) actually paid to or received by the Borrower or any of its Subsidiaries, less (B) the sum of (1) the amount, if any, of all customary fees, legal fees, accounting fees, brokerage fees, commissions, costs and other expenses that are required to be paid by the Borrower or any of its Subsidiaries in connection with such Disposition or Casualty Event and are actually paid by the Borrower or any of its Subsidiaries, but only to the extent not already deducted in arriving at the amount referred to in clause (A) above; (2) Taxes paid or reasonably estimated to be payable in connection therewith (including Taxes imposed on the distribution or repatriation of any such Net Cash Proceeds) (after taking into effect any available tax credits or deductions and tax sharing arrangements); (3) [Reserved]; (4) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) associated with such Disposition or Casualty Event (other than any Taxes deduced pursuant to clause (2) above) (I) associated with the assets that are the subject of such event and (II) retained by any Obligor, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction; (5) if applicable, the principal amount of any Debt secured by a Permitted Lien that has been repaid or refinanced in accordance with its terms with the proceeds of such Disposition or Casualty Event; (6) any payments to be made by the Borrower or any of its Subsidiaries as agreed between the Borrower or such Subsidiary and the purchaser of any assets subject to a Disposition or Casualty Event in connection therewith; and (7) any portion of such proceeds deposited in an escrow account or other appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) associated with such Disposition or Casualty Event;

(b) with respect to any incurrence, issuance or assumption by the Borrower or any of its Subsidiaries of any Debt, the gross amount of cash proceeds paid to or received by such Person in respect thereof, less the sum of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses incurred, and actually paid by such Person in connection therewith; and

(c) solely with respect to the Qualified IPO, the gross cash proceeds from any Qualified IPO less all underwriting discounts, and less commissions, fees (including without limitation, placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees) and expenses related to such Qualified IPO (as set forth in the Borrower’s books and records in accordance with generally accepted accounting principles, and in each case set forth above including in connection with any overallotment option).

“Net Income” means the net income (loss) attributable to Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Working Capital” means, at any time, the amount equal to (a) Current Assets at such time minus (b) Current Liabilities at such time.
“Net Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Net Working Capital as of the beginning of such period exceeds (or is less than) Net Working Capital as of the end of such period.
“Non-Consenting Lender” has the meaning specified in Section 12.1(b).

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit J hereto, evidencing the aggregate Debt of the Borrower to such Lender resulting from the Term Loans made by such Lender.
“Notice of Borrowing” has the meaning specified in Section 2.3(a).
“Notice of Conversion” has the meaning specified in Section 3.2(a).
“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Obligors, the Subsidiaries and/or the Parent Guarantor, or any of them, to the Agent, the Collateral Agent, any Lender, any Secured Party and/or any Indemnified Person, arising under or pursuant to this Agreement, any of the other Loan Documents, or the Unsecured ProFrac Guarantee, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, primary or secondary, as principal or guarantor, and including (a) all principal, interest, prepayment premiums, Payments, Minimum Earnings Amount, Exit Fee, charges, expenses, fees, attorneys’ fees, Attorney Costs, filing fees and any other sums chargeable to any of the Borrower, any other Obligor, Subsidiary or Parent Guarantor hereunder or under any of the other Loan Documents or the Unsecured ProFrac Guarantee, and (b) any of the foregoing and any other interest, fees, or amounts accruing during an Insolvency Proceeding by or against Holdings or any of its Subsidiaries or Parent Guarantor naming such Person as the debtor in such proceeding (regardless of whether allowed in such proceeding).
“Obligors” means, collectively, the Borrower, each Guarantor, and each other Person that now or hereafter is primarily or secondarily liable for any of the Obligations and/or grants the Collateral Agent a Lien in any Collateral as security for any of the Obligations. The Parent Guarantor shall not constitute an Obligor for any purpose hereunder or under any of the other Loan Documents.
“OFAC” means U.S. Treasury Department Office of Foreign Assets Control.
“OFSI” means the U.K. Office of Financial Sanctions Implementation.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Originating Lender” has the meaning specified in Section 12.2(g).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document or the Unsecured ProFrac Guarantee, or sold or assigned an interest in any Term Loan, Loan Document or the Unsecured ProFrac Guarantee).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing, charges or similar levies or Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement, any other Loan Documents or the Unsecured ProFrac Guarantee, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.8(e)).
“Parent Entity” means any Person that is or becomes a direct or indirect parent company (which may be organized as, among other things, a partnership) of Holdings. ProFrac PubCo, ProFrac Holdings and ProFrac Holdings II shall each be deemed to constitute a Parent Entity of Holdings.
“Parent Guarantor” means ProFrac Holding Corp.
“Participant” has the meaning specified in Section 12.2(g).
“Participant Register” has the meaning specified in Section 13.18(b).
“Payment” has the meaning assigned to such term in Section 13.22(a).
“Payment Notice” has the meaning assigned to such term in Section 13.22(b).
“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to the functions thereof.
“Pension Plan” means a “pension plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan, which Holdings, the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding six (6) plan years.
“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit E.
“Periodic Term SOFR Determination Day” has the meaning specified therefor in the definition of “Term SOFR”.
“Permitted Acquisition” means any acquisition, by merger, consolidation, amalgamation or otherwise, by Holdings (or indirectly by a Parent Entity) or any of its Subsidiaries of (a) all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or (b) all of the Stock in a Person, in the case of each of clauses (a) and (b), (i) that, upon the consummation thereof, will be a Subsidiary that is owned directly by the Borrower or one or more of its Wholly-Owned Subsidiaries (including, without limitation, as a result of a merger, amalgamation or consolidation) or (ii) all or substantially all of the property and assets of which (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) are substantially contemporaneously therewith contributed to the Borrower or one or more Guarantors (other than Holdings), in each case, so long as (A) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with all applicable Laws, (B) if such acquisition involves the acquisition of Stock of a Person that upon such acquisition would become a Subsidiary of the Borrower, such acquisition shall result in the issuer of such Stock becoming, to the extent required by the Collateral and Guarantee Requirement, a Guarantor, (C) to the extent required by the Collateral and Guarantee Requirement, such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Stock or any assets so acquired, (D) both immediately prior to and after giving effect to such acquisition, no Event of Default shall have occurred and be continuing unless such acquisition is a Limited Condition Acquisition with respect to which a LCA Election has been made, in which case such Event of Default condition shall be tested as specified in Section 1.5, and (E)

immediately after giving effect to such acquisition, Holdings and its Subsidiaries shall be in compliance with Section 8.15.
“Permitted Acquisition Consideration” means, in connection with any Permitted Acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication: (a) the purchase consideration for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Debt and/or Guaranties, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Debt assumed in connection with such Permitted Acquisition; provided in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof by Holdings or its Subsidiaries.
“Permitted Debt” has the meaning specified in Section 8.12.
“Permitted Disposition” means:

(a) Dispositions of Inventory in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(b) Dispositions of obsolete, surplus, damaged or worn-out property or property that is no longer necessary, used or useful in the business of Holdings and its Subsidiaries;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) the use, transfer or Disposition of cash and Cash Equivalents pursuant to any transaction permitted by the terms of the Loan Documents;

(e) sales (other than sales of Eligible Accounts (as defined in the ABL Credit Agreement or any similar term as defined therein)), discounting or forgiveness of Accounts in connection with the collection, settlement or compromise thereof;

(f) any Disposition, license, sublicense, abandonment or lapse of Intellectual Property which does not materially interfere with the business of Holdings or any of its Subsidiaries, taken as a whole;

(g) Dispositions constituting Permitted Distributions, Permitted Investments (other than pursuant to clause (p) of the definition of “Permitted Investments”), transactions permitted by Section 8.9 or Permitted Liens;

(h) any sale or issuance of Stock by (i) a direct Subsidiary of Holdings to Holdings, (ii) the Borrower to Holdings, or (iii) any Subsidiary of Borrower to Borrower or another Subsidiary of Borrower that is a Guarantor;

(i) Dispositions for Fair Market Value of property for aggregate consideration of less than $2,500,000 with respect to any individual transaction; provided that the aggregate amount of such Dispositions permitted by this clause (i) shall not exceed $7,500,000 during any Fiscal Year;

(j) (i) any leases, subleases, licenses or sublicenses of the Real Estate in effect as of the Closing Date, (ii) any leases, subleases, licenses or sublicenses of the surface rights with respect to any of its Real Estate after the Closing Date that has a de minimis interference on the business of Holdings and its Subsidiaries and (iii) with the consent of Required Lenders, whose consent shall not be unreasonably withheld, the leasing, subleasing, licensing or sublicensing of assets of Holdings or any of its Subsidiaries (as licensor, sub-licensor, lessor or sub-lessor) not materially interfering with the business of Holdings and its Subsidiaries, taken as a whole, provided that, subject to clauses (i), (ii) and (iii) immediately above, in no event shall any Sand Mine at any time be leased, subleased, licensed or sublicensed;

(k) [reserved];

(l) Dispositions of non-core assets acquired in connection with Permitted Acquisitions, any other acquisitions permitted hereunder or similar Investments that are not used or useful in the business of Holdings and its Subsidiaries;

(m) [Reserved];

(n) transfers of property subject to Casualty Events upon receipt of the net proceeds of such Casualty Event;

(o) [reserved];

(p) the unwinding of any Hedge Agreement pursuant to its terms;

(q) [reserved]

(r) Dispositions of property or assets to the Borrower or to any other Subsidiary; and

(s) (i) the settlement, release or surrender of claims in the ordinary course of business or to the extent that the Borrower determines, in the good faith business judgment, that such settlement, release or surrender of claims is beneficial to Holdings and its Subsidiaries, taken as a whole and (ii) releases of claims set forth in Article VII of the Supply ProFrac Agreement;

For purposes of this definition, capitalized terms used in this definition but not defined elsewhere in this Agreement shall have the meanings set forth in Articles 8 or 9 of the UCC, as the case may be.

“Permitted Distributions” has the meaning specified in Section 8.10.
“Permitted Holders” means each of ProFrac Holdings, ProFrac Holdings II, Farris Wilks, his Family Members, Farris Family Trusts, FARJO Holdings, LP, Dan Wilks, his Family Members, Family Trusts, THRC Management, LLC and THRC Holdings, LP (provided that THRC Holdings, LP shall only constitute a Permitted Holder so long as THRC Management, LLC, Dan Wilks, his Family Members, and/or Family Trusts Control THRC Holdings, LP and own and control, directly or indirectly, at least 51% on a fully diluted basis of the economic and voting interest in the Stock of THRC Holdings, LP).
“Permitted Investments” means:

(a) Investments by Holdings, the Borrower or any other Subsidiary in assets constituting cash or Cash Equivalents at the time such Investment was made;

(b) (i) (A) Investments by Holdings and its Subsidiaries in Holdings and its Subsidiaries existing on the Agreement Date and (B) Investments existing on the Agreement Date and identified in Schedule 8.11 to this Agreement; and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment permitted by clause (b)(i) existing on the Agreement Date; provided that the aggregate amount of the Investments permitted pursuant to this clause (b)(i)(B) is not increased from the aggregate amount of such Investments on the Agreement Date except pursuant to the terms of such Investment as of the Agreement Date or as otherwise permitted by Section 8.11;

(c) Investments by any Obligor in any other Obligor;

(d) acquisition of inventory, supplies and equipment used or consumed in the ordinary course of business of Holdings or its applicable Subsidiary and, to the extent constituting Capital Expenditures, Capital Expenditures permitted pursuant to the terms hereof;

(e) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(f) Deposit Accounts maintained in the ordinary course of business;

(g) Investments constituting Hedge Agreements entered into in the ordinary course of business and for non-speculative purposes;

(h) Investments (including debt obligations and Stock) received in connection with the bankruptcy or reorganization of Account Debtors, suppliers and customers or in settlement of delinquent obligations of, or other disputes with, Account Debtors, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(i) loans or advances to officers, directors, partners, members and employees of Holdings (or any Parent Entity) or its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Stock of Holdings (or Stock of any Parent Entity or the Borrower) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity (or any other form of Qualified Stock) or used to satisfy Tax obligations relating to proceeds received by such Person in connection with the Transactions, which proceeds are used for the purchase of such Stock), (iii) relating to indemnification of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity, and any reimbursement of any such officer, director or employee of expenses relating to the claims giving rise to such indemnification and (iv) for purposes not described in the foregoing clauses (i), (ii) and (iii), in an aggregate principal amount not to exceed (x) $1,000,000 in any Fiscal Year and (y) $2,000,000 during the term of the Agreement;

(j) Permitted Acquisitions (or any other acquisitions constituting Permitted Investments) (i) made using the cash distributed pursuant to Section 8.10(h) at such time, in each case, or (ii) so long as (x) no Default or Event of Default shall have occurred prior to and be continuing or would result therefrom, (y) the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Investment, does not exceed 1.75:1.00 and (z) Liquidity, after giving Pro Forma Effect to such Permitted Acquisition or other acquisitions constituting Permitted Investments, is not less than $50,000,000.

(k) any Investment to the extent that the consideration therefor is Stock (other than Disqualified Stock) of Holdings (or any Parent Entity);

(l) Guaranties of Holdings, the Borrower or any other Subsidiary in respect of leases (other than Capital Leases) or of other obligations that do not constitute Debt, in each case entered into in the ordinary course of business;

(m) Investments in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry consisting of endorsements for collection or deposit;

(n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors and other credits to suppliers in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(o) Investments consisting of Liens, Debt, fundamental changes, Dispositions (other than pursuant to clause (g) of the definition of “Permitted Dispositions”) and Distributions, in each case, permitted under this Agreement;

(p) Investments in cash, and in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(q) promissory notes and other non-cash consideration received in connection with Permitted Dispositions;

(r) advances of payroll payments to employees, directors, consultants, independent contractors or other service providers or other advances of salaries or compensation to employees, directors, partners, members, consultants, independent contractors or other service providers, in each case in the ordinary course of business;

(s) Investments made from the Net Cash Proceeds of the Qualified IPO in an aggregate amount not to exceed the aggregate amount of Net Cash Proceeds of the Qualified IPO less all Distributions made from proceeds of such Qualified IPO pursuant to Section 8.10(m);

(t) Investments held by any Person acquired by Holdings, the Borrower or a Subsidiary after the Closing Date or of any Person merged into the Borrower or merged, amalgamated or consolidated with a Subsidiary in accordance with Section 8.9 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamate or consolidation and were in existence on the date of such acquisition, amalgamation, merger or consolidation;

(u) Subsidiaries of Holdings may be established or created if Holdings, the Borrower and such Subsidiary comply with the requirements of Section 8.23; provided that in each case, to the extent such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Agreement, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, such new Subsidiary shall not be required to take the actions set forth in Section 8.23 until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);

(v) to the extent that they constitute Investments, purchases and acquisitions of Inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, or Intellectual Property, or other rights, in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(w) [reserved];

(x) [reserved];

(y) asset purchases (including purchases of Inventory, supplies, materials and other assets), in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(z) to the extent constituting an Investment, the Monarch Assignment;

(aa) any Investments in cash (excluding Investments in minority investments and joint ventures or similar entities); provided that the aggregate amount of such Investments made and then-outstanding pursuant to this clause (aa) measured at the time of the making of such Investment and after giving Pro Forma Effect thereto shall not exceed the greater of (x) $20,000,000 at any time and (y) 2.5% of Consolidated Total Assets as of the last day of the Test Period most recently ended ~~on or prior to the date such Investment was made~~; and

(bb) any Investments in cash so long as (x) no Default or Event of Default shall have occurred prior to and be continuing or would result therefrom, (y) the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Investment, does not exceed 1.00:1.00 and (z) Liquidity, after giving Pro Forma Effect to such Investment, is not less than $40,000,000.

For purposes of determining compliance with this definition, in the event that any Investment meets the criteria of more than one of the types of Permitted Investments described in the above clauses, the Borrower, in its sole discretion, may classify (but not reclassify) such Investment and only be required to include the amount and type of such Investment in one of such clauses provided that Investments may be allocated among more than one clause to the extent that such Investment meets the criteria of such clauses.

“Permitted Liens” means, with respect to Holdings, the Borrower and the Subsidiaries, the Liens listed below:

(a) Liens for Taxes that (i) are not delinquent or the nonpayment or delinquency of which, together with all other such Liens, would not exceed $2,500,000 in the aggregate, or (ii) are being contested in good faith and by the appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (or other applicable accounting principles);

(b) the Collateral Agent’s Liens;

(c) (i) Liens consisting of deposits or pledges of cash (or letters of credit issued) made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, (ii) Liens consisting of pledges and deposits of cash in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower, Holdings or any Subsidiary, (iii) Liens consisting of deposits of cash made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases or purchase, supply or other contracts (other than for the repayment of Debt for Borrowed Money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt for Borrowed Money) or to secure statutory or regulatory obligations (other than Liens arising under ERISA or Code Section 430), surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(d) statutory or common law Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being Properly Contested, in each case, if adequate reserves in accordance with GAAP (or other applicable accounting principles) with respect thereto are maintained on the books of the applicable Person provided that if any such Lien arises from the nonpayment of any such claims or demands when due, such claims or demands are being Properly Contested or such nonpayment, or in the aggregate nonpayments, would not exceed, together with all other such Liens, $5,000,000 in the aggregate;

(e) Liens securing Capital Leases and purchase money Debt to the extent such Capital Leases or purchase money Debt are permitted in Section 8.12; provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement, lease or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases; provided that individual financings of equipment provided by one creditor may be cross-collateralized to other financings of equipment provided by such creditor;

(f) (i) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, zoning, rights of way, covenants running with the land, affidavits of heirship and other similar title ordinary course exceptions or encumbrances affecting any Real Estate; provided that they do not secure the payment of money and do not, individually or in the aggregate, materially interfere with its use in the ordinary conduct of the Borrower’s and its Subsidiaries’ business taken as a whole, (ii) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on Real Estate over which the Borrower or any Subsidiary has easement rights (but does not own) or on any leased Real Estate and subordination or similar agreements relating thereto so long as they do not materially interfere with the use of such Real Estate in the ordinary conduct of the Borrower’s and its Subsidiaries’ business and (iii) any condemnation or eminent domain proceeding affecting any Real Estate so long as it does not materially interfere with the use of Obligors’ Real Estate, taken as whole, in the ordinary conduct of the Borrower’s and its Subsidiaries’ business, and (iv) all Liens, encumbrances and/or other title and survey matters required to be satisfied and/or discharged in accordance with Section 8.29 provided that such Liens, encumbrances and/or other title and survey matters shall not constitute Permitted Liens after the deadline to remove such Liens, encumbrances and/or other title and survey matters in accordance with Section 8.29;

(g) Liens arising from any judgment, decree or order of any court or other Governmental Authority or any attachments in connection with court proceedings; provided that the attachment or enforcement of such Liens do not constitute an Event of Default hereunder;

(h) licenses, sublicenses, leases or subleases on the property covered thereby (including Intellectual Property) granted to other Persons and not materially interfering with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(i) any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement permitted by this Agreement;

(j) (i) Liens that are contractual rights of set-off or (ii) relating to purchase orders and other agreements entered into with customers or suppliers of the Borrower or any Subsidiary in the ordinary course of business;

(k) Liens (i) of a collection bank (including those arising under Section 4-210 of the UCC) on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry and (iii) in favor of the commodities broker or intermediary attaching to commodity trading accounts, or other commodity brokerage accounts, incurred in the ordinary course of business and not for speculative purposes;

(l) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Permitted Investment;

(m) Liens arising from precautionary UCC filings;

(n) Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(o) Liens identified on Schedule 8.16; provided that (i) such Lien does not extend to any other property or asset of the Borrower or any Subsidiary other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Permitted Debt and (B) the proceeds and products thereof and (ii) such Lien shall secure only those obligations or Permitted Debt that it secures on the Agreement Date and any Refinancing Debt incurred to Refinance such Permitted Debt;

(p) Liens securing Refinancing Debt to the extent such Liens are permitted in the definition of “Refinancing Debt”;

(q) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Debt is Permitted Debt and is not incurred in contemplation of such acquisition or in connection with such Person becoming a Subsidiary;

(r) (i) Liens securing Debt permitted under Section 8.12(q)(i) so long as the holder of any such Debt (or an agent or representative in respect thereof) shall have entered into the ABL Intercreditor Agreement providing, among other things, and subject to the caps and limitations set forth therein, that the Liens on the Fixed Asset Collateral securing such Debt or other obligations shall rank junior to the Collateral Agent’s Liens on the Fixed Asset Collateral, the liens on the Current Asset Collateral securing such Debt may rank senior to the Collateral Agent’s Liens on the Current Asset Collateral and shall otherwise be in compliance with the parameters of Section 8.12(q)(i) and (ii) Liens securing Debt permitted under Section 8.12(q)(ii);

(s) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers or any seller of goods;

(t) restrictions on transfers under applicable securities laws;

(u) options and rights of first refusal entered into in the ordinary course of business to the extent that they do not interfere with the business of Holdings or any of its Subsidiaries;

(v) Liens (i) on cash advances in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Permitted Disposition, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(w) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods, entered into by the Borrower or any of the other Subsidiaries in the ordinary course of business;

(x) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Debt, or (ii) related to pooled deposit or sweep accounts of Holdings or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any other Subsidiary of Holdings in the ordinary course of business;

(y) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any other Subsidiary;

(z) Liens on specific items of Inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such Inventory or goods;

(aa) [reserved];

(bb) [reserved];

(cc) [reserved];

(dd) Liens on cash and Cash Equivalents used to satisfy or discharge Debt; provided such satisfaction or discharge is permitted hereunder;

(ee) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority; provided that such Liens do not materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary, taken as whole;

(ff) servicing agreements, development agreements, site plan agreements, subdivision agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the real property of the Borrower or any Subsidiary; provided same do not materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary, taken as whole, including, without limitation, any obligations to deliver letters of credit and other security as required;

(gg) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of Holdings, Borrower or any Subsidiary of Holdings, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(hh) [reserved];

(ii) [reserved];

(jj) other Liens securing Debt for borrowed money; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Debt and other obligations secured by Liens incurred under this clause (jj) and then-outstanding shall not exceed $5,000,000;

(kk) other Liens (other than any Liens for Debt for borrowed money); provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof,

the aggregate outstanding amount of Debt and other obligations secured by Liens incurred under this clause (kk) and then-outstanding shall not exceed $5,000,000; and

(ll) Liens on the Stock owned by the Borrower in the Monarch Subsidiary and Liens on the assets of the Monarch Subsidiary (but not any other Subsidiaries of Holdings other than such Liens on the Stock issued by Monarch Subsidiary to the Borrower) securing the Monarch Acquisition Seller Debt incurred pursuant to Section 8.12(t); provided, further, the holders (or a representative or trustee on their behalf) of the Monarch Acquisition Seller Debt shall have entered into the Monarch Acquisition Intercreditor Agreement and so long as the Secured Parties hereunder have a second-priority Lien on such Stock.

“Permitted Tax Distributions” means either (a) with respect to any taxable period (or portion thereof) for which Holdings, Borrower and any of Borrower’s Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes (each, a “Tax Group”) of which a direct or indirect parent of Holdings is the common parent, or for which Holdings is a partnership or disregarded entity for U.S. federal or applicable state or local income tax purposes that is Wholly-Owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, distributions by Holdings, Borrower or an applicable Subsidiary of Borrower, as may be relevant, to any direct or indirect parent of Holdings in an amount not to exceed the sum of (i) the lesser of (x) the amount of any U.S. federal and state income taxes that Holdings, Borrower and/or its Subsidiaries that are members of the relevant Tax Group, as applicable, would have paid for such taxable period had Holdings, Borrower and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone consolidated tax corporate group, and (y) the actual income tax liability of the common parent of the Tax Group for such taxable period and (ii) such amounts as are needed to pay any amounts owed by a direct or indirect parent of Holdings under any Tax Receivable Agreement (except to the extent such amounts are payable as a result of an event that accelerates any payment due under the applicable Tax Receivable Agreements such as an Early Termination Payment or breach of the Tax Receivable Agreement as provided under Article 4 of the applicable Tax Receivable Agreements (such event, an “Acceleration Event”), in which case, the amount payable under this clause (a)(ii) as a result of an Acceleration Event shall not exceed $~~25,000,000~~2,500,000); or (b) with respect to any taxable period or portion thereof during which Holdings is a pass-through entity (including a partnership or disregarded entity) and is not Wholly-Owned (directly or indirectly) by an entity that is taxable as a corporation for U.S. federal income tax purposes, distributions by Holdings to any member or partner of Holdings, on or prior to each estimated tax payment date as well as each other applicable due date, such that each such member or partner (or its direct or indirect members or partners, if applicable) receives, in the aggregate for such period, payments or distributions sufficient to equal the sum of (i) such member or partner’s U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of Holdings and its pass-through Subsidiaries with respect to such taxable period (assuming that such member or partner is subject to tax at the highest combined marginal U.S. federal, state, and/or local income tax rates applicable during the relevant taxable period to a corporation that is resident in the state in which Holdings has its headquarters (regardless of the actual rate applicable to such member or partner)), determined by taking into account (A) any U.S. federal, state and/or local (as applicable) loss carryforwards available to such member or partner during the relevant taxable period from losses allocated to such member or partner by Holdings in prior taxable periods to the extent not taken into account in prior taxable periods and taking into account any applicable limitations on the use of such losses, (B) the deductibility of state and local income taxes for U.S. federal income tax purposes (disregarding any deduction that is subject to a dollar limitation), (C) the corporate alternative minimum tax, (D) any basis adjustment pursuant to Sections 734 and 743 of the Code that gives rise to a payment under any Tax Receivable Agreement or otherwise, (E) any adjustment to such member or partner’s taxable income attributable to its direct or indirect ownership of Holdings and its Subsidiaries as a result of any tax examination, audit or adjustment with respect to any period or portion thereof, and (F) any allocations of

“reverse Section 704(c) income”, but not taking into account any allocations of “regular Section 704(c) income”, and (ii) subject to the limitations set forth under the last sentence of this definition of Permitted Tax Distributions, in the case of such member or partner that is a direct or indirect parent of Holdings with an obligation under any Tax Receivable Agreement, such amounts as are needed by it during the relevant period to pay amounts owed by it under such Tax Receivable Agreement (except to the extent such amounts are payable as a result of an Acceleration Event, in which case, the amount payable under this clause (b)(ii) as a result of an Acceleration Event shall not exceed $~~25,000,000~~2,500,000); provided that (1) it is understood and agreed that Permitted Tax Distributions shall not include distributions by any Domestic Subsidiary that is treated as a corporation for U.S. federal income tax purposes; (2) any Permitted Tax Distributions made with respect to estimated income taxes pursuant to clauses (a)(i) or (b)(i) shall be made no earlier than ten (10) days prior to the due date of such estimated income taxes; (3) to the extent that Permitted Tax Distributions for estimated income taxes made with respect to any taxable year in accordance with the preceding clause (2) exceed the income tax liability of Holdings’ direct or indirect equity holders for such taxable year in respect of Holding’s net taxable income determined in accordance with the terms hereof (including as a result of the estimates of Holdings’ net taxable income during such year exceeding Holdings’ actual net taxable income for such taxable year), any such excess shall be carried forward for purposes of determining distributions payable pursuant to clauses (a)(i) or (b)(i), as applicable, and reduce Permitted Tax Distributions for income taxes made for later years beginning with the immediately succeeding taxable year; and (4) Permitted Tax Distributions shall not exceed the amount of distributions for taxes and ProFrac Tax Receivable Agreement payments permitted under the Holdings LLC Agreement. Notwithstanding anything above to the contrary, distributions made pursuant to clauses (a)(ii) and (b)(ii) with respect to amounts owed under the ProFrac Tax Receivable Agreement shall not exceed for any taxable year, an amount equal to the total amount owed under the ProFrac Tax Receivable Agreement for such taxable year multiplied by a ratio, the numerator of which is the Realized Tax Benefit as set forth in the ProFrac Tax Receivable Agreement generated from Holdings, Borrower and its Subsidiaries and the denominator of which is the Realized Tax Benefit as set forth in the ProFrac Tax Receivable Agreement generated by the common parent of the Tax Group and all of its Subsidiaries (including Holdings, Borrower and Borrower’s Subsidiaries).

“Person” means any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.
“PIK Interest” has the meaning set forth in Section 3.1(e).
“PIK Rate”: a rate per annum equal to 6.75%.
“Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), other than any Multiemployer Plan, which the Borrower sponsors or maintains or to which Holdings, the Borrower or a Subsidiary of the Borrower makes, is making, or is obligated to make contributions.
“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date on which such Specified Transaction is consummated and ending on the last day of the twelfth month immediately following the date on which such Specified Transaction is consummated.
“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a Fiscal Quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of Holdings and its Subsidiaries, (a) the pro forma increase or decrease (net of any such increase or decrease actually realized) in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable cost savings, operating expense reductions or costs or other synergies or (b) any additional costs, expenses or charges, accruals or reserves incurred prior to or during such Post-Transaction Period with the combination of the operations of such Acquired Entity or Business with the operations of Holdings and its Subsidiaries or otherwise in connection with, as a result of or related to such Specified Transaction or Specified Restructuring; provided that (i) so long as such actions are taken or expected to be taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings, operating expense reductions or costs or other synergies will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period and (ii) such Pro Forma Adjustments, when aggregated with any addbacks made pursuant to clause (a)(10) and clause (a)(14) of the definition of “Consolidated EBITDA,” shall not be in excess of, with respect to any Test Period, 10.0% of Consolidated EBITDA for such Test Period (prior to giving effect to any increase in Consolidated EBITDA pursuant to this definition or clause (a)(10) or clause (a)(14) of the definition of “Consolidated EBITDA”).
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test, financial ratio or covenant hereunder for an applicable period of measurement, for any Specified Transactions or Specified Restructurings that have been made during any applicable Test Period or, if applicable, subsequent to such Test Period and prior to or simultaneously with the events for which any such calculation is made, shall be calculated on a pro forma basis assuming that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) Refinancing of Debt, and (c) any Debt incurred by Holdings or any of its Subsidiaries in connection therewith and if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test, ratio or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including operating expense reductions) that are (as reasonably determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings and its Subsidiaries and (z) reasonably identifiable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”.
“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the aggregate amount of such Lender’s Term Loan Commitments and the denominator of which is the sum of the amounts of all of the Lenders’ Term Loan Commitments, or if no Term Loan Commitments are outstanding, a fraction (expressed as a percentage), (x) the numerator of which is the sum (without duplication) of the aggregate amount of the Term Loans owed to such Lender and (y) the denominator of which is the sum (without duplication) of the aggregate amount of the Term Loans owed to the Lenders.
“ProFrac ABL Administrative Agent” means JPMorgan, in its capacity as administrative agent under the ProFrac ABL Facility Documentation or any successor administrative agent thereunder.
“ProFrac ABL Collateral Agent” means JPMorgan, in its capacity as collateral agent under the ProFrac ABL Facility Documentation or any successor collateral agent appointed in accordance with the provision of the ProFrac ABL Credit Agreement.
“ProFrac ABL Credit Agreement” means the Credit Agreement, dated as of March 4, 2022, among, inter alios, ProFrac Holdings, ProFrac Holdings II, the ProFrac ABL Administrative Agent, the ProFrac ABL Collateral Agent and the lenders from time to time party thereto (except as otherwise stated herein), as in effect on the Closing Date and as the same may be subsequently amended, restated, amended and restated, refinanced, replaced, extended, renewed or restructured in accordance with the provisions of the ProFrac ABL Credit Agreement and the terms of the ProFrac ABL Intercreditor Agreement, including, in each case, by means of any Replacement ABL Credit Agreement (as defined in the ProFrac ABL Intercreditor Agreement or as any similar term is defined therein).
“ProFrac ABL Facility Documentation” means the ProFrac ABL Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith, as the same may be amended, amended and restated, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time in each case in accordance with the provisions of such ProFrac ABL Facility Documentation and the terms of the ProFrac ABL Intercreditor Agreement.

“ProFrac ABL Intercreditor Agreement” means the Intercreditor Agreement, dated as of December 27, 2023, by and among the U.S. Bank Trust Company, National Association, as the Initial Fixed Asset Collateral Agent thereunder, the ProFrac ABL Collateral Agent, the other agents party thereto (if any), the obligors thereunder (other than the Obligors), as may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the ProFrac ABL Credit Agreement, and the provisions of such ProFrac ABL Intercreditor Agreement.

“ProFrac Holdings” means ProFrac Holdings, LLC, a Texas limited liability company.
“ProFrac Holdings II” means ProFrac Holdings II, LLC, a Texas limited liability company.
“ProFrac PubCo” means ProFrac Holding Corp., a Delaware corporation.
“ProFrac Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated May 17, 2022, by and between ProFrac Holding Corp., the TRA Holders (as defined therein) and the Agents (as defined therein) as it may be amended, restated, modified and/or supplemented from time to time in accordance with the provisions hereof.
“ProFrac Term Administrative Agent” means Piper Sandler & Co., in its capacity as administrative agent under the ProFrac Term Facility Documentation or any successor collateral agent appointed in accordance with the provision of the ProFrac Term Credit Agreement.

“ProFrac Term Collateral Agent” means Piper Sandler & Co., in its capacity as collateral agent under the ProFrac Term Facility Documentation or any successor collateral agent appointed in accordance with the provision of the ProFrac Term Credit Agreement.
“ProFrac Term Credit Agreement” means the Credit Agreement, dated as of March 4, 2022, among, inter alios, ProFrac Holdings, ProFrac Holdings II, the ProFrac Term Administrative Agent, the ProFrac Term Collateral Agent and the lenders from time to time party thereto (as the same may be amended, restated, amended and restated, refinanced, replaced, extended, renewed or restructured in accordance with the provisions of the ProFrac Term Credit Agreement).
“ProFrac Term Facility Documentation” means the ProFrac Term Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith, as the same may be amended, amended and restated, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time in each case in accordance with the provisions of such ProFrac Term Facility Documentation.
“ProFrac Term Facility Indebtedness” means the “Obligations” (as defined in the ProFrac Term Credit Agreement).
“Properly Contested” means, in the case of any Debt or other obligation of Holdings, the Borrower, or any of its Subsidiaries that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof, (a) such Debt or other obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves for the contested Debt or other obligation in conformity with GAAP; and (c) will not result in any impairment of the enforceability, validity or priority of the Collateral Agent’s Liens.
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, equipment, Stock and Real Estate.
“Proposed Change” has the meaning specified in Section 12.1(b).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified IPO” means an underwritten public offering of the equity interests of Holdings or any direct or indirect Parent Entity of Holdings which generates cash proceeds of at least $100,000,000.
“Qualified Stock” means any Stock that is not Disqualified Stock.
“Real Estate” means all of each Obligor’s and each of its Subsidiaries’ now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Obligor’s and each of its Subsidiaries’ now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.
“Recipient” has the meaning assigned to such term in Section 13.22(a).
“Reference Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Refinance,” “Refinanced” and “Refinancing” each has the meaning specified in the definition of the term “Refinancing Debt.”
“Refinanced Debt” has the meaning specified in the definition of term “Refinancing Debt.”
“Refinancing Debt” means with respect to any Debt (the “Refinanced Debt”), any Debt incurred in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, the Borrower and/or guarantors, or, after the original instrument giving rise to such Debt has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying or refunding (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Debt (or previous refinancing thereof constituting Refinancing Debt); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereof plus fees and expenses reasonably incurred in connection therewith plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (b) any Liens securing such Refinancing Debt shall have the same collateral priority as the Liens securing the Refinanced Debt, (c) no Obligor that was not previously liable for the repayment of such Refinanced Debt is or is required to become liable for the Refinancing Debt (except that any Obligor may be added as an additional direct or contingent obligor in respect of such Refinancing Debt), (d) such extension, refinancing, refunding, replacement or renewal does not result in the Refinancing Debt having a shorter Weighted Average Life to Maturity than the Refinanced Debt, (e) if the Refinanced Debt was subordinated in right of payment to any of the Obligations, then the terms and conditions of the Refinancing Debt shall include subordination terms and conditions that are no less favorable to the Lenders in all material respects as those that were applicable to the Refinanced Debt and (f) if the Refinanced Debt was subject to an intercreditor agreement, then the Refinancing Debt shall be subject to an intercreditor agreement.
“Register” has the meaning specified in Section 13.18(a).
“Registration Statement” means the registration statement (Registration No. 333-261255) filed by ProFrac PubCo with the SEC.
“Release” means a release, spill, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant on, in, under, from, to, into or through the Environment or within, from or into any building, structure, facility or fixture.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reorganization” means the reorganization of certain of the Affiliates of the Borrower by transferring 100% of the equity interests of each of Alpine Silica, LLC, Sunny Point Aggregates, LLC, Performance Proppants International, LLC, Performance Proppants, LLC, Red River Land Holdings, LLC, Performance Royalty, LLC, Alpine Monahans, LLC, Alpine Monahans II, LLC, Monarch Silica, LLC, and Alpine Real Estate Holdings, LLC, directly or indirectly, to the Borrower, in each case, on or before the Closing Date; it being understood and agreed that the contribution of the equity interests of Monarch Silica, LLC to the Borrower shall occur on the Closing Date, immediately after the discharge of the ProFrac Term Credit Agreement.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in accordance with regulations issued by the PBGC or by the Lender.
“Required Lenders” means, at any time, Lenders having Term Loan Commitments representing at least 50.1% of the aggregate Term Loan Commitments at such time; provided further, however, that if the Term Loan Commitments have been terminated, the term “Required Lenders” means Lenders holding Term Loans representing at least 50.1% of the aggregate principal amount of Term Loans outstanding at such time.
“Requirement of Law” means, as to any Person, any law (statutory or common law), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, legal counsel, principal officer, or, with respect to compliance with financial covenants and the preparation of the Compliance Certificate, the president, chief financial officer or the treasurer or assistant treasurer of Borrower and/or Holdings.
“Restructuring Costs” means any non-recurring, unusual and other one-time costs (including but not limited to legal and consulting fees) incurred by Holdings or any of its Subsidiaries in connection with its business, operations and structure in respect of plant closures, facility shutdowns, plant “moth-balling” or consolidation of assets located at any leased or fee-owned facilities, relocation or elimination of facilities, offices or operations, information technology integration, headcount reductions, salary continuation, termination, relocation and training of employees, severance costs, retention payments, bonuses, benefits and payroll taxes and other costs incurred in connection with the foregoing.
“S&P” means Standard & Poor’s Ratings Service, a Standard & Poor’s Financial Services LLC business, or any successor thereto.
“Sale Leaseback Transaction” means any transaction or series of transactions pursuant to which (a) Holdings or any of its Subsidiaries shall sell or otherwise transfer any Real Estate (together with any personal property related to or used in connection with such Real Estate so long as such personal property is immaterial and incidental to such Real Estate) to any Person and (b) Holdings or any of its Subsidiaries shall lease back from such Person all or any portion of such Real Estate and personal property.
“Sanctioned Country” shall mean a country or territory that is the subject or target of comprehensive Sanctions restricting or prohibiting dealings in and with such country or territory (as of the date hereof, including but not limited to the following countries: Cuba, Iran, North Korea, Syria and the Crimea, Donetsk, Kherson, Luhansk and Zaporizhzhia regions of Ukraine).
“Sanctioned Person” shall mean any Person: (a) that is the subject of any Sanctions or identified on a Sanctions List; or (b) organized, domiciled, incorporated or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country, (c) directly or indirectly 50% or more owned by or controlled by any Person, or two or more Persons in the aggregate, or acting on behalf, at the direction, or for the benefit, of any Person described in the foregoing clause (a) or (b) above, or (d) otherwise the subject or target of Sanctions.

“Sanctions” shall mean any trade embargo or economic or financial sanctions imposed, administered or enforced from time to time by any Sanctions Authority.
“Sanctions Authority” shall mean: (a) the U.S. government, including OFAC and the U.S. Department of State; (b) the United Kingdom, including OFSI; (c) the United Nations Security Council; (d) and the European Union and any European Union member state.
“Sanctions List” shall mean any list of specifically designated Persons that are the subject of Sanctions, including, without limitation, the Specially Designated Nationals and Blocked Persons List maintained by OFAC, the Consolidated List maintained by OFSI and any other similar Sanctions-related list of designated Persons maintained by any Sanctions Authority, in each case, as amended, supplemented or replaced from time to time.
“Sand Mines” means the sand mines owned by the Closing Date Guarantors and the Monarch Subsidiary which are subject to the Mortgages described on Schedule 1.3.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment Date” means December 30, 2024.
“Section 6.2 Financials” means the Financial Statements delivered, or required to be delivered, pursuant to Section 6.2(a), 6.2(~~a~~b) or 6.2(c).
“Secured Parties” means, collectively, the Agent, the Collateral Agent, the Lenders and the Indemnified Persons.
“Securities Accounts” means all “securities accounts” as such term is defined in the UCC.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” means the Security Agreement, dated as of the Agreement Date, among Holdings, the Borrower, each of the Guarantors from time to time party thereto, and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, amended and restated or modified from time to time.
“Security Documents” means the Security Agreement, each Mortgage, each Control Agreement and each other agreement, instrument, and document heretofore, now or hereafter securing any of the Obligations.
“Senior Secured Bond” shall mean that certain Senior Secured Bond due 2029 issued by ProFrac Holdings II, LLC with CUSIP number 74319TAA5 pursuant to the Indenture.
“Services Agreement” means that certain Services Agreement between ProFrac Holdings, the Obligors, and the other parties thereto, in the form attached hereto as Exhibit M, and any variations thereto which are not materially adverse to the Lenders.
“Shared Services Agreement” means that certain Shared Services Agreement, dated as of May 3, 2022, by and between Wilks Brothers, LLC, a Texas limited liability company and ProFrac Holdings II, LLC, a Texas limited liability company, as it may be amended, restated, modified and/or supplemented from time to time in accordance with the provisions hereof.

“Significant Subsidiary” means, at any date of determination, (a) any Subsidiary whose total assets (when combined with the assets of such Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the Test Period most recently ended on or prior to such date of determination were equal to or greater than ten percent (10%) of the Consolidated Total Assets at such date or (b) any Subsidiary whose gross revenues (when combined with the gross revenues of such Subsidiary’s Subsidiaries after eliminating intercompany obligations) for such Test Period were equal to or greater than ten percent (10%) of the consolidated gross revenues of Holdings and its Subsidiaries for such Test Period, in each case determined in accordance with GAAP, (c) each other Subsidiary that, when such Subsidiary’s total assets or gross revenues (when combined with the total assets or gross revenues of such Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Subsidiary (when combined with the total assets or gross revenues of such Subsidiary’s Subsidiaries after eliminating intercompany obligations) that would constitute a “Significant Subsidiary” under clause (a) or (b) above or (d) any Closing Date Guarantor or the Monarch Subsidiary.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any borrowing, the SOFR Rate Loans comprising such borrowing.
“SOFR Interest Payment Date” means, with respect to a SOFR Rate Loan, the Maturity Date and the last Business Day of each calendar month after the Closing Date.
“SOFR Rate” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Rate Loan” means each portion of a Term Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
“Solvent” or “Solvency” means, at the time of determination:

(a) each of the Fair Market Value or the present fair saleable value of the assets of a Person and its Subsidiaries taken as a whole exceed their total liabilities (including contingent liabilities); and

(b) such Person and its Subsidiaries taken as whole do not have unreasonably small capital; and

(c) such Person and its Subsidiaries taken as whole can pay their total liabilities (including contingent liabilities) as they mature.

The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Restructuring” means any restructuring or other strategic initiative (including cost saving initiative) of Holdings or any of its Subsidiaries after the Closing Date and not in the ordinary course and described in reasonable detail in a certificate of a Responsible Officer delivered by Holdings or the Borrower to the Agent.

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence of Debt, Refinancing of Debt, Distribution or other event that by the terms of the Loan Documents or the Unsecured ProFrac Guarantee requires compliance on a “Pro Forma Basis” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” thereto.
“Stated Termination Date” means ~~January 26, 2029~~February 15, 2030, or if such date is not a Business Day, the immediately preceding Business Day.
“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, unlimited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“Structuring Fee” means a fee payable by the Borrower to CSG Investments, Inc, as set forth in the Structuring Fee Letter.
“Structuring Fee Letter” means the Structuring Fee Letter, dated as of the Closing Date, between the Borrower and CSG Investments, Inc.
“Subordinated Debt” means any Debt subordinated in right of payment to, or required under the Loan Documents to be subordinated in right of payment to, any Debt under the Loan Documents. The Monarch Acquisition Seller Debt and the ABL Facility Indebtedness shall not be deemed to constitute Subordinated Debt.
“Subordinated Intercompany Note” means any note, substantially in the form of Exhibit K hereto, evidencing Subordinated Debt.
“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than fifty percent (50%) of the Voting Stock or other Stock (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings.
“Supply ProFrac Agreement” means that certain Master Purchase Agreement, dated as of the date hereof (and effective February 1, 2024), by and between Alpine Silica, LLC, a Texas limited liability company and ProFrac Services, LLC, a Texas limited liability company, providing for the sale to ProFrac Services, LLC by Alpine Silica, LLC, or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Supply ProFrac Agreement Estoppel” means, with respect to the Supply ProFrac Agreement, that certain estoppel and agreement, dated as of the date hereof, by and among Alpine Silica, LLC, ProFrac Services, LLC and the Collateral Agent.
“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Tax Receivable Agreement” means, individually and collectively, the Alpine Tax Receivable Agreement and the ProFrac Tax Receivable Agreement.
“Tax Sharing Agreement” means that certain Tax Sharing Agreement in the form attached hereto as Exhibit O hereto which may be entered into in connection with the Qualified IPO.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholdings) imposed by any Governmental Authority, including interest, penalties and additions to tax with respect thereto.
“Term Loan Commitment” means, the obligation of such Lender to make the Term Loans pursuant to the terms and conditions of this Agreement which shall not exceed the amount set forth opposite such Lender’s name on Schedule 1.1 as such Lender’s Term Loan Commitment.
“Term Loan Facility” has the meaning specified in the recitals to this Agreement.
“Term Loans” means the loans made to Borrower pursuant to ~~Sections 2.1~~Section 2.1, which shall include, without limitation, the Initial Term Loans and the 2026 Term Loans, each constituting a separate Class of Term Loans as set forth in the definition of “Class”.
“Term SOFR” means,

(a) for any calculation with respect to a SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Reference Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Reference Rate Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Reference Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a SOFR Rate Loan, a percentage per annum equal to 0.11448%:

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Test Period” means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of Holdings ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 6.2(a) or 6.2(~~a~~b); provided that, prior to the first date financial statements have been delivered pursuant to Section 6.2(a) or 6.2(~~a~~b), the Test Period in effect shall be the period of four consecutive Fiscal Quarters of Holdings ended March 31, 2023, subject in each case, when measuring Consolidated EBITDA, to the last paragraph set forth in the definition of Consolidated EBITDA set forth herein.
“Titled Goods” means vehicles and similar items that are (a) subject to certificate-of-title statutes or regulations under which a security interest in such items are perfected by an indication on the certificates of title of such items (in lieu of filing of financing statements under the UCC) or (b) evidenced by certificates of ownership or other registration certificates issued or required to be issued under the laws of any jurisdiction.
“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA of Holdings and its Subsidiaries for such Test Period provided that for purposes of calculating Total Net Leverage Ratio, Consolidated Total Debt shall not include any (i) prepaid or deferred revenue arising in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry or (ii) Guaranties incurred (other than with respect to Debt) in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry.
“Transactions” means, collectively, (a) the entering into of the Loan Documents and funding of the Term Loans on the Closing Date and the consummation of the other transactions contemplated by this Agreement and the other Loan Documents (including without limitation, the consummation of the Qualified IPO), (b) the delivery by the Parent Guarantor of the Unsecured ProFrac Guarantee, (c) the entering into of the Seventh Amendment to the ProFrac ABL Credit Agreement and (d) the payment of fees and expenses in connection with the foregoing.
“Transactions with Affiliates Letter Agreement” has the meaning set forth in Section 8.14(m).
“Type” means any type of a Term Loan determined with respect to the interest option applicable thereto, which shall be a SOFR Rate Loan or a Base Rate Loan.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.1(d)(ii)(C).
“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Cash” shall mean, at any time, the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and the other Obligors that is both (a) is free and clear of all Liens other than (i) any nonconsensual Lien that is permitted under the Loan Documents, (ii) Liens of the Collateral Agent and (iii) the Liens permitted under clauses (k), (r), (v)(i) and (v)(ii) of the definition of Permitted Liens herein and (b) held in a Deposit Account in the United States that is not subject to the Control (as defined in the UCC) of any secured creditor (to secure borrowed money) other than the Collateral Agent (to the extent Collateral Agent is permitted to have Control over such Deposit Account pursuant to the provisions of this Agreement and the Security Documents) unless, in the case of the secured creditors who have Control of certain Deposit Accounts of Holdings and its Subsidiaries pursuant to clause (r) of the definition of Permitted Liens, the Collateral Agent also has Control (as defined in the UCC) of such Deposit Account. This definition of “Unrestricted Cash” shall not include any cash or Cash Equivalents used to cash collateralize undrawn face amounts of outstanding Letters of Credit (as defined in the ABL Credit Agreement or as any similar term is defined therein) and any Unpaid Drawings (as defined in the ABL Credit Agreement or as any similar term is defined therein) in respect of Letters of Credit (as defined in the ABL Credit Agreement or as any similar term is defined therein).
“Unsecured ProFrac Guarantee” means that certain guarantee agreement, dated the date hereof, pursuant to which the Parent Guarantor unconditionally guarantees the Obligations under the Loan Documents.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“Voting Stock” means, with respect to any Person, shares of such Person’s Stock having the right to vote for the election of members of the Board of Directors of such Person under ordinary circumstances.
“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then-outstanding principal amount of such Debt.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Stock of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Withholding Agent” means any Obligor, the Agent, the Collateral Agent and, in the case of any U.S. federal withholding tax, any other withholding agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction or Specified Restructuring occurs, the Total Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction or Specified Restructuring on a Pro Forma Basis.

(c) Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under the Financial Accounting Standards Board’s Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt of Holdings, the Borrower or any Subsidiary at “fair value” as defined therein and (ii) all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP as of December 31, 2017 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capital Leases and/or Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be characterized as Capital Leases and/or Capital Lease Obligations.

(d) Notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, the Net Income of such Person or business shall not be excluded from the calculation of Consolidated Net Income until such Disposition shall have been consummated.

(e) Notwithstanding any other provisions set forth herein and for purposes of the measurement of the Total Net Leverage Ratio, unrealized gains shall be excluded from Consolidated Net Income and Consolidated EBITDA, but only to the extent that such unrealized gains have not already been deducted from Consolidated Net Income or Consolidated EBITDA.

1.3 Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(i) The term “including” is not limiting and means “including without limitation.”

(ii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iii) The word “or” is not exclusive.

(iv) Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(v) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(vi) The word “will” shall be construed to have the same meaning as the word “shall.”

(vii) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(viii) The word “permitted” will be construed to have the same meaning as the phrase “not prohibited”.

(d) Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents and the Unsecured ProFrac Guarantee) and other contractual obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by this Agreement; and (b) references to any applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable Law.

(e) The captions and headings of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) Any reference to “Subsidiaries of Holdings”, “any Subsidiary of Holdings”, “Subsidiaries of the Borrower” or words or phrases of similar import shall be deemed to include the Monarch Subsidiary, as if the Monarch Subsidiary was a Subsidiary of the Borrower at such time, provided that it is understood and agreed that the Monarch Subsidiary shall become a Subsidiary of the Borrower at the time described in the definition of “Reorganization”, and as such, all representations and warranties of Monarch Subsidiary made hereunder or under any other Loan Document on the Closing Date are deemed made immediately after giving effect to the Reorganization.

1.4 Classification of Term Loans and Borrowings. For purposes of this Agreement, Term Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “SOFR Rate Loan”) or by Class and Type (e.g., a “Term SOFR Rate Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Borrowing”). All Term Loans shall be deemed of the same Type of and the same Class of Term Loans for all purposes of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee.

1.5 Limited Condition Acquisition. For purposes of (i) determining compliance with any ratio or test (including, without limitation, the Total Net Leverage Ratio), (ii) determining compliance with representations, warranties, defaults or events of default or (iii) testing availability under the baskets (including, without limitation, baskets measured as a percentage of total assets), in each case, in connection with a Limited Condition Acquisition permitted under this Agreement, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, a “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and, compliance with such ratio, test or basket shall be determined after giving Pro Forma Effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) as if they occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date. If the Borrower has made a LCA Election, then in connection with any subsequent calculation of any ratio, test or basket on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition expires or is terminated without the consummation of such Limited Condition Acquisition, any such ratio, test or basket shall be required to be calculated on a Pro Forma Basis both (1) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has expired or been terminated and (2) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have not been consummated.

1.6 Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight or standard, as applicable).

1.8 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

1.9 Currency Equivalents Generally.

(a) For purposes of any determination under any provision of this Agreement requiring the use of a current exchange rate, all amounts incurred or proposed to be incurred in currencies other than Dollars shall be translated into Dollars at currency exchange rates then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with respect to the amount of any Debt, Investment, Disposition, Distribution or similar payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Debt or Investment is incurred or Disposition, Distribution of payment is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Debt, if such Debt is incurred to Refinance other Debt denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Debt does not exceed the principal amount of such Debt being Refinanced, except by an amount equal to the accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (z) the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Debt or Investment may be incurred or Disposition, Distribution or payment of Subordinated Debt may be made at any time under such Sections. For purposes of the Financial Covenant and testing the Total Net Leverage Ratio, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered Section 6.2 Financials.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

1.10 Benchmark Replacement. If at any time the Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 5.5 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 5.5 have not arisen but the supervisor for the administrator of the SOFR Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the SOFR Rate shall no longer be used for determining interest rates for loans (or, after which, the SOFR Rate is no longer required to be published), then the Agent and the Borrower shall endeavor to establish an alternate rate of interest to the SOFR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this

Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 12.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment; provided that, if such alternate rate of interest shall be less than 3.00%, such rate shall be deemed to be 3.00% for the purposes of this Agreement.

1.11 Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.12 Divisions. For all purposes under the Loan Documents and the Unsecured ProFrac Guarantee, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

Term Loans

2.1 Term Loan Commitments; Term Loans. Subject solely to the terms and conditions set forth herein, each Lender severally, but not jointly or jointly and severally, agrees to advance the Term Loans to the Borrower in Dollars on the Closing Date in a principal amount equal to its Term Loan Commitment in effect immediately prior to the making of such Term Loans. The Borrowing of Term Loans on the Closing Date shall be made from the Lenders ratably in proportion to their respective Term Loan Commitments in effect on the Closing Date. The Term Loan Commitments are not revolving in nature, and amounts repaid or prepaid prior to the Maturity Date may not be reborrowed. The Term Loan Commitments corresponding to the Term Loans made on the Closing Date shall terminate automatically immediately after the making of such Term Loans on the Closing Date (and any Term Loan Commitments not funded on the Closing Date will be terminated).

2.2 Term Loans. The Term Loans (i) may at the option of the Borrower be incurred and maintained as, and/or converted into, Base Rate Loans or SOFR Rate Loans; provided, that all Term Loans made by each of the Lenders on the Closing Date shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty, other than as set forth in Sections 4.2 and 5.4), but once repaid or prepaid, may not be re-borrowed, (iii) shall not exceed for any Lender the Term Loan Commitment of such Lender, and (iv) shall not exceed in the aggregate the sum of the Term Loan Commitments of all Lenders. On the Maturity Date, all then outstanding Term Loans shall be repaid in full in Dollars. Each Term Loan made pursuant to this Agreement shall be made in Dollars.

2.3 Loan Administration.

(a) Procedure for Borrowing. The Borrowing on the Closing Date shall be made upon the Borrower’s written notice delivered to the Agent in the form of a notice of borrowing substantially in the form of Exhibit A hereto (the “Notice of Borrowing”) delivered to the Agent. Such Notice of Borrowing must be received by the Agent no later than 1:00 p.m. (New York City Time) one (1) Business Day prior to the Closing Date, specifying: (A) the amount of such Borrowing; and (B) whether such Borrowing is to be a SOFR Borrowing or a Base Rate Loan (and if not specified, it shall be deemed a request for a Base Rate Loan).

(b) Reliance upon Authority. On or prior to the Closing Date, the Borrower shall deliver to the Agent a notice setting forth the account of the Borrower (such account, together with any replacement account, the “Designated Account”) to which the Agent is authorized to transfer the proceeds of the Term Loans requested hereunder unless otherwise directed in writing by the Borrower. The Agent is entitled to rely conclusively on any Person’s request for Term Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account or to another account designated by the Borrower in writing. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

(c) No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Section 2.3(a) or (b), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Term Loans on its behalf. The wiring of Term Loans to the Designated Account conclusively establishes the obligation of the Borrower to repay such Term Loans as provided herein.

(d) Notice Irrevocable. Any Notice of Borrowing made and/or delivered pursuant to Section 2.3(a) of this Agreement shall be irrevocable. The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

2.4 [Reserved].

2.5 [Reserved].

2.6 [Reserved].

2.7 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then for so long as such Lender is a Defaulting Lender:

(a) [reserved];

(b) any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.2 or Section 10.3 or otherwise), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting

Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Obligor as a result of any judgment of a court of competent jurisdiction obtained by any Obligor against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Term Loans, such payment shall be applied solely to pay the relevant Term Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (b); and

(c) in the event that the Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the obligations and participations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Term Loan Commitment and on such date such Lender shall purchase at par such of the Term Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Term Loans in accordance with its Pro Rata Share; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 14.21, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(d) Under no circumstances shall Beal Bank, Beal Bank USA or any of its affiliates be, or be deemed or otherwise considered to be, a “Defaulting Lender” or a “Disqualified Lender” under this Agreement.

2.8 Tax Treatment. The parties hereto agree (i) that the Term Loans will be treated as debt for U.S. federal income tax purposes, (ii) that the Term Loans are not governed by the rules set out in Section 1.1275-4 of the United States Treasury Regulations, and (iii) to adhere to this Agreement for U.S. federal income tax purposes and not to file any tax return, report or declaration inconsistent with the foregoing, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. The inclusion of this Section 2.8 is not an admission by any Lender that it is subject to U.S. taxation.

ARTICLE III

Interest and Fees

3.1 Interest.

(a) Interest Rates. All outstanding Term Loans to the Borrower shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or Adjusted Term SOFR plus the Applicable Margin, but not to exceed the Maximum Rate. If at any time Term Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Term Loans shall be treated as Base Rate Loans until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the Term Loans shall bear interest as follows:

(i) For all Base Rate Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii) For all SOFR Rate Loans, at a fluctuating per annum rate equal to Adjusted Term SOFR plus the Applicable Margin.

Each change in the Base Rate (or any component thereof) shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All computations of interest for Base Rate Loans when the Base Rate is determined by the “prime rate” shall be made on the basis of a year of 365 days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. ~~On~~Subject to paragraph (e) below, on the last Business Day of each calendar month hereafter and on the Maturity Date, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, interest accrued from the last Business Day of the preceding calendar month to the last Business Day of such calendar month (or accrued to the Maturity Date in the case of a payment on the Maturity Date) on all Base Rate Loans in arrears~~. The~~; provided that (i) interest accruing pursuant to paragraph (b) of this Section 3.1 shall be payable from time to time on demand and (ii) any PIK Interest payable on such date shall be payable as an increase in the principal amount of the Term Loans on such date without any further action on the part of the Borrower, the Agent or any Lender. Subject to paragraph (e) below, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, interest on all SOFR Rate Loans in arrears on each SOFR Interest Payment Date; provided that (i) interest accruing pursuant to paragraph (b) of this Section 3.1 shall be payable from time to time on demand and (ii) any PIK Interest payable on such date shall be payable as an increase in the principal amount of the Term Loans on such date without any further action on the part of the Borrower, the Agent or any Lender. Notwithstanding the foregoing, the first interest payment due after the Closing Date shall be due no sooner than the last Business Day in January 2024.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest at a rate per annum equal at all times to two percent (2.00%) per annum above the rate per annum required to be paid pursuant to Section 3.1(a) (“Default Interest”):

(i) on the aggregate outstanding principal amount of each Term Loan,

(ii) to the fullest extent permitted by applicable law, on the amount of any interest, fee or other amount payable under this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee to any Agent or any Lender that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, and

(iii) in the case of the Term Loans, payable in Cash either (x) on the last Business Day of each calendar quarter or the Maturity Date, or, in the case of SOFR Rate Loans, on each SOFR Interest Payment Date following the occurrence and during the continuance of an Event of Default or (y) on demand; provided, however, that following the making of the request or the granting of the consent specified by Section 10.1 and/or Section 10.2 to authorize the Agent to declare the Term Loans due and payable pursuant to the provisions of Section 10.1 and/or 10.2, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent. Payment or acceptance of the increased rates of interest provided for in this Section 3.1(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

(c) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document or the Unsecured ProFrac Guarantee, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(d) Subject to Section 5.5, if, on or prior to the first day of any Interest Period for any SOFR Rate Loan:

(i) the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Rate Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Term Loan, and the Required Lenders have provided notice of such determination to the Agent, then the Agent shall give written notice to the Borrower and to the Lenders as soon as practicable thereafter. Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower to continue SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans, shall be suspended (to the extent of the affected SOFR Rate Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.4. Subject to Section 5.5, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.

(e) PIK Interest. A portion of the interest payable on each SOFR Interest Payment Date and, in the case of Base Rate Loans, on each date on which interest thereon is payable, in each case from September 1, 2026 for a period of 12 months thereafter accrued at the PIK Rate shall, at the election of the Borrower, be payable in kind (and not in cash) and the amount of such PIK Interest shall be payable as an increase to the outstanding principal amount of the Term Loans on such date (such interest that is paid in kind being “PIK Interest”). The outstanding principal amount of the Term Loans shall be deemed to be increased by the amount of PIK Interest so capitalized, whereupon the amount of PIK Interest so capitalized shall thereafter bear interest in accordance with Section 3.1(a) and Section 3.1(b), as applicable, and such increased principal amount shall be allocated ratably to the principal amount of such Term Loan held by each Lender. All references to “Term Loan” or “Term Loans”, to “Borrowing”, to “principal” or the “principal amount” of any Term Loan, to “Obligation” or “Obligations” and other terms of like import shall include PIK Interest that has been paid as an increase to the outstanding principal amount of the Term Loans.

3.2 Continuation and Conversion Elections.

(a) The Borrower may (provided that the Borrowing of SOFR Rate Loans is then permitted under Section 2.3(a)) elect to convert any SOFR Rate Loans to Base Rate Loans, or any Base Rate Loans to a SOFR Rate Loans, as the case may be, upon delivery of a notice of conversion substantially in the form of Exhibit B (a “Notice of Conversion”) to the Agent no later than 1:00 p.m. (New York City time) on the date that is not less than one (1) Business Day prior to the proposed Conversion/Continuation Date (in the case of a conversion of a SOFR Rate Loan to a Base Rate Loan) or three (3) Business Days prior to the proposed Conversion/Continuation Date (in the case of a conversion of a Base Rate Loan to a SOFR Rate Loan), and specifying:

(i) the proposed Conversion/Continuation Date (in regards to such conversion);

(ii) the aggregate principal amount of Term Loans to be converted or continued; and

(iii) the Type of Term Loans resulting from the proposed conversion or continuation.

(b) [reserved].

(c) Upon the expiration of any Interest Period applicable to any SOFR Rate Loans, unless the Borrower shall deliver a Notice of Conversion, all SOFR Rate Loans shall automatically continue, effective as of the expiration date of such Interest Period, as SOFR Rate Loans. Notwithstanding the foregoing sentence, if any Event of Default exists, at the election of the Agent or the Required Lenders, all SOFR Rate Loans shall be converted into Base Rate Loans as of the expiration date of each applicable Interest Period.

(d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Term Loans with respect to which the notice (if applicable) was given held by each Lender.

(e) There may not be more than ten different SOFR Rate Loans in effect hereunder at any time.

3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable under applicable law with respect to loans of the Type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

3.4 Closing Fees and Other Fees.

(a) The Borrower agrees to pay the Agent and the Collateral Agent, as applicable, all fees, including the Structuring Fee, due and payable on any date required for payment of a fee under the Loan Documents and the Unsecured ProFrac Guarantee (including, without limitation, as provided under the Fee Letters and Sections 4.2, 4.3 and 5.4).

(b) The Borrower agrees to pay to the Agent the Penalty Fee as and when such fee becomes due and payable in accordance with Section 8.29 and Schedule 8.29.

(c) Notwithstanding anything to the contrary under this Agreement, (i) in the event that the Borrower makes any prepayment, repayment or payment (whether voluntary or mandatory) in full in Cash of the Term Loans or the Obligations are accelerated for any reason (whether by election or automatically and regardless of whether in connection with the commencement of any Insolvency Proceeding), the Borrower shall pay to the Agent, on such date, an additional amount equal to the Exit Fee, and (ii) the Borrower and all other parties hereto expressly acknowledge and agree that (A) Section 4.2(b) and 4.2(c) shall apply to the Exit Fee mutatis mutandis, except that any references in any such section to (1) prepayment premium and/or Minimum Earnings Amount shall instead refer to the Exit Fee in this Section 3.4(c) and (2) Section 4.2 shall instead refer to this Section 3.4(c) and (B) the Exit Fee shall be in addition to, and not in substitution of, any prepayment premium, Minimum Earnings Amount and/ or any principal, interest, or other amounts due or payable under or pursuant to this Agreement; provided that this Section 3.4(c) shall not apply to prepayment, repayment or payment of the 2026 Term Loans pursuant to the Flotek Share Transfer Agreements.

ARTICLE IV

Payments and Prepayments

4.1 Payments and Prepayments.

(a) The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Term Loans to the Agent for the account of each Lender (i) commencing at the end of the calendar quarters ending June 30, 2024, September 30, 2024 and December 31, 2024, in an amount equal to $5,000,000.00 on each such date, (ii) on the last day of each calendar quarter ending after the quarter ending December 31, 2024 until the ~~Maturity~~Fifth Amendment Effective Date, in an amount equal to $15,000,000 on each such date, in each case, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 4.1(d), provided that, with respect to the calendar quarters ending June 30, 2025, September 30, 2025 and December 31, 2025, the amortization payment required to be made by the Borrower on such date under this Section 4.1(a) shall be reduced to $5,000,000 (in each case, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 4.1(d)), provided, further, that with respect to the calendar quarters ending March 31, 2026, and June 30, 2026, the amortization payment required to be made by the Borrower on such date under this Section 4.1(a) shall be reduced to $7,500,000 (in each case, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 4.1(d)), ~~and~~ (iii) on September 30, 2026 and on the last day of each calendar quarter ending thereafter until the calendar quarter ending March 31, 2028, in an amount equal to $0.00 on each such date; provided, however, that if the Senior Secured Bond is repaid in full on any date during such period, the amount of such payment required to be made by the Borrower shall be increased to $15,000,000 on the last day of each calendar quarter after the date the Senior Secured Bond is repaid in full; provided that the amount payable on the last day of the calendar quarter during which the Senior Secured Bond is repaid in full shall be prorated based on the number of months in such calendar quarter ending after the date of such repayment, in each case, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 4.1(d) and Section 4.3(a), (iv) on the last day of each calendar quarter ending after the calendar quarter ending March 31, 2028 through the Maturity Date, in an amount equal to $10,000,000 on each such date, in each case, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 4.1(d) and Section 4.3(a); provided, however, that if the Senior Secured Bond is repaid in full on any date during such period, the amount of such payment required to be made by the Borrower shall be increased to $15,000,000 on the last day of each calendar quarter thereafter; provided that the amount payable on the last day of the calendar quarter during which the Senior Secured Bond is repaid in full shall be prorated based on the number of months in such calendar quarter ending after the date of such repayment, in each case, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 4.1(d) and Section 4.3(a), and (v) on the Maturity Date, in an amount equal to the remainder of the principal amount of the Term Loans outstanding on such date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. Notwithstanding the foregoing, commencing with the amortization payment due on March 31, 2025, each Lender, in its sole and absolute discretion, may elect, by written notice to the Agent and Borrower at or prior to 3:00 p.m. two (2) Business Days prior to the date on which any regularly scheduled payment of Term Loans is required to be made by the Borrower pursuant to Section 4.1(a), to decline the payment of such scheduled amortization payment due to such Lender (“Declined Scheduled Payment”), in which case, the Borrower shall be permitted to use such Declined Scheduled Payment for any purpose not prohibited hereunder. If any Lender fails to deliver a notice to the Agent of its election to decline receipt of its Pro Rata Share of any regularly scheduled principal payments under this Section 4.1(a) within the time frame specified herein, such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share of the total amount of such payment by such Lender. Notwithstanding anything to the contrary in this Section 4.1(a) or in Section 4.1(d), the satisfaction, prepayment or repayment of any Obligations pursuant to the Flotek Share Transfer Agreements shall not reduce, offset, satisfy, or otherwise be applied against, and shall have no effect whatsoever on, the amount or timing of any amortization payment required to be made by the Borrower under this Section 4.1(a), each of which shall remain due and payable in full as and when scheduled above.

(b) [reserved].

(c) The Borrower may, upon written notice to the Agent, at any time or from time to time voluntarily prepay the Term Loans in whole or in part without premium or penalty (other than as set forth in Sections 3.4 (which shall include the Exit Fee set forth therein), Sections 4.2 (which shall include the Minimum Earnings Amount and any other prepayment premium set forth therein) and 5.4,); provided that (i) such notice must be received by the Agent not later than 1:00 p.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of SOFR Rate Loans and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; provided, further, that, each prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Term Loans to be prepaid and, if SOFR Rate Loans are to be prepaid, the Interest Period(s) of such Term Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share). All amounts required to be paid pursuant to this Section 4.1 shall be accompanied by any accrued interest and other amounts as required by Sections 3.1, 3.4, 4.2 and 5.4.

(d) Application of Voluntary Prepayments. Any prepayment of any Class of Term Loan pursuant to this Section 4.1 shall be applied as specified by the Borrower in the applicable notice of prepayment, ratably among the Lenders; provided, that (i) in the event the Borrower fails to specify the Class of Term Loans to which any such prepayment shall be applied, such prepayment shall be applied ratably to succeeding scheduled principal installments under the Term Loan Facility in direct order of maturity and (ii) the 2026 Term Loans may be repaid on a non pro rata basis pursuant to the Flotek Share Transfer Agreements.

4.2 Minimum Earnings. (a) In the event that (i) the Borrower makes any prepayment or repayment of the Term Loans (excluding (A) any prepayment or repayment made pursuant to Section 4.3(a), (B) any prepayment or repayment made from Net Cash Proceeds from any Casualty Event pursuant to Section 4.3(b), ~~and~~ (~~B~~C) required amortization payments under Section 4.1~~)~~, and (D) any prepayment or repayment of the 2026 Term Loans pursuant to the Flotek Share Transfer Agreements) or (ii) the Term Loans are accelerated for any reason (including in connection with the commencement of any Insolvency Proceeding), the Borrower shall pay to the Agent on the date of any such prepayment or repayment, for the ratable account of each of the applicable Lenders, a fee in an amount equal to:

(i) The Minimum Earnings Amount plus 2% in the case of such prepayments or repayments, or prepayment or repayments resulting from acceleration, occurring during the Minimum Earnings Period. In determining any Minimum Earnings Amount, the following terms shall have the following meanings:

“Called Principal” means, with respect to any Term Loans, the principal of such Term Loans that is to be prepaid, or has become or is declared to be immediately due and payable pursuant to Section 10.1 as the result of an Event of Default, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Term Loan, the amount obtained by discounting all Minimum Earnings Interest Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and using a discount factor equal to the equivalent weighted-average life U.S. Treasury yield as of 10:00 a.m. New York City time on the date of such prepayment or acceleration.
“Minimum Earnings Amount” means, with respect to any Term Loan, an amount equal to the Discounted Value of the Minimum Earnings Interest Payments with respect to the Called Principal of such Term Loan, provided that such amount shall in no event be less than zero.
“Minimum Earnings Interest Payments” means, with respect to the Called Principal of any Term Loan, all payments of interest thereon that would be due after the Settlement Date through the end of the Minimum Earnings Period with respect to such Called Principal if no payment of such Called Principal were made prior to the end of the Minimum Earnings Period, calculated based upon the Applicable Margin with respect to SOFR Rate Loans (and excluding, the Term SOFR Reference Rate (or, if a Benchmark Replacement has occurred, the applicable Benchmark)).
“Settlement Date” means, with respect to the Called Principal, the date on which such Called Principal is to be prepaid pursuant to Article IV, or has become or is declared to be immediately due and payable pursuant to Section 10.1 as the result of an Event of Default, as the context requires.

(ii) a prepayment premium of 2.00% of the principal amount of Term Loans (x) being prepaid or repaid or (y) outstanding on the date of such acceleration, as the case may be, in the case of such prepayments or repayments, or such acceleration, occurring after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date; and

(iii) a prepayment premium of 1.00% of the principal amount of Term Loans (x) being prepaid or repaid or (y) outstanding on the date of such acceleration, as the case may be, in the case of such prepayments or repayments, or such acceleration, occurring after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date. No payment or prepayment premium shall be due on account of any payments, prepayments, repayments or acceleration made after the fourth anniversary of the Closing Date.

(b) Any prepayment premium payable in accordance with this Section 4.2 shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the applicable prepayment event and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING MINIMUM EARNINGS AMOUNT OR PREPAYMENT PREMIUM IN CONNECTION WITH ANY ACCELERATION.

(c) The Borrower expressly agrees that: (i) such Minimum Earnings Amount and/or prepayment premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) such Minimum Earnings Amount and/or prepayment premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay such Minimum Earnings Amount and prepayment premium; (iv) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (v) the Borrower’s agreement to such Minimum Earnings Amount and prepayment premium is a material inducement to the Lenders to provide the Term Loan Commitments and make the Term Loans, (vi) such Minimum Earnings Amount and prepayment premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such prepayment or event and (vii) NO MINIMUM EARNINGS AMOUNT OR PREPAYMENT PREMIUM AMOUNT SHALL CONSTITUTE, OR BE DEEMED OR CONSIDERED TO BE, UNMATURED INTEREST ON THE TERM LOAN OR OTHER AMOUNT AND NO OBLIGOR SHALL ARGUE UNDER ANY CIRCUMSTANCE THAT ANY MINIMUM EARNINGS AMOUNT OR PREPAYMENT PREMIUM AMOUNT CONSTITUTES UNMATURED INTEREST ON THE TERM LOANS.

4.3 Mandatory Prepayments.

~~(a) [Reserved];~~

(a) Excess Cash Flow. If for any ECF Period there shall be Excess Cash Flow, then, on the relevant ECF Application Date, the Term Loans shall be repaid by an amount equal to 100% of the Excess Cash Flow for the relevant ECF Period. Each such repayment shall be made on a date (an “ECF Application Date”) no later than the date which is five (5) Business Days after the date on which the financial statements referred to in Section 6.2(a) or Section 6.2(b) for the period ending on the last day of the ECF Period in respect of which such repayment is to be made are required to be delivered to the Lenders;

(b) Permitted Dispositions and Casualty Events. No later than ten (10) days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any:

(i) Permitted Disposition (other than Dispositions permitted under clauses (a), (b), (c), (d), (e), (f), (g), (h), (j), (n), (q), (r) or (s) of the definition of “Permitted Disposition”); or

(ii) Casualty Event (to the extent that the Net Cash Proceeds of all such Permitted Dispositions and Casualty Events in any Fiscal Year exceeds $7,500,000),

the Borrower shall pay or cause to be paid the Term Loans in an aggregate amount equal to such Net Cash Proceeds in excess of the applicable amount set forth in the immediately preceding parenthetical in accordance with Section 4.3(d);

provided that, solely with respect to any Casualty Event, (x) the Borrower and its Subsidiaries shall have the option to (A) invest such Net Cash Proceeds in assets used or useful in the business of the Borrower and its Subsidiaries or (B) enter into a legally binding commitment to invest such Net Cash Proceeds, in each case, within 180 days of receipt thereof in assets used or useful in the business of the Borrower and its Subsidiaries, provided further that such Net Cash Proceeds are so reinvested within the later to occur of (1) 180 days of receipt of such Net Cash Proceeds or (2) 180 days following the expiration of such initial 180 day period; provided still further, that in the event that such Net Cash Proceeds are not reinvested by the Borrower or its Subsidiaries prior to the last day of such 180 day period or 360 day period, as the case may be, the Borrower shall prepay the Term Loans in an amount equal Net Cash Proceeds in excess of the applicable amount set forth in the immediately preceding parentheses in this clause (ii) and in accordance with Section 4.3(e) and (y) any amounts so reinvested pursuant to this clause (ii), whether above or below the dollar basket in the parentheses in this clause (ii), shall not reduce the dollar basket set forth in the parentheses in this clause (ii).

(c) Debt Issuances; Cure Amount. In the event that (i) the Borrower or any of its Subsidiaries receives Net Cash Proceeds from the issuance or incurrence of Debt by the Borrower or any of its Subsidiaries (other than Permitted Debt) or (ii) the Borrower receives any Cure Amount in connection with the exercise of its Cure Right, the Borrower shall, substantially simultaneously with (and in any event not later than the next succeeding Business Day) the receipt of such Net Cash Proceeds by the Borrower or its Subsidiary of the Cure Amount, apply an amount equal to 100% of such Net Cash Proceeds or such Cure Amount to pay the outstanding principal amount of the Term Loans in accordance with Section 4.3(e). All Net Cash Proceeds that are not required to be applied to the Term Loans under this Section 4.3(c) and Section 4.3(e) (including 50% of the Declined Proceeds after the second offer of prepayments made pursuant to Section 4.3(e) hereof) shall be retained by the Borrower for any use not prohibited hereunder.

(d) Payment Certificate. At least three Business Days prior to any payment of the Term Loans pursuant to Section 4.3 by 2:00 p.m., the Borrower shall deliver to the Agent written notice along with a certificate of a Responsible Officer demonstrating the calculation of the amount of the applicable Net Cash Proceeds. In the event that the Borrower subsequently determines that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional payment of the Term Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Agent a certificate of a Responsible Officer demonstrating the derivation of such excess.

(e) Application of Mandatory Prepayments. Except as set forth in Section 10.3, (i) all amounts required to be paid pursuant to ~~this~~ Section 4.3(a) shall be applied by the Agent to the succeeding scheduled principal installments due under the Term Loan Facility in direct order of maturity and (ii) all amounts required to be paid pursuant to Section 4.3(b) and 4.3(c) shall be applied by the Agent to the succeeding scheduled principal installments due under the Term Loan Facility in inverse order of maturity. All amounts required to be paid pursuant to this Section 4.3 shall be accompanied by any accrued interest and other amounts as required by Sections 3.1, 3.4 (including the Exit Fee), 4.2 (including the Minimum Earnings Amount and any other prepayment premium) and 5.4. Any Lender may elect, by written notice to the Agent at or prior to 3:00 p.m. one Business Day prior to any prepayment of Term Loans required to be made by the Borrower pursuant to Section 4.3(a), (b) or (c), to decline all (or any portion) of its Pro Rata Share of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds shall be offered to other Lenders in the manner specified by the Agent, with any further Declined Proceeds to then be retained and used by the Borrower ~~as follows: (A) 50% of such Declined Proceeds to be used by the Borrower~~ for any purpose permitted hereunder ~~and (B) 50% of such Declined Proceeds to be applied to the Loans (as defined in the ABL Credit Agreement or any similar term, as defined therein) under the ABL Credit Agreement (if any loans are then outstanding under the ABL Credit Agreement)~~. If any Lender fails to deliver a notice to the Agent of its election to decline receipt of its Pro Rata Share of any mandatory prepayment within the time frame specified by the Agent, such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share of the total amount of such mandatory prepayment of Term Loans.

4.4 SOFR Rate Loan Prepayments. In connection with any prepayment, if any SOFR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall comply with Section 5.4.

4.5 Payments by the Borrower.

(a) All payments to be made by the Borrower under this Agreement or the other Loan Documents shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders entitled thereto, at the account designated by the Agent and shall be made in Dollars and in immediately available funds (other than in respect of PIK Interest, which shall be payable in kind and added to the outstanding principal balance of the Term Loans on each SOFR Interest Payment Date), no later than 2:00 p.m. (New York City time) on the date specified herein. Any payment received by the Agent after such time may, in the Agent’s discretion, be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period,” whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

4.6 Apportionment, Application and Reversal of Payments. Except as otherwise expressly provided herein, principal and interest payments shall be apportioned ratably among the Lenders to which such payment is owed (according to the unpaid principal balance of the Term Loans to which such payments owed are held by each such Lender) and payments of the fees shall, as applicable, be apportioned ratably (or other applicable share as provided herein) among the Lenders to which such payment is owed, except for fees payable solely to the Agent. Whenever any payment received by the Agent under this Agreement, any of the other Loan Documents or the Unsecured ProFrac Guarantee is insufficient to pay in full all amounts due and payable to the Agent and the Lenders under or in respect of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee on any date, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the order of priority set forth in Section 10.3. If the Agent receives funds for application to the Obligations of the Obligors or the Parent Guarantor under or in respect of the Loan Documents or the Unsecured ProFrac Guarantee (as applicable) under circumstances for which the Loan Documents or the Unsecured ProFrac Guarantee do not specify the manner in which such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the outstanding Term Loans at such time, in repayment or prepayment of such of the outstanding Term Loans or other Obligations then owing to such Lender. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any SOFR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such SOFR Rate Loan or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in such event, the Borrower shall pay SOFR breakage losses in accordance with Section 5.4.

4.7 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations under this Agreement, the other Loan Documents or the Unsecured ProFrac Guarantee, the Agent, any Lender, or any other Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then such Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender, or such other Secured Party, and the Borrower shall be liable to pay to the Agent, the Lenders, or such other Secured Party and hereby do indemnify the Agent, the Lenders, or such other Secured Party and hold the Agent, the Lenders, or such other Secured Party harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action which may have been taken by the Agent, any Lender, or such other Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s, the Lenders’, or such other Secured Party’s rights under this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the repayment of the Obligations and termination of this Agreement.

4.8 Agent’s and Lenders’ Books and Records. The Agent shall record the principal amount of the Term Loans owing to each Lender on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Term Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Term Loans. The Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall be conclusive and binding (absent manifest error), irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. Such statement shall be deemed conclusive, accurate, and binding on the Borrower and an account stated (absent manifest error and except for reversals and reapplications of payments made as provided in Section 4.6 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

ARTICLE V

Taxes, Yield Protection and Illegality

5.1 Taxes.

(a) Payments Free of Taxes. Unless otherwise required by applicable Law, all payments by or on behalf of an Obligor to a Lender or the Agent under this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee shall be made free and clear of, and without deduction or withholding for, any Taxes. If any applicable Withholding Agent shall be required by any applicable Law (as determined in the good faith discretion of such Withholding Agent) to deduct or withhold any Tax from any payment to a Recipient under this Agreement, any Loan Document or the Unsecured ProFrac Guarantee, then (i) such Withholding Agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and (ii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after all such required deductions and withholdings are made (including deductions and withholdings applicable to additional sums payable under this Section 5.1) the applicable Lender (or, in the case of a payment made to the Agent for its own account, the Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made. In addition, the Borrower shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, all Other Taxes when due.

(b) Indemnification by Obligors. The Obligors agree jointly and severally to indemnify and hold harmless each Lender and the Agent for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.1) paid or payable by any Lender or the Agent or required to be withheld or deducted from a payment to the Lender or the Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 10 days after the date such Lender or the Agent makes written demand therefor in accordance with Section 5.6. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive and binding absent manifest error.

(c) Evidence of Payments. As soon as practicable after the date of any payment by an Obligor of Taxes to a Governmental Authority pursuant to this Section 5.1, the relevant Obligor shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

(d) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document or the Unsecured ProFrac Guarantee shall deliver to the Borrower and Agent, at the time or times reasonably requested by the Borrower or Agent, such properly completed and executed documentation reasonably requested by the Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (d)(i), (ii) and (iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Agent in writing of its legal ineligibility to do so. Without limiting the generality of the foregoing,

(i) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), two duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(ii) any Lender that is not a U.S. Person shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Agent on or prior to the date on which such non-U.S. Person becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(A) In the case of a Lender claiming the benefits of an income Tax treaty to which the United States in a party (x) with respect to payments of interest under any Loan Document or the Unsecured ProFrac Guarantee, two duly executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document or the Unsecured ProFrac Guarantee, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) two duly executed copies of IRS Form W-8ECI;

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two duly executed copies of a certificate substantially in the form of Exhibit I-1 to the effect that such non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two duly executed copies of IRS Form W-8BEN or W-8BEN-E; or

(D) to the extent a Lender is not the beneficial owner, two duly executed copies of IRS Form W-8IMY, accompanied by IRS Form W‑8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(iii) any Lender that is not a U.S. Person shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the applicable Withholding Agent to determine the withholding or deduction required to be made; and

(iv) if any payment made to a Lender under any Loan Document or the Unsecured ProFrac Guarantee would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding anything to the contrary in this Section 5.1(d), a Lender shall not be required to deliver any documentation pursuant to this Section 5.1(d) that it is not legally eligible to deliver. Each Lender hereby authorizes the Agent to deliver to the Obligors and to any successor Agent any documentation provided by such Lender to the Agent pursuant to this Section 5.1(d).

(e) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.1 (including by the payment of additional amounts pursuant to this Section 5.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.1 with respect to the Taxes giving rise to such refund), net of all reasonable and documented or invoiced out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.1(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.1(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.1(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.1(e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) The Agent shall provide the Borrower with two duly completed original copies of, if it is a U.S. Person, IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a U.S. Person, (1) IRS Form W-8ECI with respect to payments to be received by it as a beneficial owner and (2) IRS Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, certifying that, for such purpose, it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes. Notwithstanding any other provision of this clause (f), the Agent shall not be required to deliver any documentation that the Agent is not legally eligible to deliver as a result of a Change in Law after the Agreement Date.

(g) Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments, the expiration or cancellation of all letters of credit and the repayment, satisfaction or discharge of all obligations under any Loan Document and the Unsecured ProFrac Guarantee.

5.2 Illegality.

(a) If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Term Loans whose interest is determined by reference to the SOFR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon the SOFR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Agent) (an “Illegality Notice”), (i) any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower to continue SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans, shall be suspended, and (ii) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any affected Lender (with a copy to the Agent), prepay or, if applicable, convert all SOFR Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Rate Loans to such day, or immediately, if any affected Lender may not lawfully continue to maintain such SOFR Rate Loans to such day, in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the SOFR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.4.

5.3 Increased Costs and Reduction of Return.

(a) If any Lender determines that due to any Change in Law occurring after the later of the Agreement Date or the date such Lender became a party to this Agreement, there shall be any increase in the cost (including Taxes) to such Lender of agreeing to make or making, funding, continuing, converting to or maintaining any SOFR Rate Loans (other than any increase in cost resulting from (i) Indemnified Taxes, (ii) Taxes described in clauses (c) through (d) of the definition of “Excluded Taxes”, or (iii) Connection Income Taxes), then, subject to clause (c) of this Section 5.3, the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that due to any Change in Law in respect of any Capital Adequacy Regulation occurring after the later of the Agreement Date or the date such Lender became a party to this Agreement that affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and such Lender (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital or liquidity is required to be increased as a consequence of its Term Loan Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, subject to clause (c) of this Section 5.3, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 5.3 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 5.3 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof). Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 5.3 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances for similarly situated borrowers under comparable provisions of other credit agreements, if any.

5.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to borrow a SOFR Rate Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing;

(b) the failure of the Borrower to convert a Term Loan into a SOFR Rate Loan after the Borrower has given (or is deemed to have given) a Notice of Conversion; or

(c) the prepayment or other payment (including after acceleration thereof) of any SOFR Rate Loans on a day that is not the last day of the relevant Interest Period (including, without limitation, any payment in respect thereof pursuant to Section 5.8), including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its SOFR Rate Loans (but not in respect of lost profits) or from fees payable to terminate the deposits from which such funds were obtained.

5.5 Inability to Determine Rates.

(a) If, on or prior to the first day of any Interest Period for any SOFR Rate Loan:

(i) the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Rate Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Term Loan, and the Required Lenders have provided notice of such determination to the Agent, then the Agent shall give written notice to the Borrower and to the Lenders as soon as practicable thereafter. Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower to continue SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans, shall be suspended (to the extent of the affected SOFR Rate Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.4. If the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.

(b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder, under any Loan Document and under the Unsecured ProFrac Guarantee in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee and (ii) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document and the Unsecured ProFrac Guarantee in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in any other Loan Document or in the Unsecured ProFrac Guarantee, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee.

(d) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (A) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.5(e) and (B) the commencement and expiration of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee, except, in each case, as expressly required pursuant to this Section 5.5.

(e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document or the Unsecured ProFrac Guarantee, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

5.6 Certificates of Agent. If the Agent or any Lender claims reimbursement or compensation under this Article V, the Agent or the affected Lender shall determine the amount thereof and shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Agent or the affected Lender, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error; provided that, except for compensation under Section 5.1, the Borrower shall not be obligated to pay the Agent or such Lender any compensation attributable to any period prior to the date that is ninety (90) days prior to the date on which the Agent or such Lender first gave notice to the Borrower of the circumstances entitling such Lender to compensation. The Borrower shall pay the Agent or such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

5.7 Survival. The agreements and obligations of the Borrower and each Recipient in this Article V shall survive the assignment of rights by, or the replacement of, a Lender, the repayment, satisfaction or discharge of all other Obligations and termination of this Agreement.

5.8 Assignment of Term Loan Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 5.3, (b) any Lender delivers a notice described in Section 5.2, (c) Holdings or any Obligor is required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 5.1, (d) [reserved] or (e) any Lender is a Defaulting Lender, the Borrower may, at its sole expense and effort (including with respect to the processing fee referred to in Section 12.2(a)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 12.2), all of its interests, rights and obligations under the Loan Documents and the Unsecured ProFrac Guarantee to an Eligible Assignee that shall assume such assigned obligations (which Assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment shall not conflict with any Law or order of any court or other Governmental Authority having jurisdiction, (ii) except in the case of clause (d) or (e) above, no Event of Default shall have occurred and be continuing, (iii) the Borrower or such Assignee shall have paid to such Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Term Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 3.4, 4.2, 5.1, 5.2, 5.3 and 5.4), (iv) such assignment is consummated within 180 days after the date on which the Borrower’s right under this Section 5.8 arises, in the case of any such assignment resulting from payments required to be made pursuant to Section 5.1, such assignment will result in a reduction in such payments thereafter, and (v) if the consent of the Agent is required pursuant to Section 12.2, such consents are obtained; provided, further, that if prior to any such assignment the circumstances or event that resulted in such Lender’s request or notice under Section 5.2 or 5.3 or demand for additional amounts under Section 5.1, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 5.1, 5.2 or 5.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder. In the event that a replaced Lender does not execute an Assignment and Acceptance pursuant to Section 12.2 within two Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 5.8 and presentation to such replaced Lender of an Assignment and Acceptance evidencing an assignment pursuant to this Section 5.8, the Borrower shall be entitled (but not obligated), upon receipt by the replaced Lender of all amounts required to be paid under this Section 5.8, to execute such an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Borrower, the replacement Lender and, to the extent required pursuant to Section 12.2, the Agent, shall be effective for purposes of this Section 5.8 and Section 12.2.

ARTICLE VI

Books and Records; Financial Information; Notices

6.1 Books and Records. Each of Holdings and Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, at all times, proper books and records and accounts prepared in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving all material assets, business and activities of Holdings, the Borrower and their Subsidiaries, taken as a whole. Each of Holdings and the Borrower shall maintain, and shall cause each of their Subsidiaries to maintain, at all times books and records pertaining to the Collateral in such detail, form and scope as is consistent in all material respects with good business practice or consistent with past practice.

6.2 Financial Information. Holdings shall promptly furnish to the Agent (for further distribution to each Lender):

(a) As soon as available, but in any event not later than one hundred and thirty-five (135) days after the close of the Fiscal Year ending on December 31, 2023 and one hundred and twenty (120) days after the close of each Fiscal Year thereafter, (I) prior to any Qualified IPO, consolidated audited balance sheets, income statements and cash flow statements of the Parent Guarantor and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for and as of the end of the previous Fiscal Year, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Parent Guarantor and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP in all material respects and (II) following any Qualified IPO, consolidated audited balance sheets, income statements and cash flow statements of Holdings (or its direct Parent Entity) and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for and as of the end of the previous Fiscal Year, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of Holdings (or its direct Parent Entity) and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP in all material respects. Such consolidated statements shall be certified, reported on without a “going concern” or like qualification (other than (x) with respect to, or resulting from, the upcoming maturity of the Term Loans hereunder or (y) a prospective default under the Financial Covenant or ABL Financial Covenant (if the ABL Credit Agreement is then in effect)~~)~~, or qualification arising out of the scope of the audit, by a firm of independent registered public accountants of recognized national standing selected by, prior to any Qualified IPO, the Parent Guarantor, and following any Qualified IPO, Holdings (or its direct Parent Entity)). Notwithstanding the foregoing, the obligations in this Section 6.2(a) may be satisfied by furnishing (A) prior to any Qualified IPO, Parent Guarantor’s Form 10-K filed with the SEC or (B) after any Qualified IPO, Borrower’s or Holdings’ (or its direct Parent Entity), as applicable, Form 10-K filed with the SEC. In addition, together with the Financial Statements required to be delivered pursuant to this Section 6.2(a), Holdings shall deliver (x) prior to any Qualified IPO, a customary “management’s discussion and analysis of financial condition and results of operations” of Parent Guarantor with respect to the periods covered by such Financial Statements~~”~~  and (y) following any Qualified IPO, a customary “management’s discussion and analysis of financial condition and results of operations” of Holdings (or its direct Parent Entity) with respect to the periods covered by such Financial Statements.

(b) As soon as available, but in any event not later than forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year (other than for (i) the first Fiscal Quarter ending after the Closing Date, in which case delivery shall be not later than ninety (90) days after the end of such Fiscal Quarter and (ii) each Fiscal Quarter ending in 2024 (if not the first Fiscal Quarter ended after the Closing Date), in which case delivery shall be not later than sixty (60) days after the end of such Fiscal Quarters), (I) prior to any Qualified IPO, consolidated unaudited balance sheets of the Parent Guarantor and its Subsidiaries, as at the end of such Fiscal Quarter, and consolidated unaudited income statements and cash flow statements for the Parent Guarantor and its Subsidiaries, setting forth, in each case, in reasonable detail, and prepared in all material respects in conformity with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes and certified by a Responsible Officer of Parent Guarantor in each case, as being complete and correct in all material respects in conformity with GAAP, prepared in reasonable detail in accordance with GAAP in all material respects consistently applied and fairly presenting in all material respects the Parent Guarantor’s and its Subsidiaries’ financial position as at the dates thereof and their results of operations for the periods then ended, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes and (II) following any Qualified IPO, the consolidated unaudited balance sheets of Holdings (or its direct Parent Entity) and its Subsidiaries, as at the end of such Fiscal Quarter, and consolidated unaudited income statements and cash flow statements for Holdings (or its direct Parent Entity) and its Subsidiaries, setting forth, in each case, in reasonable detail, and prepared in all material respects in conformity with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes and certified by a Responsible Officer of Holdings (or its direct Parent Entity) as being complete and correct in all material respects in conformity with GAAP, prepared in reasonable detail in accordance with GAAP in all material respects consistently applied and fairly presenting in all material respects Holdings’ (or its direct Parent Entity’s) and its Subsidiaries’ financial position as at the dates thereof and their results of operations for the periods then ended, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 6.2(a) may be satisfied by furnishing, (x) prior to any Qualified IPO, the Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-Q filed with the SEC and (y) following any Qualified IPO, Holdings’ (or its direct Parent Entity’s) Form 10-Q filed with the SEC. In addition, together with the Financial Statements required to be delivered pursuant to this Section 6.2(a), Holdings shall deliver (x) prior to any Qualified IPO, a customary “management’s discussion and analysis of financial condition and results of operations” of Parent Guarantor with respect to the periods covered by such Financial Statements and (y) following any Qualified IPO, a customary “management’s discussion and analysis of financial condition and results of operations” of Holdings (or its direct Parent Entity) with respect to the periods covered by such Financial Statements.

(c) Concurrently with the delivery of the annual audited Financial Statements pursuant to Section 6.2(a) and the quarterly Financial Statements pursuant to Section 6.2(~~a~~b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings and including setting forth (i) a reasonably detailed calculation of the Total Net Leverage Ratio~~.~~ and (ii) the calculation of Excess Cash Flow at the end of the relevant fiscal quarter (whether or not any Excess Cash Flow payment shall be required at the end of such fiscal quarter), including, without limitation, (x) a detailed breakdown of the cost elements included in Company G&A and (y) for any amount that is allocated, the amount and allocation methodology.

(d) As soon as available, but in any event not later than ninety (90) days after the end of each Fiscal Year, commencing with the Fiscal Year ending on December 31, 2024, annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements) for Holdings and its Subsidiaries as at the end of and for each Fiscal Quarter of such Fiscal Year.

(e) Subject to applicable Laws and confidentiality restrictions, promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Holdings or any of its Subsidiaries with the SEC under the Exchange Act or any other similar regulatory or Governmental Authority of any jurisdiction, and all material reports, notices, or statements sent or received by Holdings or any of its Subsidiaries to or from the holders of any Material Indebtedness of Holdings or any of its Subsidiaries registered under the Securities Act of 1933 or any other similar Laws in any jurisdiction (other than, in each such case, amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8 and other than any filing filed confidentially with the SEC or any analogous Governmental Authority in any relevant jurisdiction).

(f) As soon as available, but in any event not later than twenty (20) days after the end of each calendar month, commencing with January 2024, a monthly operating report, substantially in the form of Exhibit H hereto.

(g) Concurrently with the execution, receipt or delivery thereof (but without duplication of any notices provided to Agent and Lenders under this Agreement), (i) copies of all material notice (including, without limitation, default notices), reports (including, without limitation, borrowing base reports), statements or other material information that Holdings or any of its Subsidiaries executes, receives or delivers in connection with any ABL Facility Indebtedness (if the ABL Credit Agreement is then in effect), Subordinated Debt, or Material Indebtedness and (ii) copies of any amendments, restatements, supplements or other modifications, waivers, consents or forbearances that Holdings or any of its Subsidiaries executes, receives or delivers with respect to the definitive legal documentation for any ABL Facility Indebtedness (if the ABL Credit Agreement is then in effect), Subordinated Debt or Material Indebtedness.

(h) [Reserved].

(i) Subject to applicable Laws and confidentiality restrictions set forth in this Agreement, (i) such additional information as the Agent or any Lender may from time to time reasonably request regarding the business, legal, or financial condition of Holdings and its Subsidiaries, taken as a whole, and (ii) such additional information and documentation reasonable requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

(j) Upon the request of the Agent or the Required Lenders, the Borrower shall make its Chief Financial Officer available for a management call with the Agent and the Lenders at such time (but, so long as no Event of Default shall have occurred and be continuing, not more frequently than once during each Fiscal Quarter) as may be agreed to by the Borrower and the Agent or the Required Lenders.

(k) Documents required to be delivered pursuant to Section 6.2(a), (a) and (e) (except to the extent any such documents are included in materials otherwise filed with the SEC or any similar regulator or Governmental Authority of any jurisdiction, in which no delivery to Agent or Lenders is required hereunder) may be delivered electronically and shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s or Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent).

6.3 Notices to the Agent. The Borrower shall notify the Agent (for further distribution to the Lenders) in writing of the following matters at the following times:

(a) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any Default or Event of Default.

(b) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any claim, action, suit, or proceeding, by any Person, or any investigation by a Governmental Authority, in each case affecting Holdings or any of its Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

(c) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any violation of any Law (including any Environmental Law), statute, regulation, or ordinance of a Governmental Authority affecting Holdings or any of its Subsidiaries, which, in any case, would reasonably be expected to have a Material Adverse Effect.

(d) Any change in Holdings’ or any Obligor’s state of incorporation or organization, name as it appears in the state of its incorporation or other organization, type of entity, organizational identification number, or form of organization, each as applicable, in each case no later than ten (10) Business Days before the occurrence of any such change.

(e) Promptly, and in any event within fifteen (15) Business Days, after a Responsible Officer of Holdings, the Borrower or any ERISA Affiliate knows that an ERISA Event has occurred or is reasonably expected to occur, that, alone or with another ERISA Event that has occurred or is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect, and any action then-known by Holdings or the Borrower taken (or threatened in writing) by the IRS, the U.S. Department of Labor, the PBGC or the Multiemployer Plan sponsor with respect thereto; provided, however, in the event of a Reportable Event, the Borrower shall notify the Agent by the later of fifteen (15) Business Days and the date on which notification is required to be provided to the PBGC pursuant to Section 4043(a) of ERISA.

(f) Promptly following reasonable request, with respect to any Multiemployer Plan, (A) any documents described in Section 101(k) of ERISA that Holdings, the Borrower or any ERISA Affiliate may request and (B) any notices described in Section 101(l) of ERISA that Holdings, the Borrower or any ERISA Affiliate may request; provided that if Holdings, Borrower or ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, Holdings, the Borrower or ERISA Affiliate shall, promptly following reasonable request, make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

(g) Within fifteen (15) Business Days after the occurrence of the assumption or establishment of any new Pension Plan or Multiemployer Plan, or the commencement of contributions to any Pension Plan or Multiemployer Plan, to which Holdings, the Borrower or any ERISA Affiliate was not previously contributing, which in any event could reasonably be expected to have a Material Adverse Effect.

(h) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any event or circumstance which would reasonably be expected to have a Material Adverse Effect.

(i) Unless otherwise publicly disclosed in an annual or quarterly report filed by the Borrower or any Parent Entity with the SEC under the Exchange Act, promptly after any material change in accounting policies or financial reporting practices (including as a result of a change in GAAP or the application thereof) by Holdings or any Subsidiary thereof.

(j) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any action, suit or proceeding pursuant to which a holder of any Lien on any Collateral makes a claim with respect to any such Collateral but only if the Collateral subject to such claim has a Fair Market Value in excess of $5,000,000.

(k) Within five (5) Business Days after any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) and (d) of such certification.

(l) [reserved].

(m) Each notice given under this Section 6.3 shall be accompanied by a statement of a Responsible Officer describing the subject matter thereof in reasonable detail and setting forth the action that Holdings, its applicable Subsidiary, or ERISA Affiliate has taken or proposes to take with respect thereto.

ARTICLE VII

General Warranties and Representations

Holdings and the Borrower each warrants and represents to the Agent and the Lenders on the Closing Date and on the date of each Borrowing that:

7.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

(a) Holdings and each Obligor party to this Agreement and the other Loan Documents has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant the Collateral Agent’s Liens. Holdings and each Obligor party to this Agreement and the other Loan Documents has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by Holdings and each Obligor party thereto, and constitute the legal, valid and binding obligations of Holdings and each such Obligor, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. Holdings’ and each Obligor’s execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, do not (x) conflict with, or constitute a violation or breach of, the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings, such Obligor or any of its Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to Holdings, such Obligor or any of its Subsidiaries, or (c) any Organization Documents of Holdings, such Obligor or any of its Subsidiaries, in each case with respect to clauses (a), (b) and (c) of this sentence, in any respect that would reasonably be expected to have a Material Adverse Effect or (y) result in the imposition of any Lien (other than the Liens created by the Security Documents) upon the property of Holdings, such Obligor or any of its Subsidiaries by reason of any of the foregoing other than pursuant to the ABL Intercreditor Agreement and the Monarch Acquisition Intercreditor Agreement.

(b) Each Obligor party to the Contribution Agreement (i) has the power and authority to execute, deliver and perform the Contribution Agreement and (ii) has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize its execution, delivery and performance of the Contribution Agreement. The Contribution Agreement has been duly executed and delivered by each Obligor party thereto, and constitutes the legal, valid and binding obligations of each such Obligor, enforceable against it in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing.

7.2 Validity and Priority of Security Interest. Upon execution and delivery thereof by the parties thereto, the applicable Security Documents will be effective to create legal and valid first priority Liens on all the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, in each case, subject to the terms of the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement and other Permitted Liens permitted to be senior to the Liens securing the Obligations and to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing and, upon the taking of such actions when and to the extent required under the Security Documents or this Agreement, but subject to any exceptions in regards to taking any actions and limitations in regards to the scope, perfection and priority of Collateral Agent’s Lien in the assets of Holdings and its Subsidiaries as set forth therein or in the definition of “Collateral and Guarantee Requirement”, such Liens (a) constitute perfected Liens on all of the applicable Collateral, (b) have priority over all other Liens on the Collateral, subject to Permitted Liens and the provisions of the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower, in each case, then in existence, and (c) are enforceable against each Obligor, as applicable, granting such Liens. Schedule 7.2 attached hereto contains a complete and accurate list as of the Closing Date of all Real Estate.

7.3 Organization and Qualification. Holdings and each Subsidiary of Holdings (a) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property, except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

7.4 Subsidiaries; Stock. As of the Agreement Date, Schedule 7.4 contains a correct and complete list of Holdings and its Subsidiaries, including (a) jurisdiction of organization, (b) the form of organization, (c) identification number of such Person in its jurisdiction of organization, if any, (d) the address of each Person’s chief executive office and (e) each jurisdiction where such Person is qualified to do business. The Stock of Holdings and its Subsidiaries is free and clear of all Liens (other than, statutory Permitted Liens, if applicable) and has been duly authorized and validly issued in compliance with all applicable federal, state and other Laws and is fully paid and non-assessable (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation). Except as set forth on Schedule 7.4, in each case as of the Agreement Date, there is no existing option, warrant, call, right, commitment or other agreement (including, without limitation, preemptive rights) to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Stock of Holdings or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Stock of Holdings or any of its Subsidiaries. Schedule 7.4 correctly sets forth the ownership interest of Holdings, the Borrower and each of their respective Subsidiaries as of the Agreement Date. As of the Agreement Date, the Obligors have no equity investments in any other Person other than those specifically disclosed in Schedule 8.11. The copies of the Organization Documents of each Obligor and each amendment thereto provided pursuant to Section 9.1 are true and correct copies of each such document as of the Closing Date, each of which is valid and in full force and effect as of the Closing Date.

7.5 Financial Statements.

(a) Holdings has delivered to the Agent (for further distribution to the Lenders) the Historical Financial Statements. The Historical Financial Statements, including the schedules and notes thereto, if any, have been prepared in reasonable detail in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer of Holdings, and disclosed in any such schedules and notes or otherwise disclosed to the Agent prior to the Agreement Date) and present fairly, in all material respects, the Consolidated Parties’ financial position as at the dates thereof and their results of operations for the periods then ended, subject, in the case of such unaudited Financial Statements, to changes resulting from normal year-end audit adjustments and to the absence of footnotes.

(b) Each Lender and the Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate the Historical Financial Statements as the result of the implementation of changes in GAAP or the interpretation thereof, and that such restatements will not result in a Default under the Loan Documents or the Unsecured ProFrac Guarantee (including any effect on any conditions required to be satisfied on the Closing Date) to the extent that the restatements do not reveal any material omission, misstatement or other material inaccuracy in the reported information from actual results for any relevant prior period.

7.6 Solvency. On the Closing Date and after giving effect to the Transactions to be consummated on the Closing Date, Holdings and its Subsidiaries, on a consolidated and consolidating basis, are Solvent, assuming, for purposes of making the solvency representation on a consolidating basis, the applicability of any Fraudulent Transfer Law pursuant to a final non-appealable judgment of a court of competent jurisdiction.

7.7 Property. Each Obligor and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements, servitudes or other limited property interests in, all property, including, without limitation, Real Estate, necessary in the ordinary conduct of its business, free and clear of all Liens except defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Permitted Liens.

7.8 Intellectual Property. The conduct of the businesses of Holdings and each of its Subsidiaries (including their use of Intellectual Property) does not infringe upon, misappropriate or violate the Intellectual Property of any other Person, and, to the knowledge of Holdings and the Borrower, no other Person is infringing or violating their own Intellectual Property, in each case except as would not reasonably be expected to have a Material Adverse Effect. Holdings and each of its Subsidiaries owns or is licensed or otherwise has the right to use all Intellectual Property that is used or held for use in or is otherwise reasonably necessary for the operation of its businesses as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

7.9 Litigation. There is no pending, or to Holdings’ or the Borrower’s knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or to Holdings’ or the Borrower’s knowledge, investigation by any Governmental Authority, which, in any case, has a reasonable likelihood of being adversely determined and if so adversely determined, either (a) would reasonably be expected to have a Material Adverse Effect or (b) relates directly to any of the Loan Documents.

7.10 Labor Disputes. There is no strike, work stoppage, unfair labor practice claim, or other labor dispute pending or, to Holdings’ or the Borrower’s knowledge, reasonably expected to be commenced against Holdings or any of its Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

7.11 Environmental Laws. Except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a) Holdings, each of the Obligors, and each of their respective Subsidiaries and each of their respective facilities, properties, and operations, including each of the Real Estate, are and, to the Borrower’s knowledge, within the past three (3) years have been in compliance with all Environmental Laws.

(b) Each of the Obligors, Holdings and each of their respective Subsidiaries and each of their respective facilities, properties, and operations, including each of the Real Estate, have obtained all permits required under Environmental Laws for their properties, facilities and operations, all such permits are valid and in full force and effect, each of the Obligors, Holdings and each of their respective Subsidiaries is in compliance with all terms and conditions of such permits and none of such permits is, as of the Closing Date, subject to any pending proceedings or other actions (or to Borrower’s knowledge, any threatened proceedings or other actions) for violation, modification, suspension or revocation of such permits.

(c) (i) None of the Obligors, Holdings nor any of their respective Subsidiaries, nor to Holdings’ or the Borrower’s knowledge any of the foregoing predecessors with respect to the Real Estate or any other location has stored, treated or Released any Contaminant at any location except in compliance with Environmental Laws and none of the Obligors, Holdings nor any of their respective Subsidiaries are conducting, funding or responsible for or are required or alleged to be responsible for or fund any investigation, remediation or monitoring of any Contaminant, Release or threat of Release of any Contaminant or any contamination at any location, (ii) none of the Obligors, Holdings nor any of their respective Subsidiaries nor any of their Real Estate, properties, facilities, or operations, nor, to any of Holdings’ or the Borrower’s knowledge, previously owned, operated, occupied or leased Real Estate or other properties or prior or operations of any of the foregoing, is subject to any pending liability, remedial requirement, proceeding, claim, investigation, order, enforcement action, decree, settlement agreement or other action under any Environmental Law or any financial assurance, required capital expenditure, reserve or asset retirement obligations relating to any environmental matter, Contaminant or Environmental Law, and (iii) none of the Obligors, Holdings or any of their respective Subsidiaries has any knowledge of any future or threatened proceeding, liability, remedial requirement, claim, investigation, order, enforcement action, decree, settlement agreement or other action or reasonable basis for, any alleged non-compliance, claim, enforcement action or liability arising out of or in connection with any Environmental Law (including from any Release or threatened Release of a Contaminant).

(d) None of the present or, to Holdings or the Borrower’s knowledge, former operations, and none of the real estate interests, including the Real Estate, of any of the Obligors, Holdings or any of their respective Subsidiaries, is subject to any investigation, requirement, enforcement action, claim or order by any Governmental Authority or any other Person evaluating whether, or alleging that, any investigation or remedial action is needed to respond to a Release or threatened Release of a Contaminant or the presence of a Contaminant attributed to, or alleged to have been attributed to any of the

Obligors, Holdings or any of their respective Subsidiaries or any predecessors thereof, or of any of their current or former properties, or operations.

7.12 No Violation of Law. Neither Holdings, nor any of its Subsidiaries is in violation of any Law, judgment, order or decree applicable to it, where such violation would reasonably be expected to have a Material Adverse Effect.

7.13 No Default. No Default or Event of Default has occurred and is continuing.

7.14 ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect:

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. The Borrower, each Guarantor and each ERISA Affiliate, as applicable, has made all required contributions to any Pension Plan subject to Section 412 or 430 of the Code or Section 302 or 303 of ERISA or other applicable laws when due, and no application for a funding waiver or an extension of any amortization period (pursuant to Section 412 of the Code, or otherwise) has been made with respect to any Pension Plan.

(b) There are no pending or, to the best knowledge of Holdings and the other Obligors, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in liability) under Section 4201 of ERISA with respect to a Multiemployer Plan and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

7.15 Taxes. Holdings and each of its Subsidiaries have filed all federal, state and other material Tax returns required to be filed by them, and have paid all Taxes and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable by them (including in their capacity as a withholding agent), other than Taxes (i) the failure of which to pay, in the aggregate, would not have a Material Adverse Effect or (ii) that are being contested in good faith and by the appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP. There are no current, pending or proposed Tax deficiencies, assessments or other claims against Holdings or any Subsidiary of Holdings that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

7.16 Investment Company Act. None of Holdings, or any Subsidiary of Holdings, is an “Investment Company,” or a company “controlled” by an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

7.17 Use of Proceeds. The proceeds of the Term Loans under the Term Loan Facility are to be used on solely (i) to pay fees, costs and expenses payable in connection with the Term Loan Facility, (ii) to make the payments set forth on Schedule 7.17, (iii) to make the Distributions permitted under Section 8.10(n) and (iv) to fund other general corporate purposes.

7.18 Margin Regulations. As of the Closing Date, none of the Collateral is comprised of any Margin Stock. None of Holdings or any Obligor is engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of Federal Reserve Board.

7.19 No Material Adverse Change. No Material Adverse Effect has occurred since June 30, 2023.

7.20 Full Disclosure.

(a) None of the information or data (taken as a whole) heretofore or contemporaneously furnished by Holdings, the Borrower, any of their respective Subsidiaries or any of their respective authorized representatives in writing to the Agent, the Collateral Agent, or any Lender on or before the Closing Date for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 7.20, such information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or general industry nature. The projections contained in the information and data referred to in this Section 7.20 were prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable at the time made and at the time delivered; it being recognized by the Agent, the Collateral Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Borrower and the Subsidiaries of Holdings, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

7.21 Government Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Subsidiaries of this Agreement or any other Loan Document, other than (i) those that have been obtained or made and are in full force and effect, (ii) those required to perfect the Liens created pursuant to the Security Documents, or (iii) where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

7.22 Anti-Terrorism Laws.

(a) None of Holdings, nor any of its Subsidiaries nor, to the knowledge of Holdings or any of its Subsidiaries, any of their respective officers, directors, or employees is in violation of any applicable Anti-Terrorism Law, or engages in any transaction that attempts to violate, or otherwise evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in any applicable Anti-Terrorism Law.

(b) The use of proceeds of the Term Loans will not violate any applicable Anti‑Terrorism Laws.

7.23 FCPA. No part of the proceeds of the Term Loans will be used, directly, or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or other applicable anti-corruption laws or anti-money laundering laws.

7.24 Sanctions. None of the Obligors or any of their respective Subsidiaries or any of the respective directors, officers or, to the Obligors’ knowledge, employees, agents or, Affiliates of the Obligors or any of their respective Subsidiaries is a Sanctioned Person. None of the Obligors or any of their respective Subsidiaries, or any of the respective directors, officers or, to the Obligors’ knowledge, employees or agents (each in their capacity as such) or, to the extent involved in any transactions covered by this Agreement, Affiliates of the Obligors or any of their respective Subsidiaries is engaged or has, in the five years prior to the date of this Agreement, engaged, in dealings in, with or involving any Sanctioned Person in violation of applicable Sanctions or in a manner that could result in the imposition of Sanctions on any party to this Agreement. Each Obligor and its Subsidiaries will continue to maintain or be subject to policies and procedures designed to promote and achieve compliance with applicable Sanctions in all material respects. Each Obligor and its Subsidiaries are in compliance with all applicable Sanctions in all material respects.

7.25 Designation of Senior Debt. The Obligations are “Designated Senior Debt” (or any similar term) under the terms of the documentation governing any Subordinated Debt.

7.26 Insurance. The properties of Holdings and its Subsidiaries are insured with financially sound insurance companies that are not Affiliates of the Borrower in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Holdings or the applicable Subsidiary operates.

ARTICLE VIII

Affirmative and Negative Covenants

Holdings, the Borrower and each Guarantor covenant to the Agent and each Lender that, from and after the Agreement Date, so long as any of the Term Loan Commitments are outstanding and until Full Payment of the Obligations:

8.1 Taxes. Holdings and the Borrower shall, and shall cause each of Holdings’ Subsidiaries to, (a) file when due (after giving effect to any valid extensions for the payment thereof) all federal, state and other material Tax returns that it is required to file and (b) pay, or provide for the payment of, when due (after giving effect to any valid extensions for the payment thereof), all Taxes imposed upon it or upon its property (including, without limitation, Real Estate), income and franchises (including in its capacity as a withholding agent); provided, however, neither Holdings nor any of its Subsidiaries need pay any Tax described in this Section 8.1 as long as (i) such Tax is being contested in good faith and by the appropriate proceedings diligently conducted and adequate reserves have been established for such Tax in accordance with GAAP or (ii) the failure to pay, or provide for payment of, any such Taxes would not exceed $2,500,000 in the aggregate.

8.2 Legal Existence and Good Standing. Each of Holdings and the Borrower shall, and shall cause each of its Subsidiaries to, maintain (a) its legal existence, (b) good standing in its jurisdiction of organization, except, in the case of clause (b) of this Section 8.2 in such cases where failure to maintain its good standing would not exceed ten (10) Business Days after the earlier of (i) receipt by the Borrower of notice of such failure from the Agent or (ii) actual knowledge of such failure by a Responsible Officer of the Borrower, and (c) its qualification and good standing in all other jurisdictions necessary or desirable in the ordinary course of business of Holdings or such Subsidiary except, in the case of clause (b) of this Section 8.2, in such cases where the failure to maintain its qualification and good standing would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any transaction permitted under any of Section 8.8, 8.9 or 8.11.

8.3 Compliance with Law; Maintenance of Licenses. Holdings and the Borrower shall comply, and shall take all reasonable action to cause each of Holding’s Subsidiaries to comply, with all

Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, all Anti-Terrorism Laws, all Environmental Laws, Laws administered by OFAC and the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder), except where noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings and the Borrower shall, and shall cause each of their Subsidiaries to take all reasonable action to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business, except where the failure to so obtain and maintain such licenses, permits, franchises, and governmental authorizations would not reasonably be expected to have a Material Adverse Effect.

8.4 Maintenance of Property, Inspection.

(a) Holdings and the Borrower shall, and shall cause their respective Subsidiaries to, maintain, preserve and protect all of its and their respective property, including, without limitation, the Real Estate, in compliance with all Requirements of Law of any Governmental Authority having jurisdiction over such property and in good operating condition and repair (or, in the case of Inventory, in saleable, useable or rentable condition), ordinary wear and tear and Casualty Events excepted, and make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice, except, in each case, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Holdings and the Borrower shall, and shall cause their Subsidiaries to, permit representatives and independent contractors of the Agent (with the consent or at the direction of the Required Lenders) and/or the Collateral Agent (with the consent or at the direction of the Required Lenders) (and, in each case, at the expense of the Borrower) to visit and inspect any of Holdings’, the Borrower’s or any of their Subsidiaries’ properties (to the extent it is within such Person’s control to permit such inspection), to examine Holdings’ and its Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom, to examine and audit the Collateral (to the extent it is within such Person’s control to permit such examination and audit and subject to the limitations otherwise set forth in this Section 8.4), and to discuss Holdings’ and its Subsidiaries’ affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower (and subject, in the case of any such meetings or advice from such independent public accountants, to such accountants’ customary policies and procedures); provided, however, excluding any such visits and inspections during the continuation of an Event of Default and without in any way limiting the rights of the Agent and/or the Collateral Agent set forth herein, neither the Agent nor the Collateral Agent shall exercise such rights more often than once during any calendar year absent the existence of an Event of Default at the Borrower’s expense; and provided, further, that when an Event of Default exists, the Agent and the Collateral Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Agent and the Collateral Agent shall give the Borrower the opportunity to participate in any discussions with Holdings’ or any of its Subsidiaries’ independent public accountants. Notwithstanding anything to the contrary in Article VI (but subject to the immediately following sentence) or any other provisions set forth herein, none of Holdings, the Borrower or any Subsidiary of Holdings will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) where disclosure to the Agent, the Collateral Agent or any Lender (or their respective representatives or contractors) of such documents, information or other matter is prohibited by applicable Law or (ii) that is subject to attorney-client privilege or constitutes attorney work product provided that, (A) none of Holdings, the Borrower or any Subsidiary of Holdings shall assert attorney client privilege or that any document, information or other matter is or constitutes attorney work product with respect to any document or information in which the applicable Obligor has not received bona fide legal advice in writing expressly stating the same is subject thereto, and if it so asserts based upon such advice, shall do so only in good faith

(and not, for example, in an attempt to shield the same from disclosure or inspection, or to circumvent its obligations hereunder), and (B) to the extent Holdings, the Borrower or any Subsidiary of Holdings does not provide information in reliance on clause (ii), (1) the Borrower shall provide written notice promptly, and in any event within five (5) Business Days, to the Agent and the Collateral Agent that such information is being withheld and a reasonably detailed explanation therefor, and (2) Holdings, the Borrower or any Subsidiary of Holdings shall use commercially reasonable efforts to provide the applicable document, information or other matter without violating such privilege, and shall provide any document, information or other matter that is (x) not expressly within the scope of such privilege as advised by counsel in accordance with clause (A) or (y) not within the scope of clause (i) of this sentence. Nothing in clauses (A) or (B) of the proviso in the immediately preceding sentence shall prevent Holdings, Borrower or any Subsidiary of Holdings from asserting attorney client privilege regarding (i) any verbal or written correspondence between Holdings, Borrower or any Subsidiary of Holdings and any of its attorneys or (ii) any memoranda prepared by any of Holdings’, Borrower’s or any Subsidiary of Holdings’ attorneys, whether or not the such correspondence or memoranda states that such correspondence or memoranda are subject to attorney client privilege.

8.5 Insurance.

(a) Holdings and the Borrower shall, and shall cause their Subsidiaries to, maintain insurance against physical loss, public liability, property damage and other risks in accordance with Schedule 8.5. If Holdings, the Borrower or any other Obligor fails to take out or maintain the full insurance coverage required by this Section 8.5, the Agent may (but shall not be obligated to) take the required policies of insurance and pay the premiums on the same. All amounts so advanced by the Agent shall become Obligations and the Obligors shall forthwith pay such amounts to the Agent, together with interest from the date of payment by the Agent in accordance with Section 3.1(b).

(b) For any Mortgaged Property of the Obligors which is, at any time, located within an area that has been identified by a Governmental Authority (including, by the Federal Emergency Management Agency) as a special flood hazard area, Holdings and its Subsidiaries shall also (i) maintain, or cause to be maintained, with a financially sound insurer, flood insurance in an amount reasonably satisfactory to the Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, and (ii) deliver to the Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent, including, without limitation, evidence of annual renewals of such insurance. Each such insurance policy shall (i) indicate which Mortgaged Properties are located in a special flood hazard area and state the corresponding flood zone designation and, for each Mortgaged Property, the number of buildings located at such Mortgaged Property, (ii) indicate the flood insurance coverage and the deductible relating thereto, (iii) include a statement of values relating to all properties insured by the insurance policy, and (iv) be otherwise in form and substance reasonably satisfactory to the Collateral Agent. Each flood insurance policy shall provide that the insurer will give the Agent 10 day’s written notice of cancellation or non‑renewal.

(c) Holdings and the Borrower shall cause the Collateral Agent, for the ratable benefit of the Collateral Agent and the other Secured Parties, to be named as secured parties or mortgagees and lender loss payees or additional insureds, as applicable, in a manner reasonably acceptable to the Collateral Agent, under all insurance policies required to be maintained by the Obligors under clauses (a) and (b) above. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty days prior written notice to the Collateral Agent in the event of cancellation of the policy for any reason whatsoever (other than cancellation for non-payment in which case no notice shall be required if unobtainable after use of commercially reasonable efforts), and, if obtainable (using commercially reasonable efforts), a clause or endorsement stating that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of any Real Estate for purposes more hazardous than are permitted by such policy.

8.6 Environmental Laws. Holdings and the Borrower and each of their respective, facilities, properties, products, and operations shall be, and shall cause their Subsidiaries to, conduct its business in compliance with all Environmental Laws and obtain and maintain all permits, licenses, and other authorizations required under Environmental Laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings and the Borrower shall, and shall cause their Subsidiaries to, (i) correct any material non-compliance with Environmental Laws and (ii) take any investigatory, corrective or remedial action needed or required by any Governmental Authority or under any Environmental Law to respond to the presence of Contaminants or a Release of Contaminants on the Real Estate or at any other locations at which Contaminants are present that are attributable to the operations of Holdings or any of its Subsidiaries or Borrower, which shall be conducted as required by Environmental Laws, other than to the extent that the failure to take such investigatory, corrective or remedial action would not reasonably be expected to cause a Material Adverse Effect.

8.7 Compliance with ERISA. Holdings and the Borrower shall, and shall cause each of its ERISA Affiliates and Subsidiaries to: (a) maintain each Plan in compliance with the applicable provisions of ERISA and the Code; and (b) not cause an ERISA Event to occur with respect to a Pension Plan or Multiemployer Plan which the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, except in the case of each of clauses (a) and (b), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.8 Dispositions. Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, Dispose of any of its property, business or assets, including, without limitation, Real Estate, except for Permitted Dispositions.

8.9 Mergers, Consolidations, etc. Other than to the extent permitted as a Permitted Investment or Permitted Disposition, Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, merge, amalgamate or consolidate, or Dispose of all or substantially all of its business units, assets and properties, or wind up, liquidate or dissolve, or change its legal form, liquidate or dissolve or enter into any statutory division of assets except:

(a) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into the Borrower; provided that the Borrower shall be the continuing or surviving Person;

(b) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into any one or more Wholly-Owned Subsidiaries of the Borrower or any Subsidiary of Holdings may Dispose of all or substantially all of its business units, assets and other properties to one more Wholly-Owned Subsidiaries of Holdings; provided that, (i) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Subsidiaries of Borrower, (A) a Wholly-Owned Subsidiary shall be the continuing or surviving corporation or the transferee of such assets or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation, consolidation or Disposition to become an Obligor, (ii) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation, consolidation or the transferee of such assets (in each case, if other than such Guarantor) shall execute a “Guaranty Supplement” referred to in the Guarantee Agreement and a “Security Agreement Supplement” referred to in the Security Agreement, in order for the surviving or continuing Person or such transferee to become a Guarantor, (iii) such Wholly-Owned Subsidiary shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and (iv) if such merger, amalgamation, consolidation or Disposition involves a Subsidiary of Holdings and a Person that, prior to the consummation of such merger, amalgamation, consolidation or Disposition, is not a Subsidiary of Holdings, (A) no Event of Default has occurred and is continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition, (B) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition and any supplements to any Loan Document or the Unsecured ProFrac Guarantee (or new Loan Documents delivered concurrently therewith) create and preserve, as applicable, the enforceability of the Guarantee Agreement, the enforceability of the Unsecured ProFrac Guarantee and the perfection and priority of the Collateral Agent’s Liens, and (C) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or otherwise constitutes a Permitted Investment;

(c) [reserved]; and

(d) any Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary of Borrower that is a Guarantor or (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor;

(e) any Guarantor may liquidate or dissolve if (x) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) to the extent any assets or business not otherwise Disposed of or transferred in accordance with Section 8.8 or Section 8.11 (or discontinued), shall be transferred to, or otherwise owned or conducted by, the Borrower or another Guarantor after giving effect to such liquidation or dissolution.

8.10 Distributions. Holdings and the Borrower shall not, and shall not permit any of their Subsidiaries to authorize, declare or make any Distribution, other than the following (collectively, “Permitted Distributions”):

(a) (i) each Subsidiary may authorize, declare and make Distributions to the Borrower and to other Subsidiaries that are Obligors and (ii) Borrower may authorize, declare and make Distributions to Holdings to the extent that Holdings uses the proceeds of such Distribution to make a Distribution that is otherwise permitted under this Section 8.10;

(b) without duplication of any Distributions made pursuant to clause (m) below, (i) Holdings may (or may make Distributions to permit any Parent Entity to directly or indirectly) redeem in whole or in part any of its Stock (A) for another class of its (or such Parent Entity’s) Stock or rights to acquire its Stock, (B) with proceeds from substantially concurrent direct or indirect equity contributions by any Parent Entity to Holdings or (C) with proceeds from substantially concurrent issuances of new Stock of Holdings (or new Stock of any Parent Entity) (and may authorize and declare any of the foregoing); provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Stock referenced in clause (A) or (C) are at least as advantageous to the Lenders as those contained in the Stock redeemed thereby and (ii) Holdings may declare and make any Distribution payable solely in the Stock (other than Disqualified Stock not otherwise permitted by Section 8.12) of Holdings;

(c) to the extent constituting Distributions, Holdings and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 8.11 (other than pursuant to clause (p) of the definition of “Permitted Investments”) or Section 8.14(f) (and authorize and declare any of the foregoing);

(d) [reserved];

(e) [reserved];

(f) Holdings and its Subsidiaries may authorize, declare and make Distributions in Cash to any direct or indirect owner thereof (including but not limited to any Parent Entity of Holdings):

(i) the proceeds of which shall be used to make Permitted Tax Distributions;

(ii) the proceeds of which shall be used:

(A) to make payments to or reimburse ProFrac Holdings for fees, costs and expenses incurred by ProFrac Holdings in respect of advisory fees in an aggregate amount not to exceed in any Fiscal Year $1,000,000; and

(B) to pay such Parent Entity’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including, legal, accounting and similar expenses and costs and expenses relating to insurance, software licenses, in each case, provided by third parties, as well as trustee, directors and general partner fees and administrative costs and expenses) which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of Holdings and its Subsidiaries (including any reasonable and customary indemnification claims made by directors or officers of any Parent Entity attributable to the direct or indirect ownership or operations of Holdings and its Subsidiaries) and fees, costs and expenses otherwise due and payable by Holdings under the Shared Services Agreement in respect of services provided thereunder in an aggregate amount not to exceed in any Fiscal Year, for all such amounts under this clause (ii)(B), the greater of (x) $4,000,000 and (y) 2.00% of the Consolidated EBITDA of Holdings and its Subsidiaries for such Fiscal Year; provided that (x) such payments are made in respect of services performed on behalf of, or expenses incurred by, Holdings and its Subsidiaries on an arm’s length basis after the Closing Date, ~~and~~ (y) such payments are approved by the Board of Directors of ProFrac PubCo if required by the policies of such Board of Directors related to arm’s length transactions~~;~~  and (z) after the Fifth Amendment Effective Date until the Maturity Date, all amounts payable under the Shared Services Agreement shall be accrued, paid in Stock of ProFrac PubCo, and/or paid with the proceeds of substantially concurrent issuances of new Stock of ProFrac PubCo or capital contributions;

(iii) the proceeds of which shall be used to pay franchise, excise and similar taxes, and other fees and expenses, required to maintain its (or any of its direct or indirect parents’) existence;

(iv) without duplication for Distributions pursuant to Section 8.10(f)(i), the proceeds of which shall be used to make any payments pursuant to the Tax Sharing Agreement, provided that the aggregate amount of any such proceeds coming from the Borrower and its Subsidiaries with respect to any taxable year shall not exceed the aggregate net taxable income generated from the Borrower and its Subsidiaries calculated as if Borrower and its Subsidiaries were treated as a single corporation for U.S. federal income tax purposes with respect to such taxable year, taking into account any Redetermination of any Joint Return (as such terms are defined in the Tax Sharing Agreement) or other adjustments as set forth in Section 5(a) of the Tax Sharing Agreement with respect to such taxable income for such taxable year, including associated interest, penalties, and expenses that are properly attributable to the Borrower and its Subsidiaries under Section 6(a) of the Tax Sharing Agreement;

(v) [reserved];

(vi) the proceeds of which shall be used to pay customary salary, compensation, bonus and other benefits payable to officers, employees, consultants and other service providers of any Parent Entity or partner of the Borrower to the extent such salaries, compensation, bonuses and other benefits are attributable to the ownership or operation of Holdings and its Subsidiaries in an aggregate amount not to exceed $3,000,000 for any Fiscal Year;

provided, that Distributions paid pursuant to this Section 8.10(f) during an ECF Period shall be deemed to be “Company G&A” incurred by the Borrower during such ECF Period.

(g) Holdings or any of its Subsidiaries may (a) pay cash in lieu of fractional Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition (or any other acquisition constituting a Permitted Investment) and (b) honor any conversion request by a holder of convertible Debt and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Debt in accordance with its terms (and may authorize and declare any of the foregoing);

(h) in addition to the foregoing Distributions, Holdings or any Subsidiary of Holdings may authorize, declare and make additional Distributions in Cash, (i) in the case of any Distribution occurring prior to the 12-month anniversary of the Closing Date, in an amount equal to $35,000,000 (ii) so long as (A) the Monarch Acquisition Seller Debt has been repaid in Cash, and the Liens securing the Monarch Acquisition Seller Debt have been released, in each case, in full and final satisfaction thereof, and (B) such Distribution occurs prior to December 27, 2025, in an amount equal to $35,000,000 and (iii) in an unlimited amount after the twelve month anniversary of the Closing Date, so long as on the date such Distribution is made, measured at such time, (x) the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Distribution, does not exceed 1.00:1.00 and (y) Liquidity, after giving Pro Forma Effect to such Distribution, is not less than $40,000,000;

(i) Holdings or any Subsidiary of Holdings may authorize, declare and pay (or may make Distributions to allow any Parent Entity to pay) Distributions in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager, consultant or other service provider (or its Affiliates, or any of their respective estates or immediate family members) and any repurchases of Stock in consideration of such payments including deemed repurchases in connection with the exercise of Stock options;

(j) any payment under the Services Agreement to the extent characterized as a Distribution;

(k) [reserved];

(l) any Distribution (and any authorization and declaration thereof) by Holdings of the Stock of a Person acquired by Holdings or any of its Subsidiaries in accordance with the provisions set forth herein so long as all or substantially all of the property and assets of such Person (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) were contributed to the Borrower or a Guarantor (other than Holdings) substantially simultaneously with such acquisition (and prior to such Distribution) and the Borrower or such Guarantor has complied with the Collateral and Guarantee Requirements with respect to such property and assets (including any Stock owned by such Person) so contributed;

(m) Distributions (and any authorization and declaration thereof) of the Net Cash Proceeds from the Qualified IPO; and

(n) any Distribution (and any authorization and declaration thereof) using proceeds of the Term Loans to directly or indirectly enable ProFrac Holdings II to repay (i) Debt under the ProFrac Term Credit Agreement and (ii) Debt under the ProFrac ABL Credit Agreement.

8.11 Investments. Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investment, except Permitted Investments.

8.12 Debt. Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, permit to exist or maintain any Debt or Contingent Obligation, other than the following Debt (collectively, “Permitted Debt”):

(a) Debt of Holdings and any of its Subsidiaries under the Loan Documents;

(b) (i) Debt described on Schedule 8.12 (it being understood and agreed that any such Debt that is repaid shall not be reborrowed) and any Refinancing Debt thereof and (ii) any intercompany Debt outstanding on the Closing Date;

(c) Capital Leases and purchase money Debt incurred to finance the acquisition, construction, repair, replacement, lease or improvement of any equipment acquired after the Closing Date (as defined in Article 9 of the UCC) held for sale or lease or any fixed or capital assets (whether pursuant to a loan, a Capital Lease or otherwise); provided that, (x) at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Debt incurred under this clause (c) and then-outstanding of Holdings and its Subsidiaries, shall not exceed the greater of (A) $25,000,000 and (B) 5.0% of Consolidated Total Assets (measured as of the date such Debt was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date of incurrence) and (y) no further financings and/or Refinancings of such Debt shall be permitted following the initial acquisition of the equipment;

(d) endorsements for collection or deposit, in either case in the ordinary course of business;

(e) Debt incurred under Hedge Agreements, provided that such Hedge Agreements are entered into by a Borrower or Subsidiary of Holdings (x) solely to hedge fluctuations in interest rates under this Credit Agreement and the usage of gas, diesel and electricity and (y) not for speculative purposes;

(f) Guaranties by Holdings and its Subsidiaries in respect of Debt of Holdings or any of its Subsidiaries otherwise permitted under this Agreement; provided that (i) if the Debt being guaranteed is Subordinated Debt, such Guaranties shall be subordinated in right of payment to the Guaranty of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Subordinated Debt, (ii) if the Debt being guaranteed by any Obligor is Debt of a Subsidiary of Holdings that is not an Obligor, such Guaranty must be permitted to be incurred as an Investment pursuant to Section 8.11 and (iii) no Guaranty by any Subsidiary of Holdings of any Debt of an Obligor shall be permitted unless such Subsidiary shall have also provided a Guaranty of the Obligations;

(g) (i) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided that such Debt is extinguished within five Business Days of its incurrence and (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased or rented in the ordinary course of business;

(h) Debt of any Obligor owing to any other Obligor;

(i) Debt of any Obligor or Subsidiary of Holdings in respect of (i) performance bonds, completion guarantees, surety bonds, appeal bonds, bid bonds, other similar bonds, instruments or obligations, in each case provided in the ordinary course of business (including to secure workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or other Debt with respect to reimbursement-type obligations), but excluding any of the foregoing issued in respect of or to secure Debt for Borrowed Money; (ii) Debt owed to any Person providing, or relating to the provision of, workers’ compensation, health, disability or other employee benefits or property, casualty, liability, or other insurance to any Obligor or any of its Subsidiaries, so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Debt is incurred and such Debt is outstanding only during such year, (iii) Debt in respect of cash management services, netting services, ACH arrangements, overdraft protection and other arrangements arising under standard business terms of any bank at which any Obligor or any Subsidiary of Holdings maintains an overdraft, cash pooling or other similar facility or in connection with Deposit Accounts incurred in the ordinary course or (iv) Debt consisting of accommodation Guaranties for the benefit of trade creditors of any Obligor or any Subsidiary issued by such Obligor or Subsidiary in the ordinary course of business;

(j) (i) unsecured Debt incurred under this clause (j)(i) at any time outstanding in an aggregate principal amount not to exceed the greater of (x) $7,500,000 and (y) 1.0% of Consolidated Total Assets (at any time); and (ii) Debt incurred under this clause (j)(ii) at any time outstanding in an aggregate principal amount not to exceed the greater of (x) $7,500,000 and (y) 1.0% of Consolidated Total Assets (at any time);

(k) Debt (x) representing deferred compensation, severance and health and welfare retirement benefits to current and former employees, directors, consultants, partners, members, contract providers, independent contractors or other service providers of Holdings (or any Parent Entity thereof), the Borrower and the Subsidiaries of Holdings incurred in the ordinary course of business, (y) consisting of indemnities or similar obligations created, incurred or assumed in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock permitted hereunder, other than Guaranties incurred by any Person acquiring all or any portion of such business, assets or Stock for the purpose of financing such acquisition or (z) consisting of earnout obligations incurred in connection with any Permitted Acquisition or any other acquisition constituting a Permitted Investment permitted hereunder not to exceed in the aggregate outstanding at any time $20,000,000; provided that the holder of such earnout obligations shall have agreed to restrictions to be determined by the Agent and the Required Lenders and such earnout obligations are subordinated to the Obligations on terms and pursuant to documentation reasonably acceptable to the Agent and the Required Lenders;

(l) Debt consisting of (x) obligations of Holdings (or any Parent Entity thereof), the Borrower or the Subsidiaries of Holdings under deferred compensation arrangements to their employees, directors, partners, members, consultants, independent contractors or other service providers, (y) other similar arrangements incurred by such Persons in connection with Permitted Acquisitions (or other acquisitions constituting Permitted Investments) or (z) any other Investment permitted under Section 8.11;

(m) Debt consisting of promissory notes issued by the Subsidiaries of Holdings to their current or former officers, directors, partners, members, and employees and their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes to finance the retirement, acquisition, repurchase, purchase or redemption of Stock of Holdings (or Stock of any Parent Entity or the Borrower) in each case permitted by Section 8.10;

(n) Debt consisting of (i) the financing of insurance premiums or (ii) take or pay obligations entered into in the ordinary course of business;

(o) [reserved];

(p) prepaid or deferred revenue arising in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(q) (i) ABL Facility Indebtedness in an aggregate principal amount of loans and letters of credit not to exceed the lesser of (A) $~~38,500,000~~100,000 and (B) the amount permitted under the ABL Intercreditor Agreement and any Refinancing Debt thereof not prohibited by the terms of the ABL Intercreditor Agreement; provided that (x) the Lenders shall have reasonably approved each ABL Credit Agreement and related loan documentation, (y) the ABL Facility Indebtedness is secured by (1) a first-priority security interest in the Current Asset Collateral of Holdings and its Subsidiaries and (2) a second-priority security interest in the Fixed Asset Collateral and (z) such Debt is subject to the ABL Intercreditor Agreement, and (ii) solely on the Closing Date, ProFrac Term Facility Indebtedness provided that such Debt shall be paid off with the proceeds of the Term Loans on the Closing Date;

(r) Guaranties incurred in the ordinary course of business (and not in respect of Debt for borrowed money) in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners;

(s) (i) unsecured Debt in respect of obligations of Holdings or any of its Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Debt in respect of intercompany obligations of Holdings or any of its Subsidiaries in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(t) the Monarch Acquisition Seller Debt, in an aggregate principal amount not to exceed $54,687,500 less the aggregate amount of all payments and prepayments in respect of the principal amount thereof after the Closing Date (excluding any fees, costs, expenses and indemnification obligations that may also be payable thereunder), provided that, for so long as the Monarch Acquisition Seller Debt is outstanding, the Lenders hereunder shall have a second-priority Lien on any assets granted as collateral pursuant to the Monarch Security Documents (other than Excluded Assets and subject to the same customary limitations and requirements set forth in the Security Agreement);

(u) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (t) above.

8.13 Prepayments of Debt. Each of Holdings and the Borrower shall not, and each shall not permit any of its Subsidiaries to, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any principal outstanding in respect of any (i) Subordinated Debt or (ii) any Monarch Acquisition Seller Debt, except, in the case of this clause (ii), as permitted under the Monarch Security Documents and/or the Monarch Seller Note as in effect on the Closing Date.

8.14 Transactions with Affiliates. Except as set forth below, each of Holdings and the Borrower shall not, and shall not permit any of their Subsidiaries to, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any Stock or Debt, or any property, of any Affiliate, in each case, involving aggregate payments or consideration in excess of $50,000 for any single transaction or series of related transactions, or become liable on any Guaranty of the

Debt, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the following shall be permitted:

(a) transactions between or among Holdings, the Borrower and/or any Subsidiary of Holdings and/or the Borrower or any entity that becomes a Subsidiary of Holdings or the Borrower as a result of such transaction, in each case, that is otherwise permitted under this Agreement;

(b) transactions on terms substantially as favorable (or more favorable) to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) Permitted Distributions;

(d) loans and other transactions by and among Holdings and/or one or more Subsidiaries to the extent permitted under this Article VIII;

(e) employment, compensation, severance or termination arrangements between any Parent Entity, Holdings or any of its Subsidiaries and their respective officers, employees and consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the issuance or repurchase of equity interests held by officers, employees and consultants pursuant to put/call rights or similar rights with current or former employees, officers, directors consultants and stock option or incentive plans (including equity-based incentive plans) and other compensation arrangements) in the ordinary course of business and transactions pursuant to management equity plans, stock option plans and other employee benefit plans, agreements and arrangements;

(f) the payment, in an amount not to exceed $2,000,000 in the aggregate in any Fiscal Year, of (x) customary fees to directors, officers, managers, employees, consultants and other service providers of Holdings and its Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Subsidiaries and (y) reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, managers, employees, consultants, partners, members and other service providers of Holdings and its Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Subsidiaries, including, without limitation, by reason of the fact that such Person is or was serving at the request of any Parent Entity, Holdings, or any Subsidiary of Holdings as a director, officer, manager, employee, consultant or other service provider of another Person;

(g) transactions pursuant to permitted agreements (and such permitted agreements) in existence on the Closing Date and set forth on Schedule 8.14 or any amendment thereto to the extent such an amendment, taken as a whole, is not adverse to the Lenders in any material respect;

(h) the issuance or transfer of Stock (other than Disqualified Stock) of Holdings (or any Parent Entity) to any Permitted Holder or to any former, current or future director, manager, officer, partner, member, employee, consultant or other service provider (or any Affiliate of any of the foregoing) of Holdings (or any Parent Entity), the Borrower, any of the Subsidiaries of Holdings or any direct or indirect parent thereof, to the extent permitted under this Agreement;

(i) any issuance of Stock, or other payments, awards or grants in cash, securities, Stock or otherwise pursuant to, or the funding of, employment arrangements, compensation arrangements, stock options and stock ownership plans, and other employee benefit plans approved by the Board of Directors of Holdings (or any Parent Entity);

(j) the transactions contemplated by the Shared Services Agreement; provided that any and all payments thereunder by Holdings or any of its Subsidiaries shall be subject to the limitations set forth in Section 8.10(f)(ii);

(k) the entry into and the payments contemplated by the (i) any Tax Receivable Agreement to the extent permitted by the definition of “Permitted Tax Distributions” and (ii) the Tax Sharing Agreement to the extent permitted by Section 8.10(f)(iv);

(l) any business arrangements pursuant to which Automatize LLC provides, on an arm’s length basis, services to Holdings and/or its Subsidiaries including, without limitation, “manage last miles logistics”, software logistics and trucking logistics;

(m) certain transactions with Affiliates described in that certain letter agreement not to exceed $4,000,000 per Fiscal Year (“Transactions with Affiliates Letter Agreement”); and;

(n) the arrangements contemplated under the Supply ProFrac Agreement;

(o) the transactions contemplated under the Services Agreement;

(p) the Reorganization and any transactions consummated to complete the Reorganization, in each case, occurring on or before the Closing Date;

(q) the consummation of the Qualified IPO and any transactions consummated in connection therewith; and

(r) the assignment by ProFrac Holdings II, LLC of certain indemnification rights under the Monarch Acquisition Purchase Agreement to the Borrower and the assignment and assumption of all of ProFrac Holdings II, LLC’s rights, titles, duties, privileges and obligations under that certain secured seller note, dated December 23, 2022, made by ProFrac Holdings II, LLC in favor of Monarch Capital Holdings LLC, in the original principal amount of not more than $87,500,000, and the assumption thereof by Borrower, in each case, occurring on the Closing Date pursuant to that certain Assignment and Assumption Agreement dated as of the Closing Date, by and between ProFrac Holdings II, LLC and Borrower and in connection with the contribution of the equity interests in the Monarch Subsidiary to the Borrower pursuant to the Reorganization (the “Monarch Assignment”).

For purposes of this Section 8.14, (x) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) if such transaction is approved by the Board of Directors of the Borrower or such Subsidiary, as applicable, provided that such transaction does not exceed $2,500,000 or (y) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) if with respect to any transaction with an Affiliate (i) in excess of $2,500,000 for any single transaction or series of related transactions, or (ii) in excess of $5,000,000 for transactions with all Affiliates during any twelve (12) month period, the Borrower has (a) memorialized in writing such affiliate transaction and (b) obtained a written opinion of an appraiser or auditor, stating that the transaction or series of transactions is (A) fair to the Holdings or such Subsidiary from a financial point of view taking into account all relevant circumstances or (B) on terms, taken as a whole, not materially less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate and (c) if such Person has an independent director, such transaction has been consented to by an independent director of such Person.

8.15 Business Conducted. Holdings and its Subsidiaries (taken as a whole) shall not engage at any time in any line of business other than the lines of business of the same general type currently conducted by it and any businesses incidental to, reasonably related or ancillary thereto, and the lines of business of the general type described on Schedule 8.15 attached hereto and any businesses incidental to, reasonably related or ancillary thereto.

8.16 Liens. Holdings and the Borrower shall not, and shall not permit any of the Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

8.17 Restrictive Agreements. Holdings and the Borrower shall not, and shall not permit any of their Subsidiaries to, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents or (ii) the ability of any Subsidiary of the Borrower to pay dividends or other Distributions with respect to any of its Stock; provided that the foregoing shall not apply to:

(a) restrictions and conditions imposed by (A) Law, (B) any Loan Document, (C) with respect to clause (ii) above, any documentation related to any Permitted Debt, and (D) with respect to clause (ii) above, any documentation governing any Refinancing Debt incurred to Refinance any such Debt referenced in clauses (B) through (C) above;

(b) customary restrictions and conditions existing on the Closing Date or in any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition in a manner adverse to Lenders;

(c) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such Disposition; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be Disposed and such Disposition is permitted hereunder;

(d) customary restrictions in leases, subleases, licenses, sublicenses and other contracts so long as such restrictions relate solely to the assets subject thereto;

(e) restrictions imposed by any agreement relating to secured Debt permitted by this Agreement to the extent such restriction applies only to specific property securing such Debt and not all assets;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition in a manner adverse to Lenders); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Subsidiary;

(g) restrictions or conditions in any Permitted Debt that is incurred or assumed by a Guarantor to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents;

(h) restrictions on cash, Cash Equivalents or other deposits imposed by agreements entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry (or other restrictions on such cash, Cash Equivalents or deposits constituting Liens permitted hereunder);

(i) [reserved];

(j) negative pledges and restrictions on Liens in favor of any holder of Debt permitted under clauses (b), (c), (e), (f), (i), and (q), of Section 8.12, but solely to the extent any negative pledge relates to the property financed by, the subject of or securing such Debt;

(k) customary provisions restricting assignment, transfer or sub-letting of any agreement entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(l) [reserved];

(m) provisions restricting the granting of a security interest in Intellectual Property contained in licenses or sublicenses by Holdings and its Subsidiaries of such Intellectual Property, which licenses and sublicenses were entered into in the ordinary course of business or to the extent that the Borrower determines, in its good faith business judgment, that entering into such licenses and sublicenses is beneficial to Holdings and its Subsidiaries, taken as a whole (in which case such restriction shall relate only to such Intellectual Property);

(n) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings, Borrower or any of its Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Holdings, the Borrower or such Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Holdings, Borrower or such Subsidiary or the assets or property of another Subsidiary;

(o) other restrictions described on Schedule 8.17;

(p) [reserved];

(q) restrictions imposed by the Monarch Security Documents and the Monarch Seller Note with respect to, as applicable, the Borrower, Monarch Subsidiary and/or their respective assets; and

(r) restrictions and conditions imposed by any extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement of the contracts, instruments or obligations referred to in clauses (a) through (q) above; provided that such extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement is, in the good faith judgment of the Borrower, not materially more restrictive with respect to such restriction or condition taken as a whole than those prior to such extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement.

8.18 Subsidiaries. Each of Holdings and the Borrower shall not, and shall cause their Subsidiaries not to own or otherwise make any Investment in, or otherwise create or permit to exist, any Subsidiary, other than domestic or Canadian Wholly-Owned Subsidiaries, as and solely to the extent expressly permitted by clause (u) of the definition of “Permitted Investment”, without the consent of Required Lenders, which consent shall not be unreasonably withheld.

8.19 Fiscal Year; Accounting. Holdings shall not, and shall cause its Subsidiaries not to, (i) change their Fiscal Year end date from December 31 or method for determining Fiscal Quarters of any Obligor or of any Subsidiary of any Obligor or (ii) make any significant change in accounting treatment or reporting practices, except as required by GAAP; provided, however, that Holdings may, and may cause any of its Subsidiaries to, upon written notice to, and consent by, the Agent, change the Fiscal Year end date convention specified above to any other Fiscal Year end date reporting convention reasonably acceptable to the Agent, in which case the Borrower and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change. Holdings shall not, and shall cause its Subsidiaries not to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.

8.20 Financial Covenants.

(a) Total Net Leverage Ratio. Commencing with the fiscal quarter ending March 31, 2028, Holdings and its Subsidiaries, on a consolidated basis, shall not permit the Total Net Leverage Ratio on the last day of any Test Period to exceed 2.00:1.00.

(b) Capital Expenditures. Holdings shall not, and shall cause its Subsidiaries not to make, commit and/or agree to make any Capital Expenditures, other than Borrower and its Subsidiaries shall be permitted to make, commit and/or agree to make Capital Expenditures (i) in an unlimited amount so long as any equipment or other Property so acquired is subject to (x) Collateral Agent’s perfected first-priority Lien granted for the benefit of the Secured Parties under the Loan Documents or (y) a new first-priority Lien granted to the Collateral Agent for the benefit of the Secured Parties under the Loan Documents or (ii) in the case of any Capital Expenditures financed with Debt (other than the Obligations), such equipment or other Property acquired as a result of making such Capital Expenditures shall not be required to be subject to Liens that are first-priority Liens granted to the Collateral Agent for the benefit of the Secured Parties under the Loan Documents or otherwise, but only for so long as such Debt and Liens incurred to finance such Capital Expenditures are in compliance with Sections 8.12 and 8.16 after giving effect to the making of such Capital Expenditure.

8.21 Information Regarding Collateral. Each of the Borrower and Holdings shall not, and shall cause their Subsidiaries not to, without at least ten (10) Business Days prior written notice to Agent, make any change in: (i) any Obligor’s legal name; (ii) the location of any Obligor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it with an aggregate Fair Market Value in excess of $2,500,000 is located (including the establishment of any such new office or facility, but excluding in-transit Collateral, Collateral out for repair, and Collateral temporarily stored at a customer’s location in connection with the providing of services to such customer); (iii) any Obligor’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Obligor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization.

8.22 [Reserved]

8.23 Additional Obligors; Covenant to Give Security.

(a) upon the formation or acquisition of any new direct or indirect Subsidiary by any Obligor, within thirty (30) days (or, in the case of Mortgages, Deposit Accounts, and Certificates of Title for Titled Goods, within thirty (30) days, provided that (i) if, at the end of such thirty (30) day period, the Obligors shall have failed to perfect the Collateral Agent’s Lien in real property (not constituting an Excluded Asset), Deposit Accounts (not constituting Excluded Accounts) and Certificates of Title for Titled Goods (in which Obligors are required to perfect Liens) notwithstanding the Obligors’ commercially reasonable efforts to complete such perfection, such thirty (30) day period shall be extended for an additional fifteen (15) days (or such longer period as the Collateral Agent or the Required Lenders may agree in writing (in their reasonable discretion)), and (ii) this provision shall be deemed satisfied as to Certificates of Title when such Certificates of Title are delivered to Collateral Agent):

(i) causing each such Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Collateral Agent a description of any Real Estate owned or leased by such Subsidiary (in detail reasonably satisfactory to the Collateral Agent) solely to the extent such Real Estate is not an Excluded Asset;

(ii) causing each such Subsidiary to duly execute and deliver to the Agent and the Collateral Agent (x) a “Guaranty Agreement Supplement” referred to in the Guarantee Agreement guaranteeing the Obligations under the Loan Documents and (y) Mortgages on any Real Estate not constituting an Excluded Asset, a “Security Agreement Supplement” referred to in the Security Agreement and any required Intellectual Property security agreements and other security agreements and documents or joinders or supplements thereto (consistent with the Security Agreement and other Security Documents in effect on the Closing Date), as requested by and in form and substance satisfactory to the Collateral

Agent, in each case of this clause (y), granting the Collateral Agent’s Liens therein and thereon solely to the extent required pursuant to the Collateral and Guarantee Requirement;

(iii) delivering, and causing each such Subsidiary that is, or is required to become, a Guarantor to deliver instruments evidencing the intercompany Debt held by such Subsidiary and required to be pledged pursuant to the Collateral and Guarantee Requirement (including the execution of the Subordinated Intercompany Note), indorsed in blank to the Collateral Agent (or such other Person specified pursuant to the ABL Intercreditor Agreement (if the ABL Credit Agreement is then in effect), if applicable);

(iv) taking and causing such Subsidiary and each direct or indirect parent of such Subsidiary to take whatever action to the extent required pursuant to the Collateral and Guarantee Requirement (including, if applicable, the recording of Mortgages and of any Intellectual Property security agreements, the filing of financing statements) as may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens in the Collateral required by the Collateral and Guarantee Requirement, with the priority as contemplated by the Loan Documents, enforceable against all third parties in accordance with their terms; and

(v) causing each such Subsidiary to duly execute and deliver to the Agent and the Collateral Agent opinions, certificates and other documents, as requested by and in form and substance satisfactory to the Agent (it being understood and agreed that any opinions, certificates and other documents that are consistent with those delivered by the Obligors on the Closing Date shall be deemed to be in form and substance satisfactory to the Agent);

(vi) At the Borrower’s expense, Holdings and the Borrower shall, and shall cause each of their Subsidiaries to, take all action necessary or requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Security Documents) continues to be satisfied, including:

(A) not later than thirty (30) days (or if, at the end of such thirty (30) day period, the Obligors shall have failed to perfect the Collateral Agent’s Lien, notwithstanding the Obligors’ commercially reasonable efforts to complete such perfection, such thirty (30) day period shall be extended for an additional fifteen (15) days (or such longer period so long as the Collateral Agent or the Required Lenders agree to such further extension in writing (in their reasonable discretion))) after the acquisition by any Obligor of any Real Estate not constituting an Excluded Asset, causing such property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and taking, or causing the relevant Obligor to take, such actions as shall be necessary or requested by the Collateral Agent to grant and perfect or record such Lien, in each case in accordance with the requirements of the Collateral and Guarantee Requirement; and, upon recordation in the proper recording offices of the Mortgages, if and when applicable, the Mortgages shall each constitute a perfected first priority Lien (subject to the terms of the ABL Intercreditor Agreement (if the ABL Credit Agreement is then in effect), the Monarch Acquisition Intercreditor Agreement, and other Permitted Liens) on, and security interest in, all right, title and interest of Holdings and its Subsidiaries in the Real Estate and other Collateral described therein, subject only to Permitted Liens; and

(B) immediately prior to or simultaneously with the incurrence of Debt pursuant to Section 8.12(q)(i), or any amendments to the documents related thereto, entering into to Security Documents or amendments or supplements to existing Security Documents to (x) if any other Person is a borrower or guarantor in respect of such Debt, to enter into or join such Persons to the applicable Security Documents and to cause such other Person to become a Guarantor hereunder and under the other Loan Documents pursuant to Section 8.23, (y) to grant Collateral Agent a Lien (to secure the Obligations) on the Collateral that will also be collateral for such Debt and (z) to provide Collateral Agent with corollary rights (including representations, covenants and remedies) relative to such Collateral as are provided for the benefit of such Debt.

8.24 Use of Proceeds. The Borrower shall use the proceeds of the Term Loans in the manner set forth in Section 7.17.

8.25 Further Assurances. Subject to any limitations and exceptions set forth in the Security Documents and in the definition of “Collateral and Guarantee Requirement”, Holdings and the Borrower shall, and shall cause each of the other Obligors to, promptly execute and deliver, or cause to be promptly executed and delivered, to the Collateral Agent, such documents and agreements, and shall promptly take or cause to be taken such actions, as the Collateral Agent may, from time to time, reasonably request to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien.

8.26 Monarch Subsidiary.

(a) Until the (x) repayment in full and satisfaction of the Monarch Acquisition Seller Debt, (y) discharge of security interests and release of Liens on the assets of and Stock issued by the Monarch Subsidiary securing the Monarch Acquisition Seller Debt and (z) Collateral Agent, for the benefit of the Secured Parties, has a first priority Lien on the assets of and Stock issued by the Monarch Subsidiary (subject to certain Liens permitted hereunder, the Monarch Acquisition Intercreditor Agreement and the ABL Intercreditor Agreement):

(i) the Monarch Subsidiary shall not at any time hold (directly or indirectly) Stock in, or Debt of, or Liens on the Stock or assets of, any other Subsidiary;

(ii) in no event shall the Monarch Subsidiary be permitted to own (or have an exclusive license to), develop, or receive from Holdings or any of its Subsidiaries, any Intellectual Property that is material to the operations or the business of Holdings and its other Subsidiaries;

(iii) all transactions between the Monarch Subsidiary, on the one hand, and Holdings or any of its other Subsidiaries (other than the Monarch Subsidiary), on the other hand, shall be consummated, on terms at least as favorable to Holdings and its Subsidiaries (other than the Monarch Subsidiary) than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof provided that this clause (iii) shall not be construed to restrict Borrower from entering into and performing its obligations under the Monarch Seller Note and Monarch Security Documents; and

(iv) upon repayment of the Monarch Seller Note and release of collateral pursuant to the Monarch Security Documents, a first-priority Lien shall be granted to the Secured Parties hereunder in respect of all assets owned by the Monarch Subsidiary (other than Excluded Assets and subject to the same limitations and requirements set forth in the Security Agreement).

(b) If the Agent or any Lender exercises a Purchase (as defined in the Monarch Acquisition Intercreditor Agreement) pursuant to the Monarch Acquisition Intercreditor Agreements, all amounts so advanced by the Agent or any Lender shall become Obligations and the Obligors shall forthwith pay such amounts to the Agent or the Lenders in accordance with the provisions hereof, together with interest from the date of payment by the Agent or the Lenders in accordance with Section 3.1(b).

8.27 Passive Holding Company; Etc.

(a) After the date hereof, Holdings will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Stock (other than Disqualified Stock) of the Borrower and the indirect ownership of the Stock (other than Disqualified Stock) of the Subsidiaries of the Borrower, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance and to open and maintain bank accounts, (iii) to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group that includes Holdings or the Borrower and their respective Subsidiaries, (iv) the performance of its obligations under and in connection with the Loan Documents and any documents relating to other Permitted Debt including without limitation the granting of any Liens to the extent constituting Permitted Liens hereunder, (v) any public offering of its common Stock or any other issuance or registration of its Stock for sale, resale or otherwise to the extent permitted by this Agreement, including the costs, fees and expenses related thereto, (vi) the making of any dividend or distribution or other transaction similar to a Distribution permitted by Section 8.10 (or the making of a loan to its Parent Entities in lieu of any such permitted Distribution or other transaction similar to a permitted Distribution) or holding any cash received in connection with Distributions made by the Borrower in accordance with Section 8.10 pending application thereof by Holdings in the manner contemplated by Section 8.10 (including the redemption in whole or in part of any of its Stock (other than Disqualified Stock) in exchange for another class of Stock (other than Disqualified Stock) or rights to acquire its Stock (other than Disqualified Stock) or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Stock (other than Disqualified Stock)), (vii) incurring fees, costs and expenses relating to overhead and general operating expenses including professional fees for legal, tax and accounting issues and payment of taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in this Agreement, (ix) activities to facilitate, assist with or related or incidental to the consummation of the Transactions, (x) organizational activities incidental to Permitted Acquisitions or acquisitions constituting Permitted Investments consummated by Holdings, the Borrower or its Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or investments incidental to such Permitted Acquisitions or acquisitions constituting Permitted Investments in each case consummated substantially contemporaneously with the consummation of the applicable Permitted Acquisitions or acquisitions constituting Permitted Investments, in each case, in accordance with the other terms and provisions of this Agreement, (xi) the making of any loan to any officers or directors permitted by Section 8.11, the making of any Investment in the Borrower or any Guarantor or, to the extent otherwise allowed under Section 8.11, a Subsidiary of Holdings, (xii) the entry into customary shareholder agreements, (xiii) as specified on Schedule 8.27 and (xiv) activities incidental to the businesses or activities described in clauses (i) to (xiii) of this Section 8.27.

(b) After the date hereof, Holdings will not consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or change its legal form (other than to the extent that Holdings has taken all steps necessary to continue Collateral Agent’s perfected liens in the Stock issued by, and assets owned by, Holdings with the same priority as prior to such change of legal form), or enter into any statutory division of assets, or Dispose all or substantially all of its assets and properties, except that Holdings may merge, amalgamate or consolidate with or into any other Person (other than the Borrower) or otherwise Dispose of all or substantially all of its assets and property; provided that (i) Holdings shall be the continuing or surviving Person of such merger, amalgamation or consolidation or, in the case of a merger, amalgamation or consolidation where

Holdings is not the continuing or surviving Person or where Holdings has been liquidated or in connection with a Disposition of all or substantially all of its assets, in any such case, the Person formed by or surviving any such merger, amalgamation or consolidation or the Person into which Holdings has been liquidated or to which Holdings has transferred such assets shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (Holdings or such Person, as the case may be, being herein referred to as the “Successor Holdings”), (ii) the Successor Holdings (if other than Holdings) shall (y) expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Agent (including a “Guaranty Supplement” referred to in the Guarantee Agreement and a “Security Agreement Supplement” referred to in the Security Agreement, in order for the surviving or continuing Person or such transferee to become a Guarantor) and (z) as a condition to becoming Successor Holdings shall take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Security Documents) is satisfied with respect to Successor Holdings’ assets and properties and shall otherwise comply with Section 8.23 (as though Successor Holdings were a Subsidiary of Holdings), (iii) each Guarantor shall have by a supplement to the Guarantee Agreement confirmed that its Guaranty shall apply to the Successor Holdings’ obligations under this Agreement, (iv) each Guarantor shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Holdings’ obligations under this Agreement, (v) Holdings shall have delivered to the Agent an officer’s certificate stating that such merger, amalgamation, consolidation, liquidation or Disposition and any supplements to the Loan Documents preserve the enforceability of the Guarantee Agreement and the perfection of the Collateral Agent’s Liens, (vi) the Successor Holdings shall, immediately following such merger, amalgamation, consolidation, liquidation or Disposition, directly or indirectly, own all Subsidiaries owned by Holdings immediately prior to such merger, amalgamation, consolidation, liquidation or Disposition, (vii) if reasonably requested by the Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation, consolidation, liquidation, or Disposition does not breach or result in a default under this Agreement or any other Loan Document, (viii) no Event of Default has occurred and is continuing or would result from the consummation of such event, and (ix) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition or other event and any supplements to any Loan Document (or new Loan Documents delivered concurrently therewith) create and preserve, as applicable, the enforceability of the Guarantee Agreement in regards to Successor Holdings and the perfection and priority of the Collateral Agent’s Lien in Successor Holdings’ assets and property subject to the limitations of and exceptions set forth in the Collateral and Guarantee Requirement, the other provisions set forth herein and the Security Documents; provided, further, that if the foregoing are satisfied, the Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Agreement.

8.28 Amendments to Certain Documents. Each of Holdings and the Borrower shall not, and shall not permit any of their Subsidiaries to amend, modify or change in any manner that is materially adverse to the interests of (i) the Obligors or the Lenders any term or condition of the Shared Services Agreement, the Alpine Tax Receivable Agreement or the Monarch Acquisition Seller Debt or (ii) the Lenders any term or condition of any Organization Document of Holdings, the Borrower or any Subsidiary that is a Guarantor (it being understood and agreed that, in the case of each of clauses (i) and (ii), any amendment, modification or change to any such documentation that has the effect of (x) increasing the amount, rate or frequency of any payment, reimbursement, repurchase, dividend or distribution payable thereunder, or (y) changing any right of redemption, retirement or put option set forth therein (including, in the case of each of clauses (x) and (y), any Distribution resulting therefrom), shall, in each case, be deemed to be materially adverse to the interests of the Lenders).

8.29 Certain Post-Closing Obligations.

(a) As promptly as practicable, the Borrower and each other Obligor shall deliver the documents or take the actions specified in Schedule 8.29 in a manner reasonably acceptable to the Required Lenders, provided that (i) failure to obtain any such item listed in Schedule 8.29 shall in no event constitute a Default or an Event of Default hereunder and (ii) any such document or action remaining undelivered or outstanding shall result in an increase in the Applicable Margin on the dates and only to the extent required pursuant to Schedule 8.29 until such time as such actions and/or documents specified in Schedule 8.29 shall have been delivered in accordance with the provisions thereof.

(b) The Borrower shall use commercially reasonable efforts to resolve any additional real estate items that impair title (other than Permitted Liens) as specified by the Lenders in the Lenders’ reasonable discretion.

8.30 General & Administrative Expenses. Holdings and its Subsidiaries shall not spend more than $~~45,000,000~~30,000,000 in cash per Fiscal Year on general and administrative expenses, including any and all (a) director fees and management fees paid in cash and (b) payments under the Services Agreement or the Shared Services Agreement; but excluding all fees, costs and expenses related to the Transactions, the Qualified IPO, any Permitted Acquisitions, any other Permitted Investments and any Permitted Debt and all other items, fees, costs and expenses deemed by Borrower to be non-recurring.

8.31 Performance of Material Agreements. Each of Holdings and the Borrower shall, and shall cause their Subsidiaries to, (a) perform and observe all of the material terms and provisions of each Material Agreement, (b) maintain each Material Agreement in full force and effect (subject to the scheduled expiration thereof in accordance with its terms or any termination or cancellation in respect thereof otherwise permitted under Section 8.32(a)), (c) seek to enforce the material terms of each in accordance with its terms, (d) during any time that a Default or Event of Default shall have occurred and be continuing, take all such action to such end as may be from time to time reasonably requested by the Agent, and (e) upon the reasonable request of the Agent, make to each other party to each Material Agreement such demands and requests for information and reports or for action as any Obligor is entitled to make under such Material Agreement, except, in the case of clauses (a) through (c) above, to the extent failure to do so (i) could not reasonably be expected to have a Material Adverse Effect and (ii) would not be materially adverse to Lenders.

8.32 Amendment of Material Agreements, Etc. None of Holdings, the Borrower nor any of their Subsidiaries shall:

(a) Amend, modify or change in any manner any material term or condition of any Supply ProFrac Agreement or give any consent, waiver or approval thereunder in respect of any material term or condition or waive any default under or breach of any material term or condition of any such Supply ProFrac Agreement or cancel or terminate any such Supply ProFrac Agreement (including by way of assignment of any Obligors’ (as applicable) rights thereunder) or consent to or accept any cancellation or termination thereof (other than upon the scheduled expiration in accordance with the terms thereof) without the Lenders’ sole and absolute written consent;

(b) Amend, modify or change in any manner any material term or condition of any Material Agreement (other than any Supply ProFrac Agreement which shall be subject to clause (a) above) or give any consent, waiver or approval thereunder in respect of any material term or condition or waive any default under or breach of any material term or condition of any Material Agreement (other than any Supply ProFrac Agreement which shall be subject to clause (a) above), except for any such amendment, modification, change, waiver, consent or approval or other action that could not reasonably be expected to have a Material Adverse Effect;

(c) Cancel or terminate any Material Agreement (other than any Supply ProFrac Agreement which shall be subject to clause (a) above) (including by way of assignment of any

Obligors’ (as applicable) rights thereunder) or consent to or accept any cancellation or termination thereof (other than upon the scheduled expiration in accordance with the terms thereof), other than any such termination, cancellation, consent or acceptance that could not reasonably be expected to have a Material Adverse Effect; and/ or

(d) Enter into any Material Supply Agreement or Material Vendor Agreement after the Agreement Date without the consent of the Required Lenders.

8.33 Partnerships. None of the Borrower or Holdings shall become a general partner or limited partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, in each case, without the consent of Required Lenders, which consent shall not be unreasonably withheld.

8.34 Separateness; Independent Director.

(a) Each of the Borrower and Holdings shall, and shall cause their Subsidiaries to,

(i) Comply with the following:

(A) maintain deposit accounts or accounts, separate from those of ProFrac Holdings or any Affiliate of Holdings or ProFrac Holdings, with commercial banking or trust institutions and not commingle its funds with those of ProFrac Holdings or any such Affiliate of Holdings or ProFrac Holdings provided that this provision shall not require Holdings and its Subsidiaries from maintaining deposit accounts or accounts separate from each other or otherwise restrict Holdings and/or its Subsidiaries from commingling funds as between Holdings and/or its Subsidiaries (or as between Subsidiaries);

(B) act solely in its name and through its duly authorized officers, managers, representatives or agents in the conduct of its businesses;

(C) conduct in all material respects its business solely in its own name, in a manner not misleading to other Persons as to its identity (including, without limiting the generality of the foregoing, all oral and written communications (if any), including invoices, purchase orders, and contracts);

(D) obtain proper authorization from member(s), director(s), manager(s) and partner(s), as required by its Organization Documents for all of its limited liability company actions except to the extent failure to obtain such authorizations would not interfere with its ability to operate its business or be materially adverse to the Lenders; and

(E) comply in all material respects with the terms of its Organization Documents.

(b) (i) Prior to any Qualified IPO, Holdings shall maintain at least one independent director, (A) who shall be reasonably acceptable to the Required Lenders, and (B) whose rights shall be limited solely to voting on whether to commence an Insolvency Proceeding, and (ii) after or in conjunction with any Qualified IPO, Alpine Holding, LLC or its direct public Subsidiary shall maintain independent directors required to satisfy the NASDAQ Independent Director qualifications.

8.35 Sanctions.

(a) No Obligor shall, directly or indirectly, use the proceeds of the Term Loans, or lend, contribute or otherwise make available such proceeds, to fund any operations in, finance any investments or activities in a Sanctioned Country, or make any payments to, a Sanctioned Person in violation of applicable Sanctions or in any other manner that would constitute or give rise to a violation of Sanctions by, or could result in the imposition of Sanctions on, any party to this Agreement, including any Agent or Lender. No Obligor shall use any revenue or benefit derived from any activity or dealing by such Obligor with a Sanctioned Person in discharging any obligation due or owing to the Secured Parties to the extent such use would constitute or give rise to a violation of Sanctions by it or by any other party to this Agreement, including any Agent or Lender.

(b) If any Obligor or any of its Subsidiaries, or any of its Affiliates or their respective Subsidiaries that is involved in any transaction covered by this Agreement, is or becomes a Sanctioned Person, such Obligor shall, promptly upon becoming aware of such designation, give written notice to the Agent of such designation.

(c) Each Obligor and its Subsidiaries shall continue to maintain or be subject to policies and procedures designed to promote and achieve compliance with applicable Sanctions.

ARTICLE IX

Conditions of Lending

9.1 Conditions Precedent to Effectiveness of Agreement and Making of Term Loans on the Closing Date. The effectiveness of this Agreement, the obligation of the Lenders to make the Term Loans on the Closing Date is subject to the satisfaction (or waiver in writing by each Lender) of the following conditions precedent (subject to the provisions of Section 8.29, as applicable):

(a) The Agent’s receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of the signing Obligor:

(i) executed counterparts of this Agreement, the Guarantee Agreement, the Unsecured ProFrac Guarantee, the Security Agreement, the Monarch Acquisition Intercreditor Agreement, the Agent and Collateral Agent Fee Letter, the Structuring Fee Letter and Notes (to the extent requested by any Lender);

(ii) each Security Document set forth on Schedule 1.5 (including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement) required to be executed on the Closing Date as indicated on such schedule, duly executed by Holdings (to the extent a party thereto) and/or each Obligor thereto, together with (except as provided in such Security Documents):

(A) executed Intellectual Property Security Agreement(s) in substantially the form of Exhibit B to the Security Agreement;

(B) evidence that all financing statements under the Uniform Commercial Code have been filed or are otherwise in a form appropriate for filing;

(C) an executed Perfection Certificate; and

(D) lien searches reasonably satisfactory to the Agent;

(iii) (A) certificates substantially in the form of Exhibit G for Holdings and the Borrower and (B) officers’ certificates or equivalent which attach, in respect of each Obligor and Holdings (A) resolutions or other equivalent action documentation, (B) incumbency certificates, (C) Organization Documents and (D) good standing certificates;

(iv) an opinion from Brown Rudnick LLP and an opinion from Gibson, Dunn & Crutcher LLP, as special Texas counsel to each Obligor, an opinion from Durrett Law and Title, as special Louisiana counsel to certain Obligors, and an opinion from Morgan, Cook & Beck, LLP, as special Arkansas counsel to certain Obligors, in each case, addressed to the Agent and the Lenders as of the Closing Date;

(v) a certificate, in the form of Exhibit F, attesting to the Solvency of Holdings and its Subsidiaries (on a consolidated and consolidating basis, assuming, for purposes of making the solvency representation on a consolidating basis, the applicability of any Fraudulent Transfer Law pursuant to a final non-appealable judgment of a court of competent jurisdiction) on the Closing Date after giving effect to the Transactions consummated on the Closing Date, from the Chief Executive Officer of Holdings;

(vi) a Notice of Borrowing relating to the Borrowing of the Term Loans on the Closing Date; and

(vii) a copy of, or a certificate as to coverage under, the insurance policies required by Section 8.5 and the applicable provisions of the Security Documents.

(b) All fees and expenses required to be paid hereunder or pursuant to the Fee Letters, in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise agreed by the Borrower) shall, substantially concurrently with the Borrowing on the Closing Date, have been paid (which amounts may, at the Borrower’s option, be offset against the proceeds of the Term Loans borrowed on the Closing Date).

(c) The Agent shall have received (i) a true, correct and complete copy of the Seventh Amendment to the ProFrac ABL Credit Agreement, and (ii) evidence that any existing UCC filings, liens and security interests with respect to any Stock issued by or assets or property of the Obligors securing the “Obligations” (as defined in the ProFrac ABL Credit Agreement) will be released and cancelled pursuant thereto, in each case in a manner acceptable to the Agent and each Lender.

(d) The Agent shall have received the Historical Financial Statements.

(e) The Agent shall have received an executed payoff letter to the ProFrac Term Credit Agreement providing that, upon receipt of the payoff amount set forth therein, all related guarantees and other obligations shall have been discharged in full and all liens and security interests securing the ProFrac Term Facility Indebtedness will be released, in each case in a manner acceptable to the Agent and each Lender.

(f) The Agent and each Lender shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information (including a duly executed IRS Form W-9 or other applicable tax form) about the Borrower and the Guarantors as has been reasonably requested at least ten (10) Business Days prior to the Closing Date by the Agent and each Lender that they reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(g) Since June 30, 2023, there has not been any fact, change, event, circumstance, effect, development or occurrence which, individually or in the aggregate with any other facts, changes, events, circumstances, effects, developments or occurrences, has had, or would reasonably be expected to have, a Material Adverse Effect.

(h) No Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to this Agreement and the borrowing of the Term Loans hereunder.

(i) The Collateral Agent shall have received the original stock certificates representing the pledged Stock constituting Collateral of the Borrower and its applicable Subsidiaries, together with customary blank stock or unit transfer powers and irrevocable powers duly executed in blank.

(j) The Collateral Agent shall have received certificated membership interests in each Obligor (accompanied by undated instruments of transfer duly executed in blank), other than membership interests in Holdings.

(k) The Agent and each Lender shall have received at least three (3) Business Days prior to the Closing Date a Beneficial Ownership Certification from the Borrower.

(l) The Reorganization shall have occurred and be valid and binding on the Borrower and its Affiliates (other than the contribution of the equity interests of the Monarch Subsidiary, which shall occur on the Closing Date).

(m) The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i) each of the representations and warranties set forth in the Loan Documents and the Unsecured ProFrac Guarantee shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the date of such extension of credit, other than any such representation or warranty which relates to a specified prior date, in which case such representations and warranties were true and correct in all material respects as of such prior date, and except to the extent the Agent and the Lenders have been notified in writing by the Borrower that any representation or warranty is not correct in all material respects (or that any representation and warranty that is qualified as to materiality or Material Adverse Effect is not correct in all respects) and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

(ii) [reserved].

(n) Supply ProFrac Agreement. (i) A certified executed copy of the Supply ProFrac Agreement is delivered to the Lenders and (ii) the Supply ProFrac Agreement Estoppel is delivered to the Collateral Agent.

(o) Minimum Cash Balance. The Agent shall have received evidence that the Borrower has cash on hand of at least $15,000,000 as of the Closing Date, in each case in a manner acceptable to the Agent and each Lender.

ARTICLE X

DEFAULT; REMEDIES

10.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure by the Borrower or any other Obligor to pay: (i) the principal of any of the Term Loans when due, whether upon demand or otherwise; (ii) interest of any of the Term Loans when due, whether upon demand or otherwise, and such failure shall continue unremedied for a period of two (2) Business Days or (iii) any fee or other amount owing hereunder or under any of the other Loan Documents within five (5) Business Days after the due date therefor, whether upon demand or otherwise;

(b) any representation or warranty made or deemed made by Holdings or the Borrower in this Agreement or by any Obligor or the Parent Guarantor in any of the other Loan Documents, the Unsecured ProFrac Guarantee or any certificate furnished by any Obligor or the Parent Guarantor at any time to the Agent, the Collateral Agent or any Lender pursuant to the Loan Documents or the Unsecured ProFrac Guarantee shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) any default shall occur in the observance or performance of any of the covenants and agreements contained in:

(i) Section 6.3(a), Section 8.2(a), Section 8.5, Section 8.8, Section 8.9, Section 8.10, Section 8.11, Section 8.12, Section 8.13, Section 8.14, Section 8.16, Section 8.17, Section 8.24, Section 8.27, Section 8.28 or Section 8.33;

(ii) Section 8.20; provided that an Event of Default shall not occur under this clause (ii) until the expiration of the Cure Deadline for the applicable Test Period for which Holdings, the Borrower and its Subsidiaries were not in compliance with the Financial Covenant;

(iii) any provision set forth in the ABL Credit Agreement setting forth the ABL Financial Covenant; provided that an Event of Default shall not occur under this clause (iii) until the expiration of the Cure Deadline (as defined in the ABL Credit Agreement (or any similar term, as defined therein)) for the applicable Test Period for which the Borrower was not in compliance with the ABL Financial Covenant (in each case, if the ABL Credit Agreement is then in effect); or

(iv) any other provision of this Agreement (other than Section 8.29(a), the failure to comply with which, shall not constitute a Default or Event of Default) or any other Loan Document or the Unsecured ProFrac Guarantee and such default shall continue for thirty (30) days after the earlier to occur of (i) the date on which a Responsible Officer of any Obligor or the Parent Guarantor obtains actual knowledge of such default and (ii) receipt by the Borrower of written notice thereof by the Agent, the Collateral Agent or any Lender;

(d) any default shall occur with respect to any Debt (other than the Obligations) of any Obligor or any of its Subsidiaries in an outstanding principal amount which constitutes Material Indebtedness, or under any agreement or instrument under or pursuant to which any such Material Indebtedness may have been issued, created, assumed, or guaranteed by any Obligor or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, in each case if the effect thereof (with or without the giving of notice) is to accelerate, or to permit the holders of any such Material Indebtedness to accelerate, the maturity of any such Material Indebtedness; or any such Material Indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled or required prepayment) prior to the stated maturity thereof; or any such Material Indebtedness shall not be paid in full upon the scheduled maturity thereof; provided that this clause (d) shall not apply to (x) termination events or equivalent events not constituting events of default pursuant to the terms of any Hedge Agreement and (y) Material Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary Disposition of the property or assets securing such Material Indebtedness, if such Disposition is permitted hereunder and under the documents providing for such Material Indebtedness;

(e) Holdings, the Borrower, any Significant Subsidiary or the Parent Guarantor shall (i) file a voluntary petition in bankruptcy or file a voluntary petition, proposal, notice of intent to file a proposal or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or Law, state, or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; or (iii) make an assignment for the benefit of creditors;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Holdings, the Borrower, any Significant Subsidiary or the Parent Guarantor for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or Law, state or federal, now or hereafter existing, and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) (i) a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Holdings, the Borrower, any Significant Subsidiary or the Parent Guarantor for all or any material part of such Person’s property shall be appointed or (ii) a warrant of attachment, execution or similar process shall be issued against any material part of the property of Holdings, the Borrower, any Significant Subsidiary or the Parent Guarantor and such warrant or similar process shall not be vacated, discharged, stayed or bonded pending appeal within sixty (60) days after the entry thereof;

(h) This Agreement, the Guarantee Agreement, any Security Document, any other Loan Document, the Unsecured ProFrac Guarantee, the ABL Intercreditor Agreement or any other intercreditor agreement entered into in connection with the Obligations hereunder shall be terminated (other than in accordance with its terms or the terms hereof or thereof), revoked or declared void or invalid or unenforceable or challenged by any Obligor;

(i) (x) one or more monetary judgments, orders, decrees or arbitration awards is entered against any Holdings, the Borrower or any of their Subsidiaries involving in the aggregate for all Obligors and their Subsidiaries liability as to any single or related or unrelated series of transactions, incidents or conditions, in excess of $20,000,000 (in each case, except to the extent covered by insurance through a financially sound insurance company who does not deny or dispute coverage), and the same shall remain unsatisfied, unbonded, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof or (y) one or more non-monetary judgments, orders, decrees or arbitration awards is entered against any Holdings, the Borrower or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and the same shall remain unsatisfied, unbonded, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;

(j) For any reason, any Lien on any Collateral having a Fair Market Value in excess of $2,000,000 ceases to be, or is not, valid, perfected and prior to all other Liens in accordance with the provisions hereof (subject to (A) the terms of the Collateral and Guarantee Requirement and the Security Documents and (B) Permitted Liens) or is terminated, revoked or declared void other than (i) as a result of a release of Collateral permitted by Section 13.10 or in accordance with the terms of the relevant Security Document, or (ii) in connection with the Full Payment of the Obligations or (iii) any loss of perfection that results from the failure of the Collateral Agent to maintain possession of certificates, promissory notes or other instruments delivered to it representing securities or other assets pledged under the Security Documents; provided that no Event of Default shall occur under this clause (j) as a result of Collateral Agent failing to file and maintain proper UCC financing statements or similar filings (including continuation statements) until a Responsible Officer of Borrower obtains actual knowledge that Collateral Agent has failed to file and/or maintain proper UCC financing statements or similar filings (including continuation statements) and fails to notify Collateral Agent in writing (of Collateral Agent’s failure to so file and/or maintain such UCC financing statements) within ten (10) Business Days after such Responsible Officer obtains actual knowledge of such failure;

(k) (i) an ERISA Event shall occur which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) an Obligor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

(l) there occurs a Change of Control.

10.2 Remedies.

(a) If an Event of Default has occurred and is continuing, the Collateral Agent may, with the consent of the Required Lenders, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower:

(i) declare the Term Loans and all other Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 10.1(e), 10.1(f), or 10.1(g) with respect to any Obligor, all Term Loans shall automatically become immediately due and payable without notice or demand of any kind; and

(ii) pursue its other rights and remedies under the Loan Documents, the Unsecured ProFrac Guarantee and applicable Law.

(b) If an Event of Default has occurred and is continuing and subject to the ABL Intercreditor Agreement or any other Intercreditor Agreement, intercreditor or subordination agreement or arrangements then in effect: (i) the Collateral Agent shall have, for the benefit of the respective Secured Parties, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents, the Unsecured ProFrac Guarantee or the UCC; (ii) the Collateral Agent may (with the consent or at the direction of the Required Lenders), at any time, take possession of the respective Collateral and keep it on the Obligors’ premises, at no cost to any Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, and shall cause their Subsidiaries to, upon the Agent’s demand (with the consent or at the direction of the Required Lenders), at the Borrower’s cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may (with the consent or at the direction of the Required Lenders) sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Required Lenders deem advisable, in their sole discretion, and may, if the Required Lenders deem it reasonable, postpone or adjourn any sale of any Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Obligor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Borrower at the address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may (with the consent or at the direction of the Required Lenders) resell the Collateral without further notice to the Borrower or any other Obligor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower and each other Obligor irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower and the other Obligors agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.

(c) (i) Upon any acceleration (whether by election or automatically) of the unpaid principal balance of any Term Loan pursuant to this Section 10.2 during the Minimum Earnings Period or during any period in which a prepayment premium is due, the applicable Lender shall be entitled to, and the Borrower shall pay as liquidated damages (it being agreed that the amount of damages that such Lender will suffer in each case are difficult to calculate) an amount equal to the Minimum Earnings Amount and the prepayment premium applicable to the unpaid principal balance so accelerated, in addition to all other amounts due and payable in respect of the Obligations hereunder (including the Exit Fee). (ii) Upon any acceleration (whether by election or automatically) of all Term Loans pursuant to this Section 10.2 at any time, the applicable Lender shall be entitled to, and the Borrower shall pay as liquidated damages (it being agreed that the amount of damages that such Lender will suffer in each case are difficult to calculate) an amount equal to the Exit Fee, in addition to all other amounts due and payable in respect of the Obligations hereunder (including any Minimum Earnings Amount and/ or prepayment premium).

(d) If (i) all or any part of the Obligations in respect of the Loan Documents or the Unsecured ProFrac Guarantee becomes due and payable on or prior to the end of the Minimum Earnings Period or any period during which a prepayment premium is due, whether on the Maturity Date, upon acceleration (whether by election or automatically), or on such other earlier date on which the Obligations in respect of the Loan Documents, the Unsecured ProFrac Guarantee or portion of the Obligations in respect of the Loan Documents or the Unsecured ProFrac Guarantee becomes due and payable as provided in the Loan Documents or the Unsecured ProFrac Guarantee, and/or (ii) all of the Obligations in respect of the Loan Documents or the Unsecured ProFrac Guarantee becomes due and payable at any time, whether on the Maturity Date, upon acceleration (whether by election or automatically), or on any other date, in all cases, the applicable Minimum Earnings Amount (if any), prepayment premium amount and Exit Fee shall be due and payable on such repayment date in accordance with the terms of Section 3.4(c) and Section 4.2, as applicable. EACH OBLIGOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY MINIMUM EARNINGS AMOUNT, PREPAYMENT PREMIUM OR EXIT FEE. Each Obligor expressly agrees (to the fullest extent that it may lawfully do so) that: (A) each Minimum Earnings Amount, each prepayment premium amount and Exit Fee, is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) NONE OF THE MINIMUM EARNINGS AMOUNT, PREPAYMENT PREMIUM AMOUNT OR THE EXIT FEE, SHALL CONSTITUTE, OR BE DEEMED OR CONSIDERED TO BE, UNMATURED INTEREST ON THE TERM LOAN OR OTHER AMOUNT AND NO OBLIGOR SHALL ARGUE UNDER ANY CIRCUMSTANCE THAT ANY MINIMUM EARNINGS AMOUNT, PREPAYMENT PREMIUM AMOUNT OR EXIT FEE CONSTITUTES UNMATURED INTEREST ON THE TERM LOANS; (C) each Minimum Earnings Amount, each prepayment premium amount and Exit Fee shall be payable when due notwithstanding the then prevailing market rates at the time payment is made; (D) there has been a course of conduct between the Lenders and the Obligors giving specific consideration in this transaction for such agreement to pay the Minimum Earnings Amounts, the prepayment premium amounts and/or the Exit Fee; (E) each Obligor shall be estopped hereafter from claiming differently than as agreed to in this paragraph; and (F) in view of the impracticability and extreme difficulty of ascertaining actual damages, the parties mutually agree that the Minimum Earnings Amounts, the prepayment premium amounts and Exit Fee, are, in each case, a reasonable calculation of the Lenders’ lost profits as a result of any such prepayments, repayments or payments and are not a penalty.

10.3 Application of Funds.

~~.~~ (a) Subject to any Intercreditor Agreement in effect, if the circumstances described in Section 4.6 have occurred as a result of a mandatory prepayment pursuant to Section 4.3(b), or after the exercise of remedies provided for in Section 10.2, or under any other Loan Document (or after the Term Loan Commitments have automatically been terminated, the Term Loans have automatically become immediately due and payable as set forth in Section 10.2) or the Unsecured ProFrac Guarantee, including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied (notwithstanding the provisions of Sections 4.1(d) and 4.3(e)) by the Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 14.7) payable to the Agent and/or the Collateral Agent in its capacity as such;

Second, to all fees, costs, indemnities, liabilities, obligations and expenses owing to any Lender with respect to this Agreement, the other Loan Documents, the Unsecured ProFrac Guarantee or the Collateral (but excluding the principal amount of and interest on the Obligations);

Third, to the payment of accrued and unpaid interest on the Obligations with respect to the Initial Term Loans (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);

Fourth, to payment of that portion of the Obligations with respect to the Initial Term Loans constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 14.7), ratably among them in proportion to the amounts described in this clause Fourth payable to them;

Fifth, to the payment of the principal amount of the Obligations and any premium thereon owing to any Lender with Initial Term Loans, ratably among them in proportion to the amounts described in this clause Fifth payable to them;

Sixth, to the payment of accrued and unpaid interest on the Obligations with respect to the 2026 Term Loans (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);

Seventh, to payment of that portion of the Obligations with respect to the 2026 Term Loans constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 14.7), ratably among them in proportion to the amounts described in this clause Seventh payable to them;

Eighth, to the payment of the principal amount of the Obligations and any premium thereon owing to any Lender with 2026 Term Loans, ratably among them in proportion to the amounts described in this clause Eighth payable to them;

~~Fifth~~Ninth, to any other Debt or obligations of any Obligor owing to the Agent, the Collateral Agent, any Lender or any other Secured Party under the Loan Documents or the Unsecured ProFrac Guarantee for which the Agent has received written notice of such Obligations as being outstanding;

~~Sixth~~Tenth, to the payment of all other Obligations of the Obligors that are due and payable to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until paid in full;

~~Seventh~~Eleventh, ratably to pay any Obligations owed to Defaulting Lenders, until paid in full; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

(b) Subject to any Intercreditor Agreement in effect, if the circumstances described in Section 4.6 have occurred as a result of a mandatory prepayment pursuant to Section 4.3(a) or Section 4.3(c), any amounts received on account of the Obligations shall be applied (notwithstanding the provisions of Sections 4.1(d) and 4.3(e)) by the Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 14.7) payable to the Agent and/or the Collateral Agent in its capacity as such;

Second, to all fees, costs, indemnities, liabilities, obligations and expenses owing to any Lender with respect to this Agreement, the other Loan Documents, the Unsecured ProFrac Guarantee or the Collateral (but excluding the principal amount of and interest on the Obligations);

Third, to the payment of accrued and unpaid interest on the Obligations with respect to the Term Loans (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);

Fourth, to payment of that portion of the Obligations with respect to the Term Loans constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 14.7), ratably among them in proportion to the amounts described in this clause Fourth payable to them;

Fifth, to the payment of the principal amount of the Obligations and any premium thereon owing to any Lender with Term Loans, ratably among them in proportion to the amounts described in this clause Fifth payable to them;

Sixth, to any other Debt or obligations of any Obligor owing to the Agent, the Collateral Agent, any Lender or any other Secured Party under the Loan Documents or the Unsecured ProFrac Guarantee for which the Agent has received written notice of such Obligations as being outstanding;

Seventh, to the payment of all other Obligations of the Obligors that are due and payable to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until paid in full;

Eighth, ratably to pay any Obligations owed to Defaulting Lenders, until paid in full; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

In carrying out the foregoing paragraphs (a) and (b), (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.4 Permitted Holders’ Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 10.1(c), in the event that the Borrower fails to comply with the requirements of the Financial Covenant, any of the Permitted Holders, any Parent Entity or any Subsidiary of any Parent Entity (other than Holdings and its Subsidiaries) shall have the right, during the period beginning at the end of the last Fiscal Quarter of the applicable Test Period and until the tenth (10th) Business Day after the date on which Financial Statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.2 (such date, the “Cure Deadline”), to make a direct or indirect equity investment in Holdings in cash (the “Cure Right”), which cash shall be promptly contributed by Holdings to the Borrower, and upon the receipt by the Borrower of net proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”) and the application by the Borrower of the Cure Amount to the outstanding principal amount of the Term Loans in accordance with Section 4.3(c) and Section 4.3(e), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the Fiscal Quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document or the Unsecured ProFrac Guarantee.

(b) If, after the receipt of the Cure Amount and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the Financial Covenant during such Test Period, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default that had occurred shall be deemed cured, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant, (iv) all Cure Amounts shall be disregarded for purposes of determining any baskets or ratios with respect to the covenants contained in the Loan Documents or the Unsecured ProFrac Guarantee and (v) there shall be no pro forma reduction in Debt (by netting or otherwise) with the proceeds of any Cure Amount for determining compliance with the Financial Covenant for any Test Period for which such Cure Amount is deemed applied. The Cure Right may be exercised hereunder as many times as is necessary to cure any Defaults with respect to the Financial Covenant.

(c) Prior to the Cure Deadline, neither the Agent, the Collateral Agent nor any Lender shall exercise any rights or remedies under Article X (or under any other Loan Document or the Unsecured ProFrac Guarantee available during the continuance of any Default or Event of Default) solely on the basis of any actual or purported failure to comply with the Financial Covenant unless such failure is not cured by the Cure Deadline (it being understood that this sentence shall not have any effect on the rights and remedies of the Lenders with respect to any other Default or Event of Default pursuant to any other provision of any Loan Document or the Unsecured ProFrac Guarantee other than breach of the Financial Covenant); provided, however, that the Lenders shall have no obligation to make any Term Loans prior to receipt of the Cure Amount.

ARTICLE XI

Term and Termination

11.1 Term and Termination. The term of this Agreement shall end on the Maturity Date unless sooner terminated in accordance with the terms hereof. The Agent, upon direction from the Required Lenders, may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (other than Contingent Obligations not then due and payable) (including all unpaid principal, accrued and unpaid interest and any amounts due under Sections 3.1, 4.2 and 5.4) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until Full Payment of all Obligations, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent, the Collateral Agent and the Lenders shall retain all their rights and remedies hereunder (including the Collateral Agent’s Liens in and all rights and remedies with respect to all then-existing and after-arising Collateral).

ARTICLE XII

Amendments; Waivers; Participations; Assignments; Successors

12.1 Amendments and Waivers.

(a) (I) Except as otherwise specifically set forth in this Agreement, no amendment or waiver of any provision of this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee, and no consent with respect to any departure by the Borrower, any other Obligor or the Parent Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (with a fully executed copy thereof delivered to the Agent) (or by the Agent with the consent of the Required Lenders) and the Obligors and/or Parent Guarantor party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(ii) Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all Lenders (or the Agent with the consent of all Lenders) and the Borrower:

(A) amend this Section 12.1 (or any provision of this Agreement providing for consent or other action by all Lenders) or Section 12.2 (or the definition of Eligible Assignee);

(B) release all or a material portion of the value of the Guarantors with respect to their Obligations owing under the Guarantee Agreement other than as permitted by Section 13.10;

(C) (1) release the Collateral Agent’s Liens on all or a material portion of the Collateral other than as permitted by Section 13.10(a); (2) subordinate, or have the effect of subordinating, the Obligations to any other Debt, or the “Guaranteed Obligations” (as defined in the Unsecured ProFrac Guarantee) under the Unsecured ProFrac Guarantee to any other Debt of the Parent Guarantor, and/ or (3) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Debt (other than as permitted by Section 13.10(a));

(D) change the definition of “Required Lenders”; or

(E) release all or a material portion of the value of the Parent Guarantor with all or a material portion of (i) the value of the Parent Guarantor with respect to Parent Guarantor’s Obligations owing under the Unsecured ProFrac Guarantee, it being understood that any Permitted Disposition expressly permitted by and consummated by an Obligor in accordance with the terms and conditions of Section 8.8 and the other Loan Documents, any Asset Sale under the Indenture permitted by Section 4.10 thereunder (as in effect as of the Closing Date), in each case, shall not be deemed to require such consent requirements described under this sub-clause (E)(i), so long as such disposition or transaction (x) is consummated by an Obligor or Note Party (as defined in the Indenture), (y) does not otherwise affect or reduce the Obligations owing by Parent Guarantor (itself) thereunder, and (z) Parent Guarantor’s “Guaranteed Obligations” (as defined in the Unsecured ProFrac Guarantee) shall remain in effect (i.e. as a guarantee of all Obligations) as immediately prior to such disposition or transaction; or (ii) the Unsecured ProFrac Guarantee or the “Guaranteed Obligations” (as defined in the Unsecured ProFrac Guarantee).

(iii) Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all affected Lenders (or the Agent with the consent of all affected Lenders) and the Borrower:

(A) increase or extend any Term Loan Commitment or any Term Loan of any Lender;

(B) postpone or delay any date fixed by this Agreement or any other Loan Document for any (i) scheduled payment of principal, interest or fees or (ii) payment of other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(C) reduce or forgive the principal of, or the rate of interest specified herein (other than waivers of an increase in the rate of interest to Default Interest rate) on any Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(D) amend, waive or otherwise modify the “default waterfall” set forth in Section 10.3 (or any similar provisions);

(E) impose any greater restrictions on the ability of the Lenders of any Class to assign any of their respective rights or obligations hereunder;

(F) amend, waive or otherwise modify the definition of (x) “Pro Rata Share”, (y) any of Sections 3.4(c), 4.1, 4.2, 4.6 or 13.1, and/ or (z) any other provision under this Agreement in a manner that would alter the pro rata treatment, pro rata sharing of payments or the order of payment required hereby;

(G) amend, waive or otherwise modify the definition of “Net Cash Proceeds” or Section 4.3(b) such that proceeds payable pursuant to such Section (or any similar provision) would not be paid on a pro rata basis to the Lenders as constituted immediately prior to such amendment; or

(H) amend this Agreement to permit the purchase, repurchase or buyback of Term Loans on a less than pro rata basis, including in the “open market.”

It is understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment or commitment reduction under this Agreement and the other Loan Documents shall not give rise to an all affected Lender vote pursuant to this clause (iii).

(iv) Add, modify or waive any provisions of the Loan Documents or the Unsecured ProFrac Guarantee so as to subordinate the Term Loans to any other Debt without the consent of each Lender affected thereby.

(v) Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to increase the obligations or adversely affect the rights of the Agent, or the Collateral Agent without the consent of the party adversely affected thereby.

provided, however, that (A) Schedule 1.1 hereto (Lenders’ Term Loan Commitments) may be amended from time to time by the Agent alone to reflect assignments of Term Loan Commitments in accordance herewith; (B) [reserved], and (C) the Fee Letters may be amended or waived in a writing signed by the Borrower and the Agent. Further, notwithstanding anything to the contrary contained in Section 12.1, if the Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents or the Unsecured ProFrac Guarantee, then the Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document or the Unsecured ProFrac Guarantee if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(b) If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender other than Beal Bank or Beal Bank USA whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, at the Borrower’s request (and if applicable, payment by the Borrower of the processing fee referred to in Section 12.2(a)), the Agent (so long as the Agent is not a Non-Consenting Lender) or an Eligible Assignee shall have the right (but not the obligation), to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all of the Non-Consenting Lenders’ interests, rights and obligations under the Loan Documents and the Unsecured ProFrac Guarantee, in accordance with the procedures set forth in clauses (i) through (v) in the proviso to Section 5.8 and the last sentence in Section 5.8, as if each such Non-Consenting Lender is an assignor Lender thereunder.

(c) Subject to Section 13.10, no amendment, waiver or consent shall without the prior written consent of each Lender directly affected thereby, (i) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Debt, (ii) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Debt, or (iii) modify Section 4.6 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Term Loan Commitments or the pro rata sharing of payments otherwise required hereunder.

12.2 Assignments; Participations.

(a) Any Lender may, with the written consent (in each case, which consents shall not be unreasonably withheld or delayed) of (x) the Agent and (y) so long as no Event of Default has occurred and is continuing, the Borrower, assign and delegate to one or more Eligible Assignees (each an “Assignee”) all, or any ratable part of all, of the Term Loans, the Term Loan Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000, or an integral multiple of $1,000,000 in excess thereof; provided, that (i) an amount less than the minimum amount of $5,000,000 may be assigned if agreed to by the Borrower and the Agent, or if such amount represents all of the Term Loans, the Term Loan Commitments and the other rights and obligations of the Lender hereunder, (ii) no such minimum amount shall apply to any assignment to an Approved Fund or to a Lender or to an Affiliate of a Lender, and (iii) in the case of a prospective assignment to a Disqualified Lender following the occurrence and during the continuance of an Event of Default under any of Sections 10.1(a), (e), (f) or (g), any Affiliate of the Borrower (other than Holdings or any of its Subsidiaries) (such Affiliate, in such capacity, an “Affiliated Lender”) shall have the right, but not an obligation (the “Right of First Refusal”) to purchase the Term Loans, the Term Loan Commitments and the other rights and obligations of such Lender hereunder, that such Lender intends to sell to such Disqualified Lender, at the same price and on the same terms and conditions as those offered to such Disqualified Lender, all in accordance with this

Section 12.2(a) and Section 12.2(b); provided, further, that notwithstanding anything to the contrary herein, (i) no consent shall be required for the assignment of Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund and (ii) to the extent required pursuant to the foregoing subclause (y), consent of the Borrower and/or a waiver of the Borrower’s Right of First Refusal shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days of receipt of a written request for consent; provided, further, that (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall be given to the Borrower and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall deliver to the Borrower and the Agent an Assignment and Acceptance, along with an Administrative Questionnaire and any know-your-customer documentation; and (C) the assignor Lender or Assignee shall pay to the Agent a processing fee in the amount of $3,500 unless the Agent elects to waive such processing fee in their sole discretion. Upon the request of any Lender, the Agent shall, and the Borrower hereby expressly authorizes the Agent, to make available the list of Disqualified Lenders to any Lender, any potential assignee or any potential participant for the purpose of verifying whether such Person is a Disqualified Lender.

(b) By its acquisition of Term Loans pursuant to the Right of First Refusal in clause (a) above or pursuant to the Affiliate Assignment and Acceptances, an Affiliated Lender and the Affiliate Loans Lenders (collectively, the “Affiliated Holders”) shall be deemed to have acknowledged and agreed that:

(i) the Term Loans held by such Affiliated ~~Lender~~Holder shall be deemed to have voted in the same pro-portion as the allocation of voting with respect to such matter by Lenders who are not Affiliated ~~Lenders~~Holders in the calculation of any Lender vote;

(ii) the Agent shall vote on behalf of such Affiliated ~~Lender~~Holder in the event that any proceeding under Sections 1126 or 1129 of the Bankruptcy Code shall be instituted by or against the Borrower or any Guarantor (and each Affiliated ~~Lender~~Holder hereby grants to the Agent a power of attorney, irrevocable and coupled with an interest, to so vote such Affiliated ~~Lender’s~~Holder’s claims associated with the Term Loans and Term Loan Commitments in accordance with this 12.2(b)), or, alternatively, to the extent that the foregoing is deemed unenforceable for any reason, such Affiliated ~~Lender~~Holder shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by Lenders of the same class who are not Affiliated ~~Lenders~~Holders;

(iii) such Affiliated ~~Lender~~Holder, solely in its capacity as an Affiliated ~~Lender~~Holder (and not in any other capacity), will not be entitled to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Agent, the Collateral Agent or any Lender or among Lenders to which the Borrower or its representatives are not invited, or (B) receive any information or material prepared by the Agent, the Collateral Agent or any Lender or any communication by or among the Agent, the Collateral Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive Notices of Borrowing, pre-payments and other administrative notices in respect of its Term Loans and Term Loan Commitments required to be delivered to Lenders pursuant to the terms of the Loan Documents or the Unsecured ProFrac Guarantee) or (C) make or bring (or participate in) any claim, in its capacity as a Lender, against the Agent or the Collateral Agent hereunder with respect to any duties or obligations or alleged duties or obligations of the Agent or the Collateral Agent under the Loan Documents or the Unsecured ProFrac Guarantee;

(iv) it shall not have any right to receive advice of counsel to the Agent, the Collateral Agent or to the Lenders (other than Affiliated ~~Lenders~~Holders) or to challenge the Lenders’ attorney-client privilege; ~~and~~

(v) Affiliated Holders shall clearly identify themselves as an Affiliated Holder in the loan assignment documentation;

(vi) Affiliated Holders will not be permitted to vote on matters requiring a Required Lender vote, and the Term Loans held by Affiliated Holders shall be disregarded in determining (x) other Lenders’ commitment percentages or (y) matters submitted to Lenders for consideration that do not require the consent of each Lender or each affected Lender; provided that the commitments of any Affiliated Holder shall not be increased, the SOFR Interest Payment Dates and the dates of any scheduled amortization payments (including at maturity) owed to any Affiliated Holder hereunder will not be extended and the amounts owning to any Affiliated Holder hereunder will not be reduced without the consent of such Affiliated Holder; and

(vii) each Lender making such assignment to such Affiliated Holder acknowledges and agrees that in connection with such assignment, (1) such Affiliated Holder then may have, and later may come into possession of material non-public information (it being understood that no representation regarding the absence of any material non-public information shall be required) and (2) such Lender has independently and, without reliance on such Affiliated Holder, Holdings, any of its Subsidiaries, the Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information. Each Lender entering into such an assignment further acknowledges that the material non-public information may not be available to the Agent or the other Lenders; and

(c) Each Affiliated ~~Lender~~Holder hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as such Affiliated ~~Lender’s~~Holder’s attorney-in-fact, with full authority in the place and stead of such Affiliated ~~Lender~~Holder and in the name of such Affiliated ~~Lender~~Holder, from time to time in the discretion of the Agent and the Required Lenders, to take any action and to execute any instrument that the Agent or the Required Lenders may deem reasonably necessary to carry out the provisions of this Section 12.2(b). In furtherance of the foregoing, each Affiliated ~~Lender~~Holder agrees to execute and deliver to the Agent any instrument reasonably requested by the Agent or the Required Lenders to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 12.2(b) (it being understood and agreed that if such Affiliated ~~Lender~~Holder fails to promptly execute such instrument such failure shall in no way prejudice any of the rights of the Agent and the Required Lenders under this Section 12.2(b)).

(d) From and after the date that the Agent has received an executed Assignment and Acceptance, the Agent has received payment of the above-referenced processing fee and the Agent has recorded such assignment in the Register as provided in Section 13.18 herein, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and the Unsecured ProFrac Guarantee, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents and the Unsecured ProFrac Guarantee have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assignor Lender’s rights and obligations under this Agreement, such assignor Lender shall cease to be a party hereto).

(e) By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the Unsecured ProFrac Guarantee or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the Unsecured ProFrac Guarantee or the attachment, perfection, or priority of any Lien granted by any Obligor to the Agent or any Lender in the applicable Collateral; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the Parent Guarantor or the performance or observance by any Obligor or the Parent Guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto or the Unsecured ProFrac Guarantee; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental powers, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(f) Immediately upon satisfaction of the requirements of Section 12.2(a) and recordation in the Register, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Term Loan Commitments arising therefrom. Each Term Loan Commitment allocated to each Assignee shall reduce the applicable Term Loan Commitment of the assignor Lender pro tanto.

(g) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a “Participant”), in each case that is not a Disqualified Lender so long as the list of Disqualified Lenders shall have been made available to all Lenders by the Borrower, participating interests in any Term Loans, any Term Loan Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder, under the other Loan Documents and under the Unsecured ProFrac Guarantee; provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee except the matters set forth in Sections 12.1(a)(ii)(B) and (C) and Section 12.1(a)(iii)(B) and (C), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Subject to paragraph (g) of this Section 12.2, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.1, 5.2 and 5.3, subject to the requirements and limitations of such Sections (including Sections

5.1(d)) and Sections 5.6 and 5.8, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 12.2 (provided that any documentation required to be provided pursuant to Section 5.1(d) shall be provided solely to the Originating Lender and provided further, that if the Originating Lender is not a U.S. Person, such Lender shall include a copy of such documentation as an exhibit to its IRS Form W-8IMY in accordance with Section 5.1(d)(ii)(D)).

(h) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement (including its Note, if any) in favor of any Federal Reserve Bank or any other central bank having jurisdiction over such Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(i) A Participant shall not be entitled to receive any greater payment under Section 5.1 or 5.3 than the Originating Lender would have been entitled to receive with respect to the participating interest sold to such Participant, unless the sale of the participating interest to such Participant is made with the Borrower’s prior written consent and (1) the request for such consent discloses that greater payments may be due and (2) such Participant agrees to be subject to the provisions of Section 5.8 as though it were a Lender, or to the extent that such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

(j) Notwithstanding the foregoing, the Affiliate Loans Lenders shall be permitted, at its option, to contribute the 2026 Term Loans pursuant to this Section 12.2 to Parent Guarantor or any of its Subsidiaries for purposes of cancellation, which contribution may be made (including, with the Borrower’s consent, to the Borrower, whether through Holdings, Parent Guarantor or otherwise) in exchange for Stock of Parent or pursuant to the Flotek Share Transfer Agreements.

ARTICLE XIII

The Appointed Agents

13.1 Appointment and Authorization. Each Lender hereby designates and appoints the Agent and the Collateral Agent (collectively, the “Appointed Agents”) as its agents under this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee and each Lender hereby irrevocably authorizes each Appointed Agent, in its respective capacity, to take such action on its behalf under the provisions of this Agreement, each other Loan Document and the Unsecured ProFrac Guarantee and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee, together with such powers as are reasonably incidental thereto. Each Appointed Agent agrees to act as such on the express conditions contained in this Article XIII. The provisions of this Article XIII (other than Sections 13.9, 13.10(a) and 13.10(b)) are solely for the benefit of the Appointed Agents and the Lenders, and the Borrower shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, in any other Loan Document or the Unsecured ProFrac Guarantee, each Appointed Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall any Appointed Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee or otherwise exist against any Appointed Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to any Appointed Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement (including any required consent or direction from the Required Lenders), each Appointed Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Appointed Agent is expressly entitled to take or assert under this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee, including the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

13.2 Delegation of Duties. Each Appointed Agent may execute any of its duties under this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Appointed Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence, bad faith or willful misconduct.

13.3 Liability of Appointed Agents. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee or the transactions contemplated hereby (except for its own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision)), (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor or the Parent Guarantor or any Subsidiary or Affiliate of the Parent Guarantor, or any officer thereof, contained in this Agreement, in any other Loan Document or the Unsecured ProFrac Guarantee, or in any certificate, report, statement or other document referred to or provided for in, or received by any Appointed Agent under or in connection with, this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Obligor, the Parent Guarantor or any other party to any Loan Document or the Unsecured ProFrac Guarantee to perform its obligations hereunder or thereunder or (c) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause (c), no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Term Loans, or disclosure of confidential information (subject in all respects to Section 14.16), to any Disqualified Lender. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee, or to inspect the properties, books or records of any Obligor, the Parent Guarantor or any of their Subsidiaries or Affiliates.

13.4 Reliance by Appointed Agent. Each Appointed Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter or telephone message, statement or other document or conversation (including any telephonic notice, electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor), independent accountants and other experts selected by such Appointed Agent. Each Appointed Agent shall be fully justified in failing or refusing to take any action under this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Appointed Agent shall in all cases be fully protected in acting, or in refraining from acting, under this

Agreement, any other Loan Document or the Unsecured ProFrac Guarantee in accordance with a request or consent of the Required Lenders (or all Lenders or all affected Lenders, as applicable) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article X.

13.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Appointed Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Appointed Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates or the Parent Guarantor and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors, the Parent Guarantor and their Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors, the Parent Guarantor or any of their Affiliates which may come into the possession of any of the Agent-Related Persons.

13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with their respective Pro Rata Shares, from and against any and all Losses as such term is defined in Section 14.10; provided, however, that no Lender shall be liable for the payment to such Agent-Related Persons of any portion of such Losses to the extent resulting from such Person’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided, further, that any action taken by any Agent-Related Person at the request of the Required Lenders (or all Lenders or all affected Lenders, as applicable) shall not constitute gross negligence, bad faith or willful misconduct. Without limitation of the foregoing, each Lender shall ratably reimburse the Agent upon demand for its share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, the Unsecured ProFrac Guarantee or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 13.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

13.8 Appointed Agents in Individual Capacity. Each Appointed Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent Guarantor, the Obligors and their Subsidiaries and Affiliates as though such Appointed Agent was not an Appointed Agent hereunder and without notice to or consent of the Lenders. Each Appointed Agent and its Affiliates may receive information regarding the Parent Guarantor, the Obligors, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Parent Guarantor, the Obligors or such Affiliates) and the Lenders hereby acknowledge that each Appointed Agent shall be under no obligation to provide such information to them. With respect to its Term Loans, each Appointed Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Appointed Agent, and the terms “Lender” and “Lenders” include each Appointed Agent in its individual capacity.

13.9 Successor Agents. Each Appointed Agent may resign as an Appointed Agent upon at least 30 days’ prior notice to the Lenders and the Borrower. In the event any Appointed Agent (solely in the case where such Appointed Agent is also a Lender) sells all of its Term Loans and/or Term Loan Commitments as part of a sale, transfer or other disposition by such Appointed Agent of substantially all of its loan portfolio, such Appointed Agent shall resign as an Appointed Agent and such purchaser or transferee shall become the successor Appointed Agent hereunder. In the event that an Appointed Agent (solely in the case where such Appointed Agent is also a Lender) becomes a Defaulting Lender, such Appointed Agent may be removed at the reasonable request of the Borrower and the Required Lenders. Subject to the foregoing, if an Appointed Agent resigns or is removed under this Agreement, the Required Lenders (with the prior consent of the Borrower, such consent not to be unreasonably withheld and such consent not to be required if an Event of Default under any of Section 10.1(a), (e), (f) or (g) has occurred and is continuing) shall appoint from among the Lenders a successor agent, which successor agent shall be a Lender or a commercial bank, commercial finance company or other similar lender having total assets in excess of $5,000,000,000. If no successor agent is appointed prior to the effective date of the resignation of any Appointed Agent, such Appointed Agent may appoint (but without the need for the consent of the Borrower) a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Appointed Agent and the term “Appointed Agent” shall mean such successor agent and the retiring Appointed Agent’s appointment, powers and duties as an Appointed Agent shall be terminated. After any retiring Appointed Agent’s resignation hereunder as an Appointed Agent, the provisions of this Article XIII and Section 14.10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was an Appointed Agent under this Agreement.

13.10 Collateral Matters.

(a) The Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents shall be deemed to) hereby irrevocably authorize the Collateral Agent (and if applicable, any subagent appointed by the Collateral Agent under Section 13.2 or otherwise) to release its Liens on the Collateral (i) upon Full Payment of the Obligations; and (ii) upon a disposition of Collateral permitted by Section 8.8 to a Person that is not an Obligor; and (iii) if the percentage of Lenders required to consent to the Collateral being released hereunder, consent to the Collateral being released. Except as provided above, the Collateral Agent will not release any of the Collateral Agent’s Liens without the prior written authorization of the Required Lenders (or such other percentage of Lenders whose consent is required in accordance with Section 12.1). Upon request by the Collateral Agent or the Borrower at any time, subject to the Borrower having certified to the Collateral Agent that the disposition is made in compliance with Section 8.8 (which the Collateral Agent may rely conclusively on any such certificate, without further inquiry), the Lenders will confirm in writing the Collateral Agent’s authority to release any applicable Collateral Agent’s Liens upon particular types or items of Collateral pursuant to this Section 13.10. In addition, the Lenders (and each other Secured Party by their acceptance of the benefits of the

Loan Documents shall be deemed to) hereby irrevocably authorize (w) the Collateral Agent to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.12(c) or (q)(i) (as to Current Asset Collateral and, subject to exceeding certain caps, the Fixed Asset Collateral), and (y) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, then, to the extent that the Collateral Agent obtains possession of any Collateral by operation of Section 13.12 of this Agreement that constitutes Collateral that Obligors are not required to deliver to Collateral Agent at such time pursuant to the terms hereof, the Security Documents or any other contractual arrangement with any Obligor, Collateral Agent shall (to the extent permitted by applicable law or legal process) deliver such Collateral in accordance with the terms of the ABL Intercreditor Agreement (and, as applicable, the and the Monarch Acquisition Intercreditor Agreement), or, if the ABL Intercreditor Agreement and the Monarch Acquisition Intercreditor Agreement are not then in effect, to the applicable Obligor.

Upon request by any Appointed Agent at any time, the Required Lenders will confirm in writing such Appointed Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations pursuant to this Section 13.10(a).

(b) Upon receipt by any Appointed Agent of any authorization required pursuant to Section 13.10(a) from the Lenders of such Appointed Agent’s authority to release or subordinate the applicable Collateral Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations under the Guarantee Agreement, and upon at least three (3) Business Days’ prior written request by the Borrower, such Appointed Agent shall (and is hereby irrevocably authorized by the Lenders and the other Secured Parties to) execute such documents as may be necessary to evidence the release of such Collateral Agent’s Liens upon such Collateral or to subordinate its interest therein, or to release such Guarantor from its obligations under the Guarantee Agreement; provided, however, that (i) such Appointed Agent shall not be required to execute any such document on terms which, in such Appointed Agent’s opinion, would expose such Appointed Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of such Collateral.

(c) The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered, or that the applicable Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act with the consent or at the direction of the Required Lenders and that the Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

13.11 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully and contractually entitled to do so, upon the request of the Required Lenders, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by any Appointed Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the applicable Collateral.

(b) Except as may be expressly permitted by this Agreement, if at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement, the other Loan Documents or the Unsecured ProFrac Guarantee, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement or to which such Lender is otherwise entitled to receive directly pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Term Loan Commitments; provided, however, that (A) if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower or any other Obligor pursuant to and in accordance with the express terms of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans or Term Loan Commitments to any Assignee or Participant or (z) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Term Loans or Term Loan Commitments of that Class or any increase in the Applicable Margin (or other pricing term, including any fee, discount or premium) in respect of Term Loans or Term Loan Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder.

13.12 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with the UCC or under other applicable law, as applicable may be perfected by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.

13.13 Payments by Agent to Lenders. All payments to be made by the Agent to the applicable Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each such Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Agreement Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, interest or fees on the Term Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each applicable Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

13.14 Intercreditor Agreements. The Appointed Agents are hereby authorized to enter into the ABL Intercreditor Agreement, the Monarch Acquisition Intercreditor Agreement, and any other usual and customary intercreditor or subordination agreements or arrangements approved in writing by the Required Lenders (collectively, the “Intercreditor Agreements”) to the extent contemplated by the terms hereof, and the parties hereto acknowledge that each such Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of each Intercreditor Agreement at any time existing and (b) hereby authorizes and instructs the Appointed Agents to enter into the Intercreditor Agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof, as the case may be. In addition, but in conformance with the terms hereof, each Lender hereby authorizes the Appointed Agents to enter into (i) any amendments to the Intercreditor Agreements and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent approved in writing by the Required Lenders and required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 8.16 of this Agreement. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Agent or any of its Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender hereby acknowledges and agrees that the provisions of Section 13.4 of this Agreement shall apply with equal effect to any such Intercreditor Agreement.

13.15 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs each Appointed Agent to enter into the other Loan Documents, including any Intercreditor Agreement, for the ratable benefit and obligation of the Appointed Agents and the Lenders. Each Lender agrees that any action taken by any Appointed Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by any Appointed Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Term Loans and all interest, fees and expenses hereunder constitute one Debt, secured equally by all of the applicable Collateral, subject to the order of distribution set forth in Section 10.3.

13.16 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Appointed Agents) authorized to act for, any other Lender.

13.17 [Reserved].

13.18 The Register.

(a) The Agent shall maintain a register (each, a “Register”), which shall include a master account and a subsidiary account for each applicable Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Term Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or stated interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the notes payable by the Borrower to such Lender, and (iv) the amount of any sum received by the Agent from the Borrower or any other Obligor and each Lender’s ratable share thereof. Each Register shall be available for inspection by the Borrower or any applicable Lender (with respect to its own Term Loans and Term Loan Commitments only) at one of the offices of the Agent referred to in Section 14.8 at any reasonable time and from time to time upon reasonable prior written notice. Any failure of the Agent to record in the applicable Register, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrower hereunder (or under any Loan Document) to pay any amount owing with respect to the Term Loans or provide the basis for any claim against the Agent. The Term Loans are registered obligations and the right, title and interest of any Lender and their assignees in and to such Term Loans as the case may be, shall be transferable only upon notation of such transfer in the applicable Register. Upon the request of any Lender, the Borrower shall execute and deliver to such Lender a Note payable to such Lender, which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Term Loans and payments with respect thereto. Solely for purposes of this Section 13.18, the Agent shall be the Borrower’s agent for purposes of maintaining the applicable Register (but the Agent shall have no liability whatsoever to the Borrower or any other Person on account of any inaccuracies contained in the applicable Register). The Obligors and the Agent intend that the Term Loans will be treated as at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

(b) In the event that any Lender sells participations in any Term Loan, Term Loan Commitment or other interest of such Lender hereunder, under any other Loan Document or under the Unsecured ProFrac Guarantee, such Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name of all Participants in the Term Loans held by it and the principal amount (and related stated interest thereon) of the portion of the Term Loans or Term Loan Commitments which are the subject of the participation (the “Participant Register”). A Term Loan or Term Loan Commitment may be participated in whole or in part only by registration of such participation on the Participant Register (and each note shall expressly so provide). Any participation of such Term Loans or Term Loan Commitments may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Term Loan Commitments, Term Loans or its other obligations under any Loan Document or under the Unsecured ProFrac Guarantee) except to the extent that such disclosure is necessary to establish that such Term Loan Commitment, Term Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive and binding absent manifest error.

(c) Each Register shall be maintained by the Agent as a non-fiduciary agent of the Borrower. Each Register shall be conclusive and binding absent manifest error.

13.19 [Reserved].

13.20 Withholding Taxes. To the extent required by any applicable Law, the Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that an Obligor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of any Obligor to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.18(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document or the Unsecured ProFrac Guarantee, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive and binding absent manifest error. Each Lender hereby authorizes the Agent to set-off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or the Unsecured ProFrac Guarantee against any amount due the Agent under this Section 13.20.

The agreements in this Section 13.20 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. This Section 13.20 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 5.1 or any other provision of this Agreement.

13.21 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, and its Affiliates, and not, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, and its Affiliates, and not, to or for the benefit of the Borrower or any other Obligor, that neither the Agent nor any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

13.22 Erroneous Payments.

(a) Each Lender (and each Participant of any of the foregoing, by its acceptance of a participation in a Term Loan) hereby acknowledges and agrees that if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, a “Recipient”) from the Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment as to which such a demand was made. A notice of the Agent to any Recipient under this Section shall be conclusive and binding, absent manifest error.

(b) Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Any Payment required to be returned by a Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d) The Borrower and each other Obligor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Obligor.

(e) Each party’s obligations, agreements and waivers under this Section 13.22 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Term Loan Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document and/or the Unsecured ProFrac Guarantee.

ARTICLE XIV

Miscellaneous

14.1 No Waivers; Cumulative Remedies. No failure by any Appointed Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other Loan Documents or the Unsecured ProFrac Guarantee, or delay by any Appointed Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by any Appointed Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any Appointed Agent or the Lenders on any occasion shall affect or diminish any Appointed Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors of any provision of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee. Each Appointed Agent’s and each Lender’s rights under this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee will be cumulative and not exclusive of any other right or remedy which the Appointed Agent or any Lender may have.

14.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or the Unsecured ProFrac Guarantee or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

14.3 Governing Law; Choice of Forum; Service of Process.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE UNSECURED PROFRAC GUARANTEE SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE UNSECURED PROFRAC GUARANTEE. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, ANY GUARANTOR OR ANY COLLATERAL IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE APPLICABLE ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL

BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS POSTAGE PREPAID.

14.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE UNSECURED PROFRAC GUARANTEE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE UNSECURED PROFRAC GUARANTEE OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE UNSECURED PROFRAC GUARANTEE.

14.5 Survival of Representations and Warranties. All of the Borrower’s, other Obligors’ and the Parent Guarantor’s representations and warranties contained in this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee, as applicable, shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

14.6 Other Security and Guarantees. The Agent may, without notice or demand and without affecting the Borrower’s or any Obligor’s obligations hereunder, from time to time: (a) take from any Person (to the extent permitted by such Person) and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

14.7 Fees and Expenses. The Borrower agrees (a) to pay or reimburse the Agent and the Collateral Agent (without duplication) and, in the case of clause (ii) following the Closing Date, the Required Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with (i) the syndication of the Term Loan Facility and (ii) the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), such costs and expenses to be limited in the case of legal costs and expenses to the Attorney Costs and (b) to pay or reimburse the Agent, the Collateral Agent and the Required Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents or the Unsecured ProFrac Guarantee (such costs and expenses to be limited in the case of legal costs and expenses to the Attorney Costs) (but including any costs and expenses of the Agent and the Collateral Agent arising from the administration and maintenance of the pledge of titled collateral to the Collateral Agent, including, but not limited to, the retention of a sub-agent engaged by the Collateral Agent in connection therewith).

Subject to the limitations above, the foregoing costs and expenses shall include all reasonable and documented or invoiced search, filing, recording and title insurance charges and fees related thereto. The agreements in this Section 14.7 shall survive the Maturity Date and repayment of all other Obligations. All amounts due under this Section 14.7 shall be paid within twenty (20) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.

14.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by electronic communication, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by electronic communication, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent: CLMG Corp.
7195 Dallas Parkway
Plano TX 75024
Attention: James Erwin, Executive Vice President
Email: Jerwin@clmgcorp.com

With a copy

(which shall not constitute notice) to: CLMG
7195 Dallas Parkway
Plano TX 75024
Attention: Rob Ackermann
Email: rackermann@clmgcorp.com

With a copy

(which shall not constitute notice) to: White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attention: ~~Elena Maria Millerman~~Elizabeth Kirk
Email: ~~elenamaria.millerman~~elizabeth.kirk@whitecase.com

If to the Borrower: ProFrac Holdings II, LLC
333 Shops Boulevard, Suite 301
Willow Park, Texas 76087
Attention: Matt Wilks
Email: matt.wilks@profrac.com

With a copy

(which shall not constitute notice) to: Brown Rudnick LLP
One Financial Center
Boston, Massachusetts 02111
Attention: Andreas P. Andromalos, Esq.
Email: aandromalos@brownrudnick.com

If to a Lender: To the address of such Lender set forth on the signature page hereto or on the Assignment and Acceptance for such Lender, as applicable.

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

14.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof to the extent permitted hereunder.

14.10 Indemnity of the Agent, the Collateral Agent, and the Lenders.

(a) Subject to the provisions of Sections 14.10(b) and (c), the Borrower agrees to defend, indemnify and hold all Agent-Related Persons, and each Lender (without duplication) and each of their respective Affiliates, officers, directors, employees, agents, controlling persons, advisors and other representatives, successors and permitted assigns of the foregoing (each, an “Indemnified Person”) harmless from and against any and all losses, claims, costs, damages and liabilities (collectively, “Losses”) of any kind or nature that arises out of or relates to (i) the Transactions, including the financing contemplated hereby and the use of proceeds hereof; (ii) breach or non-compliance with the covenants in Article VIII of this Agreement; (iii) any actual or alleged Release or threat of Release of any Contaminant at any facility or location currently or formerly owned, used or operated by Holdings or the Borrower; or (iv) any liability or Loss under or relating to any Environmental Laws, any Contaminant or Release or threat of Release of any Contaminant, relating in any way to any of the Obligors Holdings or any of their respective Subsidiaries, predecessors, properties, facilities, products or operations, including each of the Real Estate (including any inquiry or investigation of the foregoing) (regardless of whether such Indemnified Person is a party thereto or whether or not such action, claim, litigation or proceeding was brought by the Borrower, its equity holders, affiliates or creditors or any other third Person).

(b) Under this Section 14.10, Indemnified Persons shall be entitled to the reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to or defending any of the Losses foregoing (such expenses, in the case of legal expenses, to be limited to the reasonable fees, disbursements and other charges of a single firm of counsel for all Indemnified Persons, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all Indemnified Persons taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnified Person(s) affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, by such other firm of counsel for such affected Indemnified Person)) of any such Indemnified Person.

(c) No Indemnified Person will be indemnified for any Loss or related expense under this Section 14.10 to the extent it has resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations under this Agreement or the other Loan Documents and/or the Unsecured ProFrac Guarantee of such Indemnified Person or any of such Indemnified Person’s Affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any claim, litigation, investigation or other proceeding that does not arise from any act or omission by the Borrower or any of its Affiliates and that is brought by any Indemnified Person against any other Indemnified Person; provided that the Agent and the Collateral Agent to the extent fulfilling their respective roles as an agent, co-manager or arranger under this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee and in their capacities as such, shall remain indemnified in respect of such proceedings to the extent that none of the exceptions set forth in any of clauses (i) and (ii) of the immediately preceding proviso applies to such person at such time.

(d) The agreements in this Section 14.10 shall survive payment of all other Obligations. This Section 14.10 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses or damages, with respect to a non-Tax claim.

14.11 Limitation of Liability. Notwithstanding any other provision of this Agreement to the contrary, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) none of the Borrower, the other Obligors or any of their respective Subsidiaries or Affiliates, or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Agreement, the other Loan Documents, the Unsecured ProFrac Guarantee, the Transactions (including the use of proceeds hereof), or with respect to any activities related to this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee, including the preparation of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee; provided that nothing in this Section 14.11 shall limit the Borrower’s indemnity and reimbursement obligations set forth in Section 14.10 to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with the applicable Indemnified Person with respect to which the applicable Indemnified Person is entitled to indemnification as set forth in Section 14.10.

14.12 Final Agreement. This Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee are intended by the parties hereto to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof and thereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof.

14.13 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, the Collateral Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee may be executed by electronic communication and the effectiveness of this Agreement, the other Loan Documents and the Unsecured ProFrac Guarantee and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any signature delivered electronically.

14.14 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

14.15 Right of Setoff. In addition to any rights and remedies of the Lenders provided by Law, if an Event of Default is then continuing or the Term Loans have been accelerated prior to the Stated Termination Date, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any Guarantor, any such notice being waived by each Obligor to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final)

at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all Obligations then due and owing by an Obligor under this Agreement or any other Loan Document or the Unsecured ProFrac Guarantee to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document or the Unsecured ProFrac Guarantee. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER OR ANY GUARANTOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

14.16 Confidentiality. Each Lender and the Agent severally agrees to treat confidentially and not publish, disclose or otherwise divulge any non-public information provided to any of them or any of their Affiliates by or on behalf of Parent Guarantor, Holdings, the Borrower or any of their respective Subsidiaries or in connection with this Agreement, the other Loan Documents, the Unsecured ProFrac Guarantee or the Transactions; provided that nothing herein shall prevent such Person from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation, or compulsory legal process based on the reasonable advice of counsel (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self‑regulatory authority or Governmental Authority exercising examination or regulatory authority), to the extent practicable and permitted by applicable Law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction or purporting to have jurisdiction over such Person or any of its Affiliates (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and permitted by applicable Law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Person or any of its Affiliates or any related parties thereto (including any of the persons referred to in clause (f) below) in violation of any confidentiality obligations owing to the Borrower or any of its Subsidiaries or Affiliates, (d) to the extent that such information is or was received by such Person from a third party that is not, to such Person’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Borrower, any of its Subsidiaries or Affiliates, (e) to the extent that such information is independently developed by such Person or its Affiliates without the use of any confidential information and without violating the terms of this Agreement, (f) to such Person’s Affiliates and to its and their respective directors, officers, employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such information in connection with this Agreement and who are informed of the confidential nature of such information or who are subject to customary confidentiality obligations of professional practice (with such Person, to the extent within its control, responsible for such person’s compliance with this Section 14.16), (g) for purposes of establishing a “due diligence” defense, (h) to potential or prospective Lenders, Participants or Assignees and to any direct or indirect contractual counterparty to any swap or derivative transaction relating to the Borrower or any of its Subsidiaries, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph); provided that, for purposes of this clause (h), (i) the disclosure of any such information to any Lenders, hedge providers, Participants or Assignees, or prospective Lenders, hedge providers, Participants or Assignees referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider, Participant or Assignee, or prospective Lender, hedge provider, Participant or Assignee that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower and such Person) in accordance with the standard syndication processes of the Agent or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information and (ii) no such disclosure shall be made by such Person to any person that is at such time a Disqualified Lender and (i) any rating agency to the extent that Borrower is given five (5) Business Days’ prior written notice prior to any such communication and/or disclosure. Notwithstanding anything herein or in any other Loan Document or the Unsecured ProFrac Guarantee to the contrary, the Agent shall not (i) be responsible for, have any liability with respect to, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders or have any liability with respect to or arising out of any assignment or participation of Term Loans or Term Loan Commitments to any Disqualified Lender and (ii) have any liability with respect to any disclosure of confidential information to any Disqualified Lenders, except in each case of foregoing clauses (i) and (ii), to the extent any such liability results directly from the Agent’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

14.17 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document or the Unsecured ProFrac Guarantee by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document or the Unsecured ProFrac Guarantee (other than any Intercreditor Agreement), the provision contained in this Agreement shall govern and control.

14.18 No Fiduciary Relationship. Each Obligor acknowledges and agrees that, (i) in connection with all aspects of each transaction contemplated by this Agreement, the Obligors, on the one hand, and the Appointed Agents, the Lenders and each of their Affiliates through which they may be acting (collectively, the “Applicable Entities”), on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Applicable Entity, and each Obligor expressly disclaims any fiduciary relationship, (ii) the Applicable Entities may be engaged in a broad range of transactions that involve interests that differ from those of such Obligor, and no Applicable Entity has any obligation to disclose any of such interests to such Obligor and (iii) such Obligor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Obligor further acknowledges and agrees that such Obligor is responsible for making its own independent judgment with respect to the transactions contemplated by this Agreement and the process leading thereto, and agrees that it will not claim that the Applicable Entities have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to such Obligor or its affiliates, in connection with such transactions or the process leading thereto.

14.19 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term “rate of exchange” in this Section 14.19 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

14.20 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies each Obligor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Agent, as applicable, to identify each Obligor in accordance with the Act. Each Obligor shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

14.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

(a) Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii) the effects of any Bail-In Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

14.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported

QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 14.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

14.23 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document or the Unsecured ProFrac Guarantee shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act

14.24 Limitation on Liability. TO THE EXTENT PERMITTED BY LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE UNSECURED PROFRAC GUARANTEE: (A) NONE OF THE AGENTS, THE LENDERS OR ANY INDEMNIFIED PARTY (OTHER THAN AFFILIATES OF THE BORROWER, INCLUDING THE AFFILIATE LOAN LENDER) SHALL BE SUBJECT TO ANY EQUITABLE REMEDY OR RELIEF, INCLUDING SPECIFIC PERFORMANCE OR INJUNCTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE UNSECURED PROFRAC GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; (B) NONE OF THE AGENT, THE SECURED PARTIES OR ANY INDEMNIFIED PARTY (OTHER THAN AFFILIATES OF THE BORROWER, INCLUDING THE AFFILIATE LOAN LENDER) SHALL HAVE ANY LIABILITY TO THE OBLIGORS OR THE PARENT GUARANTOR, FOR DAMAGES

OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE UNSECURED PROFRAC GUARANTEE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY UNTIL THE CLOSING DATE; AND (C) IN NO EVENT SHALL THE LIABILITY OF THE SECURED PARTIES (TAKEN TOGETHER, OTHER THAN AFFILIATES OF THE BORROWER, INCLUDING THE AFFILIATE LOAN LENDER) TO THE OBLIGORS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE UNSECURED PROFRAC GUARANTEE, OR THE transactions contemplated hereby or thereby or for failure to fund any term loans exceed the lesser of (i) the actual direct damages incurred by the obligors in the aggregate and (ii) $5,000,000 in the aggregate.

[Remainder of Page Left Blank]

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

[Attached.]

Execution Version

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ,
To: CLMG Corp., as Agent and Collateral Agent
Ladies and Gentlemen:
Reference is made to that certain Term Loan Credit Agreement, dated as of December 27, 2023 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Credit Agreement”), among Alpine Holding II, LLC, a Delaware limited liability company, PF Proppant Holding, LLC, a Texas limited liability company (the “Borrower”), the guarantors from time to time party thereto, the Lenders from time to time party thereto, and CLMG Corp., a Texas corporation, as the Agent and the Collateral Agent for the Lenders. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Term Loan Credit Agreement.
The undersigned Responsible Officer of Holdings hereby certifies as of the date hereof that he/she is a Responsible Officer of Holdings, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate, in his or her capacity as a Responsible Officer and not in his or her individual capacity, to the Agent on the behalf of Holdings, and that:

[Use following paragraph 1 for fiscal year-end financial statements to be delivered pursuant to Section 6.2(a)]

1. Holdings has delivered the year-end audited financial statements required by Section 6.2(a) of the Term Loan Credit Agreement for the Fiscal Year ended as of the above date, together with all certificates, opinions and documents required by such section. All such audited financial statements have been prepared in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Consolidated Parties (and, if applicable, Holdings and its Subsidiaries) as at such date and for the Fiscal Year then ended and have been prepared in accordance with GAAP in all material respects.

[Use following paragraph 2 for fiscal quarter-end financial statements to be delivered pursuant to Section 6.2(b)]

2. Holdings has delivered the unaudited financial statements required by Section 6.2(b) of the Term Loan Credit Agreement for the Fiscal Quarter ended as of the above date. Such consolidated financial statements are complete and correct in all material respects in conformity with GAAP, have been prepared in reasonable detail in accordance with GAAP in all material respects consistently applied and fairly presenting, in all material respects, the Consolidated Parties’ (and, if applicable, Holdings and its Subsidiaries) financial position as at such date and their results of operations for such period then ended, subject only to changes resulting from normal year-end audit adjustments and to the absence of footnotes.

3. The undersigned has reviewed and is familiar with the terms of the Term Loan Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Consolidated Parties and, if different, Holdings and its Subsidiaries, during the accounting period covered by such financial statements.

[select one:]

Form of Compliance Certificate C-1

[to the knowledge of the undersigned, during such fiscal period, no Default or Event of Default has occurred and is continuing.]

—or—

[to the knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate and set forth reasonably detailed calculations of the Total Net Leverage Ratio as of the last day of the applicable Test Period.

5. The analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate and set forth reasonably detailed calculations of the Excess Cash Flow as of the last day of the applicable Test Period

6. Except as set forth on Schedule 3 hereto, subsequent to the date of the most recent Compliance Certificate submitted by the Borrower pursuant to Section 6.2(a) or (b) of the Term Loan Credit Agreement, no Obligor has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business or any office which maintains books and records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction of organization or its federal taxpayer identification number, (v) changed its organizational structure or jurisdiction of organization, (vi) changed the end of its Fiscal Year, (vii) formed or acquired any new Subsidiary without giving the Agent any notice required by the Loan Documents or (viii) acquired any Vehicles with a Fair Market Value in excess of $10,000 individually.

[Signature Page Follows]

Form of Compliance Certificate C-2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ,

[ ] By: Name: Title:

Form of Compliance Certificate C-3

For the Quarter/Year ended , (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate

Total Net Leverage Ratio

A. Consolidated Total Debt

1. aggregate principal amount of indebtedness of Holdings and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Debt for borrowed money, Unpaid Drawings (as defined in the ABL Credit Agreement or any other similar term, as defined therein), Capital Lease Obligations, and third party debt obligations evidenced by promissory notes or similar instruments (including the Monarch Seller Note), minus

$

2. the lesser of (x) the amount of Unrestricted Cash on the balance sheets of Holdings, the Borrower and its Subsidiaries as of such date minus the Term Loans then outstanding under the ABL Credit Agreement as of such date and (ii) during the Minimum Earnings Period, $100,000,000 and (y) from and after the Minimum Earnings Period, $30,000,000.

$
Consolidated Total Debt (Lines A.1 minus A.2)	$

B. Consolidated EBITDA1

1. Consolidated Net Income
(a) the Net Income[2], attributable to such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP	$
Plus
(b) the amount of distributions received in cash by such Person or any of its Subsidiaries from any Subsidiary for such period, to the extent not already included in paragraph B.1(a) above	$
minus	$

1 Consolidated EBITDA shall be determined on a consolidated basis for Holdings and its Subsidiaries in accordance with GAAP and the terms and conditions of the Term Loan Credit Agreement.

2 As used herein, “Net Income” means the net income (loss) attributable to Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

Form of Compliance Certificate C-4

(c) (i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period	$

(ii) the income (or loss) of any Person (other than a Subsidiary of such Person) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such Person during such period

$

(iii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries (except as may be required in connection with the calculation of a covenant or test on a pro forma basis)

$

(iv) the income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary

$

(v) any after-Tax gains or losses attributable to Dispositions of Property permitted under the Term Loan Credit Agreement, in each case other than in the ordinary course of business (as determined in good faith by the Borrower) or return surplus assets of any Pension Plan

$

(vi) any net after-Tax gains or losses from disposed, abandoned, transferred, closed or discontinued operations and any net after-Tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations

$

Form of Compliance Certificate C-5

(vii) any losses and expenses with respect to liability or casualty events to the extent covered by insurance or indemnification and actually reimbursed unless the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days)

$
(viii) (to the extent not included in sub-clauses (i) through (vii) above) any net extraordinary gains or net extraordinary losses	$
(ix) Sum of Lines B.1(c)(i) through B.1(c)(viii)	$
Consolidated Net Income (Lines B.1(a) plus B.1(b) minus B.1(c)(ix))	$
Plus
2. the following amount, in each case to the extent deducted (and not added back) in computing Consolidated Net Income (other than clause (a)(x) and (a)(xiii) below), but without duplication:	$

(a) (i) Distributions made by Holdings and its Subsidiaries pursuant to Section 8.10(f)(i) of the Term Loan Credit Agreement during such period and provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, provincial, franchise, excise, value added and similar taxes and foreign withholding taxes of Holdings and its Subsidiaries paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations and any payments to any Parent Entity in respect of such taxes

$

Form of Compliance Certificate C-6

(ii) total interest expense and other financing expense (including breakage costs, premiums or consent fees and including the amortization of original issue discount)	$
(iii) Consolidated Depreciation and Amortization Expense of Holdings and its Subsidiaries for such period	$

(iv) any fees, expenses or charges incurred in connection with any issuance of debt or equity securities, any refinancing transaction or any amendment or other modification of any debt instrument to the extent consummated in accordance with the terms of the Loan Documents or the Unsecured ProFrac Guarantee including (i) such fees, expenses or charges related to the Qualified IPO and related to the other Transactions, to the extent consummated, and not to exceed (x) $5,000,000 with respect to any such transaction or series of related transactions (other than the Qualified IPO) and (y) $25,000,000 in the aggregate for all such transactions during the term of the Agreement, in each case, to the extent not consummated, and (ii) any amendment, modification or waiver in connection with Form of Compliance Certificate the Term Loan credit Agreement or any instrument governing any other Debt.

$

(v) any fees (including legal and investment banking fees), transfer or mortgage recording Taxes and other out-of-pocket costs and expenses of Holdings and its Subsidiaries (including expenses of third parties paid or reimbursed Holdings and its Subsidiaries) incurred as a result of the transactions contemplated by the Loan Documents or any Disposition of Property permitted under the Term Loan Credit Agreement

$
(vi) any fees and expenses incurred by the Holdings and any of its Subsidiaries solely in connection with any Permitted Acquisition or any other acquisition constituting a Permitted Investment (in	$

Form of Compliance Certificate C-7

each case, whether or not consummated), but, with respect to Permitted Acquisitions or such other permitted Investments not consummated, in an aggregate amount not to exceed $2,000,000 for any Test Period related to any other Permitted Acquisition or any other acquisition constituting a Permitted Investment

(vii) any impairment charge or asset write-off pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP	$
(viii) [reserved]	$
(ix) any losses from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments)	$

(x) the amount of “run rate” cost savings, operating expense reductions and other synergies achieved solely in connection with a Permitted Acquisition projected by the Borrower in good faith to be realized as a result of specified actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (which cost savings, operating expense reductions or synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of the applicable Test Period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such cost savings, operating expense reductions or synergies do not exceed, when combined with the amount of any adjustments made pursuant to clause (xiv) below and any Pro Forma Adjustment made pursuant to clause (d) below, (i) with respect to any Test Period, 10.0% of Consolidated EBITDA for such Test Period, and (C) such actions have been taken, such actions with respect to which substantial

$

Form of Compliance Certificate C-8

steps have been taken or such actions are expected to be taken within twelve (12) months after the date of determination to take such action; provided, further, that the adjustments pursuant to this clause (x) and clause (ix) below may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause (d) below

(xi) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees	$
(xii) any non-cash losses or charges, including any write offs, write downs, expenses, losses or items for such period decreasing Consolidated Net Income for such period	$

(xiii) proceeds from property or business interruption insurance received or reasonably expected to be received (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income)

$

(xiv) all Restructuring Costs and any other extraordinary, unusual or non-recurring expenses, losses or charges incurred; provided that such adjustments do not exceed, when combined with the amount of any adjustments made pursuant to clause (x) above and any Pro Forma Adjustments made pursuant to clause (d) below, with respect to any Test Period, 10.0% of Consolidated EBITDA for such Test Period (prior to giving effect to any increase in Consolidated EBITDA pursuant to this clause (xiv), clause (x) above or clause (d) below); provided, further, that the adjustments pursuant to this clause (xiv) and clause (x) above may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause (d) below

$

Form of Compliance Certificate C-9

(xv) any non-cash loss attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to GAAP

$
(xvi) Sum of Lines B.2(a)(i) through B.2(a)(xv)	$
Minus
(b) the sum of the amounts for such period, solely to the extent included in Consolidated Net Income, without duplication:[3]
(i) any non-cash gain increasing Consolidated Net Income of such Person for such period, other than the accrual of revenues in the ordinary course of business	$

(ii) any non-cash gain attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to GAAP

$
(iii) any gains from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments)	$
(iv) any extraordinary, unusual or non-recurring gains increasing Consolidated Net Income for such period	$
(v) Sum of Lines B.2(b)(i) through B.2(b)(iv)	$
plus or minus, as applicable, without duplication

(c) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt, intercompany balances and other balance sheet items, plus or minus, as the case may be

$

3 Provided that, to the extent non-cash gains are deducted pursuant to this clause (b) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein.

Form of Compliance Certificate C-10

Plus

(d) in accordance with the definition of “Pro Forma Basis,” an adjustment equal to the amount, without duplication of any amount otherwise included in any other clause of the definition of “Consolidated EBITDA,” of the Pro Forma Adjustment shall be added to (or subtracted from) Consolidated EBITDA (including the portion thereof occurring prior to the relevant Specified Transaction and/or Specified Restructuring) as specified in a certificate from a Responsible Officer of the Borrower delivered to the Agent (for further delivery to the Lenders)

$
Consolidated EBITDA (Lines B.2(a)(xvi) minus B.2(b)(v) plus/minus B.2(c) plus B.2(d))	$
C. Total Net Leverage Ratio	$
Consolidated Total Debt	$
divided by	$
Consolidated EBITDA	$
Equals	: 1
Maximum Total Net Leverage Ratio	[ ] [ ] [ ][4] : 1
Capital Expenditures
Capital Expenditures Holdings and its Subsidiaries, on a consolidated basis, as of the last day of the applicable Test Period.	$
Maximum Capital Expenditures in any Fiscal Year	$[ ][5]

4 Commencing with the fiscal quarter ending September 30, 2024, the Total Net Leverage Ratio shall not exceed 2.00:1.00.

5 Holdings shall not, and shall cause its Subsidiaries not to make, commit and/or agree to make any Capital Expenditures, other than Borrower and its Subsidiaries shall be permitted to make, commit and/or agree to make Capital Expenditures (i) in an unlimited amount so long as any equipment or other Property so acquired is subject to (x) Collateral Agent’s perfected first-priority Lien granted for the benefit of the Secured Parties under the Loan Documents or (y) a new first-priority Lien granted to the Collateral Agent for the benefit of the Secured Parties under the Loan Documents or (ii) in the case of any Capital Expenditures financed with Debt (other than the Obligations), such equipment or other Property acquired as a result of making such Capital Expenditures shall not be required to be subject to Liens that are first-priority Liens granted to the Collateral Agent for the benefit of the Secured Parties under the Loan Documents or otherwise, but only for so long as such Debt and Liens incurred to finance such Capital Expenditures are in compliance with Sections 8.12 and 8.16 after giving effect to the making of such Capital Expenditure.

Form of Compliance Certificate C-11

Form of Compliance Certificate C-12

For the Quarter/Year ended , (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate

Excess Cash Flow

1. total operating revenues as set forth in the financial statements delivered (or required to be delivered) pursuant to Section 6.2(a) and Section 6.2(b) of the Term Loan Credit Agreement in connection with the ECF Period most recently ended prior to the applicable ECF Application Date (the “Applicable GAAP Financials”); plus

$
2. the Net Working Capital Adjustment (which may be negative) (excluding any impact from cash and debt) as reported on the Applicable GAAP Financials;	$

3. less, Company G&A expenses, as reported on the Applicable GAAP Financials; provided, that, the amount deducted pursuant to this clause (3) shall not exceed $30,000,000 for any four consecutive ECF Periods;

$
4. less, any fees, expenses, interest expenses, amortization payments and other costs paid in cash in connection with the Loan Documents;	$

5. less, any fees, expenses, interest expenses, principal (net of any borrowings) and other costs paid in cash in connection with other Debt for Borrowed Money permitted under the Term Loan Credit Agreement;

$
6. less, Capital Expenditures made in cash during the ECF Period;	$
7. less, Permitted Tax Distributions made during such ECF Period; and	$
8. less, any Unrestricted Cash required to maintain Liquidity of $5,000,000 after giving effect to any payment of such Excess Cash Flow pursuant to Section 4.3(a) of the Term Loan Credit Agreement.	$

Form of Compliance Certificate C-1

Excess Cash Flow[6]	$

6 If the result of the above calculation is less than zero, Excess Cash Flow shall be zero.

Form of Compliance Certificate C-2

SCHEDULE 3
to the Compliance Certificate

[Obligor Changes]

EXHIBIT C

FLOTEK SHARE TRANSFER AGREEMENTS

[Attached.]

Execution Version

STOCK TRANSFER AGREEMENT

This STOCK TRANSFER AGREEMENT (the “Agreement”) is made as of September 11, 2026 (the “Effective Date”), by and among Farris C. Wilks (the “Wilks”), on the one hand, and ProFrac GDM, LLC, a Texas limited liability company (“ProFrac GDM”), on the other hand.

ProFrac GDM desires to sell, and Wilks desires to accept, an aggregate of 987,313 shares (the “Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”), of Flotek Industries, Inc., a Delaware corporation (the “Company”), the aggregate number of which was determined by dividing (x) $25,680,000 by (y) the VWAP Price (as defined below), in exchange for Wilks’ agreement that its $25,680,000 of Term Loans (the “Subject Loans”) under and as defined in that certain Term Loan Credit Agreement, dated as of December 27, 2023 (the “Credit Agreement”), by and among Alpine Holding II, LLC, a Delaware limited liability company, PF Proppant Holding, LLC, a Texas limited liability company, the subsidiary guarantors party thereto, the lenders from time to time party thereto, CLMG Corp., a Texas corporation, as the agent (the “Credit Agreement Agent”) and the collateral agent (as amended by that certain Amendment No. 1 and Consent to Credit Agreement, dated as of June 19, 2024, that certain Amendment No. 2 and Consent to Credit Agreement, dated as of December 30, 2024, that certain Amendment No. 3 to Credit Agreement and Amendment No. 1 to Guarantee Agreement, dated as of June 26, 2025, that certain Amendment No. 4 to Credit Agreement, dated as of December 18, 2025 and that certain Amendment No. 5 to Credit Agreement, dated as of even date herewith, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof) are repaid in full and cancelled (the “Affiliate Loan Cancellation”) on the terms and conditions set forth in this Agreement. “VWAP Price” means the volume-weighted average price per share of Common Stock on the principal national securities exchange on which such shares are listed for the five (5) consecutive trading days ending on (and including) the trading day immediately preceding the Effective Date. It is the intention of the parties to this Agreement that the transaction contemplated by this Agreement (the “Transaction”) be a private sale of securities that is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(7) of the Securities Act and pursuant to the satisfaction of the conditions for the so-called “Section 4(a)(1 ½)” private resale exemption.

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

SALE AND EXCHANGE OF THE SHARES

Section 1.1 Sale and Exchange of Shares. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, ProFrac GDM hereby agrees to sell, transfer and assign all of ProFrac GDM’s right, title and interest in and to the Shares to Wilks, and Wilks hereby agrees to accept the Shares in exchange for the Affiliate Loan Cancellation.

Section 1.2 The Closing. The closing of the Transaction (the “Closing”) shall take place on the Effective Date. At the Closing, ProFrac GDM shall deliver or cause to be delivered to Wilks the Shares via DTC electronic transfer to a securities account identified in writing by Wilks. At the Closing, Wilks agrees that, automatically upon ProFrac GDM’s delivery of the Shares as provided in the preceding sentence, the Affiliate Loan Cancellation shall occur. Promptly following Closing, Wilks shall notify the Credit Agreement Agent of the Affiliate Loan Cancellation in writing. At ProFrac GDM’s expense, Wilks shall take such further action as ProFrac GDM may reasonably request to evidence the Affiliate Loan Cancellation.

Section 1.3 Certain Definitions.

(a) “Action” means any action, suit, proceeding, claim, arbitration, litigation or investigation, in each case by or before any Person.

(b) “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

(c) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasigovernmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(d) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(e) “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, governmental entity or any agency, instrumentality or political subdivision of any governmental entity, or any other entity or body.

(f) “Representatives” means, with respect to a Person, such Person’s Affiliates, and the directors, officers, managers, stockholders, members, principals, partners, employees, agents, attorneys, accountants and other advisors and Representatives of such Person or any of its Affiliates.

Article II

REPRESENTATIONS AND WARRANTIES OF PROFRAC GDM

ProFrac GDM hereby represents and warrants to Wilks as follows:

Section 2.1 Authority and Approvals. ProFrac GDM has the power and authority to enter into and perform its obligations under this Agreement, and all action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Transaction has been duly and validly taken. The Agreement has been duly and validly executed and delivered by ProFrac GDM. Assuming this Agreement constitutes a valid and binding agreement of Wilks, this Agreement constitutes a valid and binding agreement of ProFrac GDM, enforceable against ProFrac GDM in accordance with its terms.

Section 2.2 The Shares. ProFrac GDM is the beneficial owner of the Shares. Except for this Agreement, there is no agreement, arrangement or understanding with any other Person regarding the sale or transfer of any Shares, and there exist no liens, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Shares, other than any restrictions on transfer that may be imposed by Law. The Shares are validly issued, fully paid and non-assessable, and ProFrac GDM has good and marketable title thereto. Upon transfer of the Shares to Wilks at the Closing in exchange for the Affiliate Loan Cancellation, Wilks will acquire ownership of the Shares, free and clear of all liens, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Shares, other than any restrictions on transfer that may be imposed by Law.

Section 2.3 Investment Purpose; Affiliate Status; Holding Period. ProFrac GDM represents that it (a) acquired the Shares for investment purposes only and not with a view toward distribution or resale in violation of any applicable securities Laws, (b) is selling the Shares, as principal, for its own account and not as a broker or agent for another party and (c) is an “affiliate” of the Company as defined in Rule 144(a)(i) under the Securities Act.

Section 2.4 No General Solicitation; etc. ProFrac GDM acknowledges that (a) neither Wilks nor any of his Representatives has either directly or indirectly, including through a broker or finder engaged in any general solicitation relating to the exchange of the Shares; and (b) the terms of the Transaction were determined through private negotiations between Wilks and ProFrac GDM, and neither Wilks nor ProFrac GDM is under any obligation or compulsion to enter into this Agreement.

Section 2.5 Conflicts. The execution, delivery and performance of this Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of the organizational documents of ProFrac GDM or any material agreements or instrument to which ProFrac GDM is a party or by which it or its assets may be bound, or (ii) constitute a violation of any material applicable Law.

Section 2.6 Broker’s Fees. ProFrac GDM has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transaction.

Section 2.7 No Bad Actors. Neither ProFrac GDM nor, to ProFrac GDM’s knowledge, any person that has been or will be paid (directly or indirectly) remuneration or a commission for such person’s participation in the offer or sale of the Shares, including solicitation of purchasers for ProFrac GDM, is subject to an event that would disqualify an issuer or other covered person under Rule 506(d)(1) of Regulation D or is subject to a statutory disqualification described under Section 3(a)(39) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.8 Excluded Information.

(a) ProFrac GDM acknowledges that Wilks may have access to and may possess nonpublic information regarding the Company not known to the other party (the “Excluded Information”). The Excluded Information may or may not be material, may or may not have been publicly disclosed by or on behalf of the Company or Wilks, directly or indirectly, and may or may not be available to ProFrac GDM from sources other than the Company or Wilks. Such Excluded Information may include information received (A) by Wilks or its Representatives in their capacities as directors, stockholders or affiliates of the Company, (B) from the Company on a confidential basis, or (C) on a privileged basis from the attorneys, financial advisers or other Representatives of the Company. Although such Excluded Information may be indicative of a value of the Shares that is substantially different than the consideration paid for the Shares, ProFrac GDM is experienced, sophisticated and knowledgeable in trading securities of public and private companies and understands the disadvantages to which ProFrac GDM may be subject on account of the disparity of information as between Wilks and ProFrac GDM, and ProFrac GDM has nonetheless deemed it appropriate to engage in the sale of the Shares hereunder. In respect of this Section 2.8, ProFrac GDM further represents, warrants and acknowledges that it: (a) is a sophisticated transferor with respect to the Shares, (b) has adequate information concerning the Shares, (c) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the sale of the Shares to Wilks and with respect to Wilks as the buyer of the Shares, and (d) has not relied upon Wilks for any investigation into, assessment of, or evaluation with respect to the sale of the Shares to Wilks or with respect to Wilks as transferee and purchaser of the Shares.

(b) ProFrac GDM hereby:

(1) agrees that neither Wilks nor his employees, attorneys, agents or Representatives shall have any liability to ProFrac GDM or its affiliates with respect to the existence, possession or non-disclosure of any Excluded Information, whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

(2) waives any right, claim or cause of action, at law or in equity, arising from or relating to, directly or indirectly, the existence, possession or non-disclosure of any Excluded Information, including without limitation pursuant to Sections 10(b) and 20A of the Exchange Act, or the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, and relinquishes all rights and remedies accorded by applicable law to a transferor of securities with respect to the Shares to the maximum extent permitted by law, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing; and

(3) with respect to the disposition and sale of the Shares, releases and discharges Wilks and his employees, attorneys, agents or Representatives and all successors and assigns thereto (each a “Wilks Released Party”) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, which ProFrac GDM and/or its affiliates, successors or assigns may have against any Wilks Released Party, to the extent arising from or in connection with the existence, possession or non-disclosure of any Excluded Information whether asserted, unasserted, absolute, contingent, known or unknown.

(c) ProFrac GDM hereby represents to each Wilks Released Party that (i) it has not assigned any claim or possible claim against Wilks Released Parties, (ii) it fully intends to release all claims against Wilks Released Parties as set forth above, and (iii) it has been advised by, and has consulted with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 2.8.

Article III

REPRESENTATIONS AND WARRANTIES OF Wilks

Wilks represents and warrants to ProFrac GDM as follows:

Section 3.1 Authorization of Agreement. Wilks has the power and authority to enter into and perform his obligations under this Agreement, and all action necessary on the part of Wilks to authorize the execution, delivery and performance of this Agreement and the consummation of the Transaction has been duly and validly taken. This Agreement has been duly and validly executed and delivered by Wilks. Assuming this Agreement constitutes a valid and binding obligation of ProFrac GDM, this Agreement constitutes a valid and binding agreement of Wilks, enforceable against Wilks in accordance with its terms.

Section 3.2 Conflicts. The execution, delivery and performance of this Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreements or instrument to which Wilks is a party or by which he or his assets may be bound, or (ii) constitute a violation of any material applicable Law.

Section 3.3 Investment Experience. Wilks is a sophisticated investor and has (a) by reason of his business and financial experience, the capacity to protect his own interests in connection with the exchange of the Shares hereunder, (b) such knowledge and experience in financial, tax and business matters to enable Wilks to evaluate the merits and risks associated with the exchange of the Shares hereunder and to make an informed investment decision with respect thereto, (c) adequate information concerning the Shares, (d) conducted, to the extent he deemed necessary, an independent investigation of such matters as, in his judgment, is necessary for him to make an informed investment decision with respect to the Shares and the exchange of the Shares hereunder, and (e) not relied upon ProFrac GDM for any investigation into, assessment of, or evaluation with respect to the Shares and/or the exchange of the Shares hereunder. Without limiting the generality of the foregoing, Wilks has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of his investment in the Shares and the Transaction. Wilks is relying solely on such advisors and not on any statements or representations of ProFrac GDM or any of its agents regarding the tax consequences of the

Transaction. Wilks understands that he (and not ProFrac GDM) shall be responsible for Wilks’ own tax liability that may arise as a result of his investment in the Shares and the Transaction.

Section 3.4 No General Solicitation, etc. Wilks acknowledges that (a) neither ProFrac GDM nor any of its Representatives has either directly or indirectly, including through a broker or finder engaged in any general solicitation relating to the sale of the Shares; and (b) the terms of the Transaction were determined through private negotiations between Wilks and ProFrac GDM and neither Wilks nor ProFrac GDM is under any obligation or compulsion to enter into this Agreement.

Section 3.5 Opportunity to Seek Counsel. Wilks has (a) had an opportunity to review and consider this Agreement before signing it, (b) consulted with his own attorney(s) and confidential advisors before signing this Agreement, and (c) read and understood all of the terms and provisions of this Agreement.

Section 3.6 No View to Distribution; Accredited Investor. Wilks represents that he is accepting the Shares (a) as principal, for his own account for investment only and not as a broker or agent for another party and (b) not with a view or any present intention toward effecting a distribution or resale in violation of any applicable securities laws. Wilks is an “accredited investor” as such term is defined in Regulation D of the Securities Act.

Section 3.7 Blue Sky Laws; Future Transfer. Wilks acknowledges and agrees that the Shares have not been registered under the Securities Act or qualified under any state security laws (“Blue Sky Laws”) and may not be sold, pledged or otherwise transferred by Wilks without compliance with the registration provisions of the Securities Act or an exemption therefrom. Wilks acknowledges that the Shares are being transferred hereby under an exemption or exemptions from the registration and qualification requirements of the Securities Act and Blue Sky Laws which impose certain restrictions on Wilks’ ability to transfer the Shares. Wilks is aware of the provisions of Rule 144 promulgated under the Securities Act, including without limitation the applicable holding periods thereunder.

Section 3.8 Broker’s Fees. Wilks has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transaction.

Section 3.9 Excluded Information.

(a) Wilks acknowledges and agrees that ProFrac GDM is an existing stockholder of the Company and that ProFrac GDM may have access to and may possess Excluded Information. The Excluded Information may or may not be material, may or may not have been publicly disclosed by or on behalf of the Company or ProFrac GDM, directly or indirectly, and may or may not be available to Wilks from sources other than the Company or ProFrac GDM. Such Excluded Information may include information received (A) by ProFrac GDM or its Representatives in their capacities as directors, officers, stockholders or affiliates of the Company, (B) from the Company on a confidential basis, or (C) on a privileged basis from the attorneys, financial advisers or other Representatives of the Company. Although such Excluded Information may be indicative of a value of the Shares that is substantially different than the consideration paid for the Shares, Wilks is experienced, sophisticated and knowledgeable in trading securities of public and private companies and understands the disadvantages to which Wilks may be subject on account of the disparity of information as between Wilks and ProFrac GDM, and Wilks has nonetheless deemed it appropriate to engage in the exchange of the Shares hereunder.

(b) Wilks hereby:

(1) agrees that neither ProFrac GDM nor its directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives shall have any liability to Wilks or his affiliates with respect to the existence, possession or non-disclosure of any Excluded Information, whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

(2) waives any right, claim or cause of action, at law or in equity, arising from or relating to, directly or indirectly, the existence, possession or non-disclosure of any Excluded Information, including without limitation pursuant to Sections 10(b) and 20A of the Exchange Act, or the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing; and

(3) with respect to the disposition and sale of the Shares, releases and discharges ProFrac GDM and its directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives and all successors and assigns thereto (each a “ProFrac GDM Released Party”) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, which Wilks and/or his affiliates, successors or assigns may have against any ProFrac GDM Released Party, to the extent arising from or in connection with the existence, possession or non-disclosure of any Excluded Information whether asserted, unasserted, absolute, contingent, known or unknown.

Wilks hereby represents to each ProFrac GDM Released Party that (i) he has not assigned any claim or possible claim against ProFrac GDM Released Parties, (ii) he fully intends to release all claims against ProFrac GDM Released Parties as set forth above, and (iii) he has been advised by, and has consulted with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 3.9.

Section 3.10 The Subject Loans. Wilks is the beneficial owner of the Subject Loans. There is no agreement, arrangement or understanding with any other Person regarding the sale or transfer of the Subject Loans, and there exist no liens, claims, voting agreements, charges or encumbrances of any kind affecting the Subject Loans.

Article IV

MISCELLANEOUS

Section 4.1 Legends. Wilks understands that the Company may place restrictive legends on any stock certificate(s) or electronic book-entry evidencing the Shares as required by applicable law, the Company’s governing documents or other policies.

Section 4.2 Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, including, but not limited to, any fees payable to an agent, broker, investment or commercial banker, person or firm acting on behalf of or under the authority of such party who is entitled to any broker’s or finder’s fee or any other commission or fee directly or indirectly in connection with the Transaction.

Section 4.3 Severability. If any provision of this Agreement shall be held invalid or unenforceable, each other provision hereof shall be given effect to the extent possible without such invalid or unenforceable provision and to that extent, the provisions of this Agreement shall be severable.

Section 4.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, postage prepaid, or sent by electronic mail, addressed to such address set forth on the signature page hereto. All such notices, requests, demands and other communications shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), or personally delivered, be effective four days after deposit in the mails or when personally delivered, respectively, addressed as aforesaid, unless otherwise provided herein and, when sent by electronic mail during normal business hours of the recipient be effective when delivered, and if not sent during normal business hours, then on the recipient’s next business day.

Section 4.5 Modifications, Consents and Waivers. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. Any party hereto may waive compliance, with respect to any obligations owed to such party, with any provision of this Agreement. Any waiver hereunder shall be effective only if made in a writing signed by the party to be charged therewith and only in the specific instance and for the purpose for which given. No failure or delay on the part of any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.

Section 4.6 Governing Law; Consent to Jurisdiction; Jury Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (including its statutes of limitations), without giving effect to the principles of conflicts of laws thereof. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purposes of any Action (whether based on contract, tort or otherwise) directly or indirectly arising out of or in connection with this Agreement or the Transaction. Each party agrees (a) to commence any such Action in such courts and (b) that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth on the signature page hereto shall be effective service of process with respect to any matters to which it has submitted to jurisdiction in this Section 4.6. Each party irrevocably and unconditionally waives (i) any objection to the laying of venue of any such

Action in such courts, or that any such Action brought in any such court has been brought in an inconvenient forum, and (ii) all right to trial by jury in any such Action.

Section 4.7 No Other Representations; No Liability. Each party acknowledges that the representations and warranties of the other party expressly and specifically set forth herein constitute such other party’s sole and exclusive representations and warranties in connection with the Transaction, and further agrees that all other representations and warranties of any kind or nature express or implied are specifically disclaimed. Except for each Party’s rights to enforce the terms of this Agreement and any claims arising from breach of this Agreement, fraud or willful misconduct, each party hereby irrevocably waives and releases, to the fullest extent permitted by law, any and all Actions it has or may have against any other party, or any of its Representatives directly or indirectly based upon, relating to, or arising out of the Transaction, including any Action, whether under applicable securities Law or otherwise, directly or indirectly based upon, relating to, or arising out of the knowledge, possession, use or non-disclosure of any Excluded Information by such other party or any of its Representatives.

Section 4.8 Execution in Counterparts; E-signatures. This Agreement may be executed by the parties individually or in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. A facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

Section 4.9 Headings. Article and section headings used in this Agreement are for convenience only and shall not affect the interpretation or construction of any provision of this Agreement.

Section 4.10 Entire Agreement. This Agreement and the Exhibits hereto contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

[Remainder of page intentionally left blank]

Execution Version

IN WITNESS WHEREOF, the parties have caused this Stock Transfer Agreement to be executed as of the date first above written.

/s/ Farris Wilks__________________

Name: Farris C. Wilks

Address: 17018 Interstate 20

Cisco, Texas 76437

Attn: Greg Cary

Email: greg.cary@wilksbrothers.com

[Signature Page to Stock Transfer Agreement]

Execution Version

IN WITNESS WHEREOF, the parties have caused this Stock Transfer Agreement to be executed as of the date first above written.

PROFRAC GDM, LLC

By: /s/ Austin Harbour__________________

Name: Austin Harbour

Title: Chief Financial Officer

Address: 333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

Attention: Matt Wilks

Email: matt.wilks@profrac.com

[Signature Page to Stock Transfer Agreement]

Execution Version

STOCK TRANSFER AGREEMENT

This STOCK TRANSFER AGREEMENT (the “Agreement”) is made as of September 11, 2026 (the “Effective Date”), by and among THRC Holdings, LP, a Texas limited partnership (the “THRC”), on the one hand, and ProFrac GDM, LLC, a Texas limited liability company (“ProFrac GDM”), on the other hand.

ProFrac GDM desires to sell, and THRC desires to accept, an aggregate of 1,319,493 shares (the “Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”), of Flotek Industries, Inc., a Delaware corporation (the “Company”), the aggregate number of which was determined by dividing (x) $34,320,000 by (y) the VWAP Price (as defined below), in exchange for THRC’s agreement that its $34,320,000 of Term Loans (the “Subject Loans”) under and as defined in that certain Term Loan Credit Agreement, dated as of December 27, 2023 (the “Credit Agreement”), by and among Alpine Holding II, LLC, a Delaware limited liability company, PF Proppant Holding, LLC, a Texas limited liability company, the subsidiary guarantors party thereto, the lenders from time to time party thereto, CLMG Corp., a Texas corporation, as the agent (the “Credit Agreement Agent”) and the collateral agent (as amended by that certain Amendment No. 1 and Consent to Credit Agreement, dated as of June 19, 2024, that certain Amendment No. 2 and Consent to Credit Agreement, dated as of December 30, 2024, that certain Amendment No. 3 to Credit Agreement and Amendment No. 1 to Guarantee Agreement, dated as of June 26, 2025, that certain Amendment No. 4 to Credit Agreement, dated as of December 18, 2025 and that certain Amendment No. 5 to Credit Agreement, dated as of even date herewith, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof) are repaid in full and cancelled (the “Affiliate Loan Cancellation”) on the terms and conditions set forth in this Agreement. "VWAP Price" means the volume-weighted average price per share of Common Stock on the principal national securities exchange on which such shares are then listed for the five (5) consecutive trading days ending on (and including) the trading day immediately preceding the Effective Date. It is the intention of the parties to this Agreement that the transaction contemplated by this Agreement (the “Transaction”) be a private sale of securities that is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(7) of the Securities Act and pursuant to the satisfaction of the conditions for the so-called “Section 4(a)(1 ½)” private resale exemption.

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

SALE AND EXCHANGE OF THE SHARES

Section 1.1 Sale and Exchange of Shares. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, ProFrac GDM hereby agrees to sell, transfer and assign all of ProFrac GDM’s right, title and interest in and to the Shares to THRC, and THRC hereby agrees to accept the Shares in exchange for the Affiliate Loan Cancellation.

Section 1.2 The Closing. The closing of the Transaction (the “Closing”) shall take place on the Effective Date. At the Closing, ProFrac GDM shall deliver or cause to be delivered to THRC the Shares via DTC electronic transfer to a securities account identified in writing by THRC. At the Closing, THRC agrees that, automatically upon ProFrac GDM’s delivery of the Shares as provided in the preceding sentence, the Affiliate Loan Cancellation shall occur. Promptly following Closing, THRC shall notify the Credit Agreement Agent of the Affiliate Loan Cancellation in writing. At ProFrac GDM’s expense, THRC shall take such further action as ProFrac GDM may reasonably request to evidence the Affiliate Loan Cancellation.

Section 1.3 Certain Definitions.

(a) “Action” means any action, suit, proceeding, claim, arbitration, litigation or investigation, in each case by or before any Person.

(b) “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

(c) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasigovernmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(d) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(e) “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, governmental entity or any agency, instrumentality or political subdivision of any governmental entity, or any other entity or body.

(f) “Representatives” means, with respect to a Person, such Person’s Affiliates, and the directors, officers, managers, stockholders, members, principals, partners, employees, agents, attorneys, accountants and other advisors and Representatives of such Person or any of its Affiliates.

Article II

REPRESENTATIONS AND WARRANTIES OF PROFRAC GDM

ProFrac GDM hereby represents and warrants to THRC as follows:

Section 2.1 Authority and Approvals. ProFrac GDM has the power and authority to enter into and perform its obligations under this Agreement, and all action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the

Transaction has been duly and validly taken. The Agreement has been duly and validly executed and delivered by ProFrac GDM. Assuming this Agreement constitutes a valid and binding agreement of THRC, this Agreement constitutes a valid and binding agreement of ProFrac GDM, enforceable against ProFrac GDM in accordance with its terms.

Section 2.2 The Shares. ProFrac GDM is the beneficial owner of the Shares. Except for this Agreement, there is no agreement, arrangement or understanding with any other Person regarding the sale or transfer of any Shares, and there exist no liens, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Shares, other than any restrictions on transfer that may be imposed by Law. The Shares are validly issued, fully paid and non-assessable, and ProFrac GDM has good and marketable title thereto. Upon transfer of the Shares to THRC at the Closing in exchange for the Affiliate Loan Cancellation, THRC will acquire ownership of the Shares, free and clear of all liens, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Shares, other than any restrictions on transfer that may be imposed by Law.

Section 2.3 Investment Purpose; Affiliate Status; Holding Period. ProFrac GDM represents that it (a) acquired the Shares for investment purposes only and not with a view toward distribution or resale in violation of any applicable securities Laws, (b) is selling the Shares, as principal, for its own account and not as a broker or agent for another party and (c) is an “affiliate” of the Company as defined in Rule 144(a)(i) under the Securities Act.

Section 2.4 No General Solicitation; etc. ProFrac GDM acknowledges that (a) neither THRC nor any of its Representatives has either directly or indirectly, including through a broker or finder engaged in any general solicitation relating to the exchange of the Shares; and (b) the terms of the Transaction were determined through private negotiations between THRC and ProFrac GDM, and neither THRC nor ProFrac GDM is under any obligation or compulsion to enter into this Agreement.

Section 2.5 Conflicts. The execution, delivery and performance of this Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of the organizational documents of ProFrac GDM or any material agreements or instrument to which ProFrac GDM is a party or by which it or its assets may be bound, or (ii) constitute a violation of any material applicable Law.

Section 2.6 Broker’s Fees. ProFrac GDM has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transaction.

Section 2.7 No Bad Actors. Neither ProFrac GDM nor, to ProFrac GDM’s knowledge, any person that has been or will be paid (directly or indirectly) remuneration or a commission for such person’s participation in the offer or sale of the Shares, including solicitation of purchasers for ProFrac GDM, is subject to an event that would disqualify an issuer or other covered person under Rule 506(d)(1) of Regulation D or is subject to a statutory disqualification described under Section 3(a)(39) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.8 Excluded Information.

(a) ProFrac GDM acknowledges that THRC is an existing stockholder of the Company and that THRC may have access to and may possess nonpublic information regarding the Company not known to the other party (the “Excluded Information”). The Excluded Information may or may not be material, may or may not have been publicly disclosed by or on behalf of the Company or THRC, directly or indirectly, and may or may not be available to ProFrac GDM from sources other than the Company or THRC. Such Excluded Information may include information received (A) by THRC or its Representatives in their capacities as directors, stockholders or affiliates of the Company, (B) from the Company on a confidential basis, or (C) on a privileged basis from the attorneys, financial advisers or other Representatives of the Company. Although such Excluded Information may be indicative of a value of the Shares that is substantially different than the consideration paid for the Shares, ProFrac GDM is experienced, sophisticated and knowledgeable in trading securities of public and private companies and understands the disadvantages to which ProFrac GDM may be subject on account of the disparity of information as between THRC and ProFrac GDM, and ProFrac GDM has nonetheless deemed it appropriate to engage in the sale of the Shares hereunder. In respect of this Section 2.8, ProFrac GDM further represents, warrants and acknowledges that it: (a) is a sophisticated transferor with respect to the Shares, (b) has adequate information concerning the Shares, (c) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the sale of the Shares to THRC and with respect to THRC as the buyer of the Shares, and (d) has not relied upon THRC for any investigation into, assessment of, or evaluation with respect to the sale of the Shares to THRC or with respect to THRC as transferee and purchaser of the Shares.

(b) ProFrac GDM hereby:

(1) agrees that neither THRC nor its directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives shall have any liability to ProFrac GDM or its affiliates with respect to the existence, possession or non-disclosure of any Excluded Information, whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

(2) waives any right, claim or cause of action, at law or in equity, arising from or relating to, directly or indirectly, the existence, possession or non-disclosure of any Excluded Information, including without limitation pursuant to Sections 10(b) and 20A of the Exchange Act, or the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, and relinquishes all rights and remedies accorded by applicable law to a transferor of securities with respect to the Shares to the maximum extent permitted by law, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing; and

(3) with respect to the disposition and sale of the Shares, releases and discharges THRC and its directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives and all successors and assigns thereto (each a “THRC Released Party”) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, which ProFrac GDM and/or its affiliates, successors or assigns may have against any THRC Released Party, to the extent arising from or in connection with the existence, possession or non-disclosure of any Excluded Information whether asserted, unasserted, absolute, contingent, known or unknown.

(c) ProFrac GDM hereby represents to each THRC Released Party that (i) it has not assigned any claim or possible claim against THRC Released Parties, (ii) it fully intends to release all claims against THRC Released Parties as set forth above, and (iii) it has been advised by, and has consulted with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 2.8.

Article III

REPRESENTATIONS AND WARRANTIES OF THRC

THRC represents and warrants to ProFrac GDM as follows:

Section 3.1 Authorization of Agreement. THRC has the power and authority to enter into and perform its obligations under this Agreement, and all action necessary on the part of THRC to authorize the execution, delivery and performance of this Agreement and the consummation of the Transaction has been duly and validly taken. This Agreement has been duly and validly executed and delivered by THRC. Assuming this Agreement constitutes a valid and binding obligation of ProFrac GDM, this Agreement constitutes a valid and binding agreement of THRC, enforceable against THRC in accordance with its terms.

Section 3.2 Conflicts. The execution, delivery and performance of this Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of the organizational documents of THRC or any material agreements or instrument to which THRC is a party or by which it or its assets may be bound, or (ii) constitute a violation of any material applicable Law.

Section 3.3 Investment Experience. THRC is a sophisticated investor and has (a) by reason of its business and financial experience, the capacity to protect its own interests in connection with the exchange of the Shares hereunder, (b) such knowledge and experience in financial, tax and business matters to enable THRC to evaluate the merits and risks associated with the exchange of the Shares hereunder and to make an informed investment decision with respect thereto, (c) adequate information concerning the Shares, (d) conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Shares and the exchange of the Shares hereunder, and (e) not relied upon ProFrac GDM for any investigation into, assessment of, or evaluation with respect to the Shares and/or the exchange of the Shares hereunder. Without limiting the generality of the foregoing, THRC has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of its investment in the Shares and the Transaction. THRC is relying solely on such advisors and not on any statements or representations of ProFrac GDM or any of its agents regarding the tax consequences of the Transaction. THRC understands that it (and not ProFrac GDM) shall be responsible for THRC’s own tax liability that may arise as a result of its investment in the Shares and the Transaction.

Section 3.4 No General Solicitation, etc. THRC acknowledges that (a) neither ProFrac GDM nor any of its Representatives has either directly or indirectly, including through a broker or finder engaged in any general solicitation relating to the sale of the Shares; and (b) the terms of the Transaction were determined through private negotiations between THRC and ProFrac GDM and neither THRC nor ProFrac GDM is under any obligation or compulsion to enter into this Agreement.

Section 3.5 Opportunity to Seek Counsel. THRC has (a) had an opportunity to review and consider this Agreement before signing it, (b) consulted with its own attorney(s) and confidential advisors before signing this Agreement, and (c) read and understood all of the terms and provisions of this Agreement.

Section 3.6 No View to Distribution; Accredited Investor. THRC represents that it is accepting the Shares (a) as principal, for its own account for investment only and not as a broker or agent for another party and (b) not with a view or any present intention toward effecting a distribution or resale in violation of any applicable securities laws. THRC is an “accredited investor” as such term is defined in Regulation D of the Securities Act.

Section 3.7 Blue Sky Laws; Future Transfer. THRC acknowledges and agrees that the Shares have not been registered under the Securities Act or qualified under any state security laws (“Blue Sky Laws”) and may not be sold, pledged or otherwise transferred by THRC without compliance with the registration provisions of the Securities Act or an exemption therefrom. THRC acknowledges that the Shares are being transferred hereby under an exemption or exemptions from the registration and qualification requirements of the Securities Act and Blue Sky Laws which impose certain restrictions on THRC’s ability to transfer the Shares. THRC is aware of the provisions of Rule 144 promulgated under the Securities Act, including without limitation the applicable holding periods thereunder.

Section 3.8 Broker’s Fees. THRC has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transaction.

Section 3.9 Excluded Information.

(a) THRC acknowledges and agrees that ProFrac GDM is an existing stockholder of the Company and that ProFrac GDM may have access to and may possess Excluded Information. The Excluded Information may or may not be material, may or may not have been publicly disclosed by or on behalf of the Company or ProFrac GDM, directly or indirectly, and may or may not be available to THRC from sources other than the Company or ProFrac GDM. Such Excluded Information may include information received (A) by ProFrac GDM or its Representatives in their capacities as directors, officers, stockholders or affiliates of the Company, (B) from the Company on a confidential basis, or (C) on a privileged basis from the attorneys, financial advisers or other Representatives of the Company. Although such Excluded Information may be indicative of a value of the Shares that is substantially different than the consideration paid for the Shares, THRC is experienced, sophisticated and knowledgeable in trading securities of public and private companies and understands the disadvantages to which THRC may be subject on account of the disparity of information as between THRC and ProFrac GDM, and THRC has nonetheless deemed it appropriate to engage in the exchange of the Shares hereunder.

(b) THRC hereby:

(1) agrees that neither ProFrac GDM nor its directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives shall have any liability to THRC or its affiliates with respect to the existence, possession or non-disclosure of any Excluded Information, whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

(2) waives any right, claim or cause of action, at law or in equity, arising from or relating to, directly or indirectly, the existence, possession or non-disclosure of any Excluded Information, including without limitation pursuant to Sections 10(b) and 20A of the Exchange Act, or the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing; and

(3) with respect to the disposition and sale of the Shares, releases and discharges ProFrac GDM and its directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or Representatives and all successors and assigns thereto (each a “ProFrac GDM Released Party”) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, which THRC and/or its affiliates, successors or assigns may have against any ProFrac GDM Released Party, to the extent arising from or in connection with the existence, possession or non-disclosure of any Excluded Information whether asserted, unasserted, absolute, contingent, known or unknown.

THRC hereby represents to each ProFrac GDM Released Party that (i) it has not assigned any claim or possible claim against ProFrac GDM Released Parties, (ii) it fully intends to release all claims against ProFrac GDM Released Parties as set forth above, and (iii) it has been advised by, and has consulted with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 3.9.

Section 3.10 The Subject Loans. THRC is the beneficial owner of the Subject Loans. There is no agreement, arrangement or understanding with any other Person regarding the sale or transfer of the Subject Loans, and there exist no liens, claims, voting agreements, charges or encumbrances of any kind affecting the Subject Loans.

Article IV

MISCELLANEOUS

Section 4.1 Legends. THRC understands that the Company may place restrictive legends on any stock certificate(s) or electronic book-entry evidencing the Shares as required by applicable law, the Company’s governing documents or other policies.

Section 4.2 Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, including, but not limited to, any fees payable to an agent, broker, investment or commercial banker, person or firm acting on behalf of or under the authority of such party who is entitled to any broker’s or finder’s fee or any other commission or fee directly or indirectly in connection with the Transaction.

Section 4.3 Severability. If any provision of this Agreement shall be held invalid or unenforceable, each other provision hereof shall be given effect to the extent possible without such invalid or unenforceable provision and to that extent, the provisions of this Agreement shall be severable.

Section 4.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, postage prepaid, or sent by electronic mail, addressed to such address set forth on the signature page hereto. All such notices, requests, demands and other communications shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), or personally delivered, be effective four days after deposit in the mails or when personally delivered, respectively, addressed as aforesaid, unless otherwise provided herein and, when sent by electronic mail during normal business hours of the recipient be effective when delivered, and if not sent during normal business hours, then on the recipient’s next business day.

Section 4.5 Modifications, Consents and Waivers. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. Any party hereto may waive compliance, with respect to any obligations owed to such party, with any provision of this Agreement. Any waiver hereunder shall be effective only if made in a writing signed by the party to be charged therewith and only in the specific instance and for the purpose for which given. No failure or delay on the part of any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.

Section 4.6 Governing Law; Consent to Jurisdiction; Jury Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (including its statutes of limitations), without giving effect to the principles of conflicts of laws thereof. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purposes of any Action (whether based on contract, tort or otherwise) directly or indirectly arising out of or in connection with this Agreement or the Transaction. Each party agrees (a) to commence any such Action in such courts and (b) that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth on the signature page hereto shall be effective service of process with respect to any matters to which it has submitted to jurisdiction in this Section 4.6. Each party irrevocably and unconditionally waives (i) any objection to the laying of venue of any such Action in such courts, or that any such Action brought in any such court has been brought in an inconvenient forum, and (ii) all right to trial by jury in any such Action.

Section 4.7 No Other Representations; No Liability. Each party acknowledges that the representations and warranties of the other party expressly and specifically set forth herein constitute such other party’s sole and exclusive representations and warranties in connection with the Transaction, and further agrees that all other representations and warranties of any kind or nature express or implied are specifically disclaimed. Except for each Party’s rights to enforce the terms of this Agreement and any claims arising from breach of this Agreement, fraud or willful misconduct, each party hereby irrevocably waives and releases, to the fullest extent permitted by law, any and all Actions it has or may have against any other party, or any of its Representatives directly or indirectly based upon, relating to, or arising out of the Transaction, including any Action, whether under applicable securities Law or otherwise, directly or indirectly based upon, relating to, or arising out of the knowledge, possession, use or non-disclosure of any Excluded Information by such other party or any of its Representatives.

Section 4.8 Execution in Counterparts; E-signatures. This Agreement may be executed by the parties individually or in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. A facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

Section 4.9 Headings. Article and section headings used in this Agreement are for convenience only and shall not affect the interpretation or construction of any provision of this Agreement.

Section 4.10 Entire Agreement. This Agreement and the Exhibits hereto contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

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Execution Version

IN WITNESS WHEREOF, the parties have caused this Stock Transfer Agreement to be executed as of the date first above written.

THRC Holdings, LP

By: THRC Management, LLC,

its General Partner

By: /s/ Dan H. Wilks 9/11/2026

Name: Dan H. Wilks

Title: Manager and Member

Address: 17018 Interstate 20

Cisco, Texas 76437

[Signature Page to Stock Transfer Agreement]

IN WITNESS WHEREOF, the parties have caused this Stock Transfer Agreement to be executed as of the date first above written.

PROFRAC GDM, LLC

By: /s/ Austin Harbour__________________

Name: Austin Harbour

Title: Chief Financial Officer

Address: 333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

Attention: Matt Wilks

Email: matt.wilks@profrac.com

[Signature Page to Stock Transfer Agreement]